                                                                   EXHIBIT 10.44

================================================================================

                                CREDIT AGREEMENT

                            Dated as of July 31, 2002

                                      among

                         HERBALIFE INTERNATIONAL, INC.,
                                  as Borrower,

                       WH HOLDINGS (CAYMAN ISLANDS) LTD.,
                         WH INTERMEDIATE HOLDINGS LTD.,
                        WH LUXEMBOURG HOLDINGS S.a.R.L.,
                  WH LUXEMBOURG INTERMEDIATE HOLDINGS S.a.R.L.,
                         WH LUXEMBOURG CM S.a.R.L., and
                     THE SUBSIDIARY GUARANTORS PARTY HERETO,
                                  as Guarantors

                            THE LENDERS PARTY HERETO,

                             RABOBANK INTERNATIONAL,
                             as Documentation Agent,

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                              as Syndication Agent,

                                UBS WARBURG LLC,
                                  as Arranger,

                                       and

                            UBS AG, STAMFORD BRANCH,
                  as Administrative Agent and Collateral Agent

================================================================================

                                TABLE OF CONTENTS

                                                                                    Page
ARTICLE I   Definitions...............................................................2
    SECTION 1.01.     Defined Terms...................................................2
    SECTION 1.02.     Classification of Loans and Borrowings.........................31
    SECTION 1.03.     Terms Generally................................................31
    SECTION 1.04.     Accounting Terms; GAAP.........................................31

ARTICLE II   The Credits.............................................................32
    SECTION 2.01.     Commitments....................................................32
    SECTION 2.02.     Loans..........................................................32
    SECTION 2.03.     Borrowing Procedure............................................34
    SECTION 2.04.     Evidence of Debt; Repayment of Loans...........................35
    SECTION 2.05.     Fees...........................................................35
    SECTION 2.06.     Interest on Loans..............................................36
    SECTION 2.07.     Termination and Reduction of Commitments.......................37
    SECTION 2.08.     Interest Elections.............................................38
    SECTION 2.09.     Amortization of Term Borrowings................................39
    SECTION 2.10.     Optional and Mandatory Prepayments of Loans....................40
    SECTION 2.11.     Alternate Rate of Interest.....................................43
    SECTION 2.12.     Increased Costs................................................44
    SECTION 2.13.     Breakage Payments..............................................45
    SECTION 2.14.     Payments Generally; Pro Rata Treatment; Sharing of Set-offs....46
    SECTION 2.15.     Taxes..........................................................47
    SECTION 2.16.     Mitigation Obligations; Replacement of Lenders.................49
    SECTION 2.17.     Letters of Credit..............................................50

ARTICLE III   Representations and Warranties.........................................54
    SECTION 3.01.     Organization; Powers...........................................54
    SECTION 3.02.     Authorization; Enforceability..................................54
    SECTION 3.03.     Governmental Approvals; No Conflicts...........................55
    SECTION 3.04.     Financial Statements...........................................55
    SECTION 3.05.     Properties.....................................................55
    SECTION 3.06.     Equity Interests and Subsidiaries; Consent.....................56
    SECTION 3.07.     Litigation; Compliance with Laws...............................57
    SECTION 3.08.     Agreements.....................................................57
    SECTION 3.09.     Federal Reserve Regulations....................................58
    SECTION 3.10.     Investment Company Act; Public Utility Holding Company Act.....58
    SECTION 3.11.     Use of Proceeds................................................58
    SECTION 3.12.     Taxes..........................................................58
    SECTION 3.13.     No Material Misstatements......................................58
    SECTION 3.14.     Labor Matters..................................................59
    SECTION 3.15.     Solvency.......................................................59
    SECTION 3.16.     Employee Benefit Plans.........................................59
    SECTION 3.17.     Environmental Matters..........................................60
    SECTION 3.18.     Insurance......................................................61
    SECTION 3.19.     Security Documents.............................................61
    SECTION 3.20.     Material Adverse Changes.......................................62

ARTICLE IV   Conditions of Lending...................................................62
    SECTION 4.01.     All Credit Extensions..........................................62
    SECTION 4.02.     Initial Credit Extension.......................................63

ARTICLE V   Affirmative Covenants....................................................70
    SECTION 5.01.     Financial Statements, Reports, Etc.............................70
    SECTION 5.02.     Litigation and Other Notices...................................73
    SECTION 5.03.     Existence; Businesses and Properties...........................73
    SECTION 5.04.     Insurance......................................................74
    SECTION 5.05.     Taxes..........................................................74
    SECTION 5.06.     Employee Benefits..............................................75
    SECTION 5.07.     Maintaining Records; Access to Properties and Inspections......75
    SECTION 5.08.     Use of Proceeds................................................75
    SECTION 5.09.     Compliance with Environmental Laws; Environmental Reports......76
    SECTION 5.10.     Interest Rate Protection.......................................76
    SECTION 5.11.     Additional Collateral; Additional Guarantors...................76
    SECTION 5.12.     Security Interests; Further Assurances.........................79
    SECTION 5.13.     Post-Closing Matters...........................................80

ARTICLE VI   Negative Covenants......................................................80
    SECTION 6.01.     Indebtedness...................................................80
    SECTION 6.02.     Liens..........................................................82
    SECTION 6.03.     Investments, Loans and Advances................................84
    SECTION 6.04.     Mergers, Consolidations, Sales and Purchases of Assets.........86
    SECTION 6.05.     Dividends......................................................88
    SECTION 6.06.     Transactions with Affiliates...................................89
    SECTION 6.07.     Financial Covenants............................................90
    SECTION 6.08.     Limitation on Modifications of Indebtedness;
                      Modifications of Certificate of Incorporation, Other
                      Constitutive Documents or Bylaws and Certain Other
                      Agreements, Etc................................................91
    SECTION 6.09.     Limitation on Certain Restrictions on Subsidiaries.............92
    SECTION 6.10.     Limitation on Issuance of Capital Stock........................92
    SECTION 6.11.     Limitation on Creation of Subsidiaries.........................92
    SECTION 6.12.     Sale and Leaseback Transactions................................93
    SECTION 6.13.     Business.......................................................93
    SECTION 6.14.     Limitation on Accounting Changes...............................94
    SECTION 6.15.     Fiscal Year....................................................94

ARTICLE VII   Guarantee..............................................................94
    SECTION 7.01.     The Guarantee..................................................94
    SECTION 7.02.     Obligations Unconditional......................................94
    SECTION 7.03.     Reinstatement..................................................96
    SECTION 7.04.     Subrogation; Subordination.....................................96
    SECTION 7.05.     Remedies.......................................................97
    SECTION 7.06.     Instrument for the Payment of Money............................97
    SECTION 7.07.     General Limitation on Guarantee Obligations....................97
    SECTION 7.08.     Continuing Guarantee...........................................97
    SECTION 7.09.     Release of Guarantors..........................................97

ARTICLE VIII   Events of Default.....................................................98

ARTICLE IX   Collateral Account; Application of Collateral Proceeds.................101
    SECTION 9.01.     Collateral Account............................................101
    SECTION 9.02.     Proceeds of Casualty Events and Collateral Dispositions.......102
    SECTION 9.03.     Application of Proceeds.......................................102

ARTICLE X   The Administrative Agent and the Collateral Agent.......................103

ARTICLE XI   Miscellaneous..........................................................105
    SECTION 11.01.    Notices.......................................................105
    SECTION 11.02.    Waivers; Amendment............................................107
    SECTION 11.03.    Expenses; Indemnity...........................................109
    SECTION 11.04.    Successors and Assigns........................................110
    SECTION 11.05.    Survival of Agreement.........................................112
    SECTION 11.06.    Counterparts; Integration; Effectiveness......................112
    SECTION 11.07.    Severability..................................................113
    SECTION 11.08.    Right of Set-off..............................................113
    SECTION 11.09.    Governing Law; Jurisdiction; Consent to Service of Process....113
    SECTION 11.10.    WAIVER OF JURY TRIAL..........................................114
    SECTION 11.11.    Headings......................................................114
    SECTION 11.12.    Confidentiality...............................................114
    SECTION 11.13.    Interest Rate Limitation......................................115
    SECTION 11.14.    Obligations Conditional on Making of Initial Loans............115


ANNEXES
-------
Annex I               Amortization Table
Annex II              Lenders' Notice Information and Commitments
Annex III             Consolidated EBITDA
Annex IV              Limitations on Guarantees and Indemnities Under
                      Applicable Foreign Laws

SCHEDULES

Schedule 1.01(a)      Deposit Accounts
Schedule 1.01(b)      Immaterial Subsidiaries
Schedule 1.01(c)      Mortgaged Real Property
Schedule 1.01(d)      Refinancing Indebtedness to be Repaid
Schedule 1.01(e)      Subsidiary Guarantors
Schedule 3.03         Governmental Approvals; Compliance with Laws
Schedule 3.05(b)      Real Properties
Schedule 3.06(a)      Subsidiaries; Non-Guarantor Subsidiaries
Schedule 3.07         Litigation
Schedule 3.08         Material Agreements
Schedule 3.18         Insurance
Schedule 4.02(g)      Local Counsel
Schedule 4.02(n)      Leased Properties
Schedule 5.11(b)      Section 5.11(b) Listed Subsidiaries
Schedule 5.13         Post-Closing Matters
Schedule 6.01         Existing Indebtedness
Schedule 6.02         Existing Liens
Schedule 6.03         Existing Investments

EXHIBITS
--------
Exhibit A             Form of Administrative Questionnaire
Exhibit B             Form of Assignment and Acceptance
Exhibit C             Form of Borrowing Request
Exhibit D             Form of Interest Election Request
Exhibit E-1           Form of Agreement and Estoppel Certificate
Exhibit E-2           Form of Landlord Lien Waiver and Access Agreement
Exhibit F             Form of U.S. Security Agreement
Exhibit G             Form of Intercompany Note
Exhibit H             Form of Joinder Agreement
Exhibit I-1           Form of Perfection Certificate
Exhibit I-2           Form of Perfection Certificate Supplement
Exhibit J-1           Form of Revolving Note
Exhibit J-2           Form of Term Note
Exhibit K             Form of Financial Officer's Compliance Certificate
Exhibit L             Form of Monitoring Fee Agreement
Exhibit M             Form of Letter of Credit Request

                                CREDIT AGREEMENT

        This CREDIT AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this "AGREEMENT"), dated as of July 31, 2002, is among HERBALIFE INTERNATIONAL, INC., a Nevada corporation ("BORROWER"); WH HOLDINGS (CAYMAN ISLANDS) LTD., a Cayman Islands corporation ("HOLDINGS"); WH INTERMEDIATE HOLDINGS LTD., a Cayman Islands corporation and a direct, wholly-owned subsidiary of Holdings ("PARENT"); WH LUXEMBOURG HOLDINGS S.a.R.L., a Luxembourg corporation and a direct, wholly-owned subsidiary of Parent ("LUXEMBOURG HOLDINGS"); WH LUXEMBOURG INTERMEDIATE HOLDINGS S.a.R.L. ("LUXEMBOURG INTERMEDIATE HOLDINGS") and WH LUXEMBOURG CM S.a.R.L. ("LUXEMBOURG CM," and together with Luxembourg Holdings and Luxembourg Intermediate Holdings, the "LUXCOS"), each a Luxembourg corporation and a direct, wholly-owned subsidiary of Luxembourg Holdings; EACH OF THE SUBSIDIARY GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO OR FROM TIME TO TIME BECOMING A PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (together with Holdings, Parent, the LuxCos and each other Subsidiary Guarantor from time to time executing a Guarantee (defined herein) as required hereunder, the "GUARANTORS"); THE LENDERS PARTY HERETO; UBS WARBURG LLC, as lead arranger (in such capacity, the "ARRANGER"); RABOBANK INTERNATIONAL, as Documentation Agent (in such capacity, the "DOCUMENTATION AGENT"); GENERAL ELECTRIC CAPITAL CORPORATION, as Syndication Agent (in such capacity, the "SYNDICATION AGENT"); and UBS AG, STAMFORD BRANCH, as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"), collateral agent for the Secured Parties (defined herein) (in such capacity, the "COLLATERAL AGENT"), and Issuing Bank.

                                   WITNESSETH:

        WHEREAS, Holdings, Parent, the LuxCos and WH Acquisition Corp., a Nevada corporation and an indirect, wholly-owned subsidiary of Holdings ("WH ACQUISITION"), have been formed by Whitney & Co., LLC and Golden Gate Private Equity, Inc. for the purpose of acquiring all of the outstanding shares of capital stock of Borrower (the "ACQUISITION");

        WHEREAS, for the purpose of effectuating the Acquisition, Borrower, Holdings and WH Acquisition have entered into that certain Agreement and Plan of Merger, dated as of April 10, 2002 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof and thereof, the "MERGER AGREEMENT"), whereby on the Closing Date WH Acquisition will be merged with and into Borrower (the "MERGER"), with Borrower surviving the Merger;

        WHEREAS, to provide part of the funding necessary for the Acquisition and to provide for other general corporate purposes, Borrower has requested the Lenders to extend certain credit facilities in the form of (a) Term Loans on the Closing Date, in an aggregate principal amount not in excess of $180.0 million and (b) Revolving Loans at any time and from time to time after the Closing Date and prior to the Revolving Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $25.0 million;

        WHEREAS, Borrower has further requested the Issuing Bank to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of $10.0 million, to support payment obligations incurred in the ordinary course of business by Borrower and its Subsidiaries;

        WHEREAS, the proceeds of the Loans are to be used in accordance with
Section 3.11; and

        WHEREAS, Holdings, Parent, the LuxCos, and the Subsidiary Guarantors have agreed to guarantee Borrower's Obligations hereunder and under the other applicable Loan Documents, as a condition precedent to the Lenders extending Loans and the Issuing Bank issuing Letters of Credit to Borrower;

        NOW, THEREFORE, the Lenders are willing to extend such credit to Borrower and the Issuing Bank is willing to issue letters of credit for the account of Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

        "ABR," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

        "ABR BORROWING" means a Borrowing comprised of ABR Loans.

        "ABR LOAN" means any ABR Term Loan or ABR Revolving Loan.

        "ABR REVOLVING LOAN" means any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

        "ABR TERM BORROWING" means a Borrowing comprised of ABR Term Loans.

        "ABR TERM LOAN" means any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

        "ACQUISITION" has the meaning assigned to such term in the recitals hereto.

        "ADJUSTED LIBOR RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, (a) an interest rate per annum (rounded upward, if necessary, to the next 1/100 of 1%) determined by the Administrative Agent to be equal to the LIBOR Rate for such Eurodollar Borrowing in effect for such Interest Period divided by (b) 1 minus the Statutory Reserves (if any) for such Eurodollar Borrowing for such Interest Period.

        "ADMINISTRATIVE AGENT" has the meaning assigned to such term in the preamble hereto.

        "ADMINISTRATIVE AGENT FEES" has the meaning assigned to such term in
Section 2.05(b).

        "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

        "AFFILIATE" means, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.06, the term "AFFILIATE" shall also include any person that directly or indirectly owns more than 10% of any class of Equity Interests of the person specified or that is an officer or director of the person specified.

        "AGENTS" means the Syndication Agent, the Administrative Agent and the Collateral Agent.

        "AGREEMENT" has the meaning assigned to such term in the preamble hereto.

        "AGREEMENT AND ESTOPPEL CERTIFICATE" means any Agreement and Estoppel Certificate between a Loan Party, as tenant, and the applicable holder of the fee interest, as landlord, substantially in the form of Exhibit E-1.

        "ALTERNATE BASE RATE" means, for any day, a rate per annum (rounded upward, if necessary, to the next 1/100 of 1%) equal to the greater of (a) the Base Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Base Rate or the Federal Funds Effective Rate, respectively.

        "ANNUALIZED BASIS" means, with respect to the determination of any amount for any period (for purposes of this definition, the "SUBJECT PERIOD"), the product obtained by multiplying (i) the amount accrued during the period commencing with (and including) the Closing Date and ending on the last day of the Subject Period and (ii) the quotient obtained by dividing (x) 365 by (y) the number of days from (and including) the Closing Date to (and including) the last day of the Subject Period.

        "APPLICABLE COMMITMENT FEE PERCENTAGE" means, for any day, an amount per annum equal to 0.50%.

        "APPLICABLE MARGIN" means, for any day, (a) (i) with respect to any Eurodollar Term Loan, an amount per annum equal to 4.00%, and (ii) with respect to any ABR Term Loan, an amount per annum equal 3.00%, and (b) with respect to any Revolving Loan, the applicable amount per annum set forth below:

        -------------------------------------------------
                                APPLICABLE PERCENTAGE
          LEVERAGE RATI           (REVOLVING LOANS)
        -------------------------------------------------
                              Eurodollar        ABR
        -------------------------------------------------
              Level I            3.75%         2.75%
             >2.25:1.0
        -------------------------------------------------
             Level II            3.50%         2.50%
             <2.25:1.0
        -------------------------------------------------

Each change in the Applicable Margin with respect to Revolving Loans resulting from a change in the Leverage Ratio shall be effective with respect to all Revolving Loans and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.01(a) or (b) and Section 5.01(c), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, (a) from the Closing Date to the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.01(a) or (b) and Section 5.01(c) for the first full fiscal period ended after the Closing Date, the Leverage Ratio shall be deemed to be at Level I for purposes of determining the Applicable Margin with respect to Revolving Loans and (b) at any time during which Borrower has failed to deliver the financial statements and certificates required by Section 5.01(a) or (b) and Section 5.01(c), the Leverage Ratio shall be deemed to be at Level I for purposes of determining the Applicable Margin with respect to Revolving Loans.

        "APPLICABLE TAX RATE" means, in respect of any particular Tax Determination Year, a percentage equal to the highest marginal United States federal income tax rate applicable to an individual in respect of such Tax Determination Year as determined by the Tax Amounts CPA.

        "ARRANGER" has the meaning assigned to such term in the preamble hereto.

        "ASSET SALE" means (a) any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including any sale and leaseback transaction) of any property (including stock of any of Parent's Subsidiaries by the holder thereof) by Parent or any of its Subsidiaries to any person other than a Loan Party (other than sales and other dispositions of inventory in the ordinary course of business) and (b) any issuance or sale by any Subsidiary of Parent of its Equity Interests to any person other than a Loan Party.

        "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and its assignee, and accepted by the Administrative Agent, in the form of Exhibit B, or such other form as shall be approved by the Administrative Agent.

        "ATTRIBUTABLE INDEBTEDNESS" means, when used with respect to any sale and leaseback transaction, as at the time of determination, the present value (discounted at a rate equivalent to Borrower's then-current weighted-average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such sale and leaseback transaction.

        "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

        "BASE RATE" means, for any day, a rate per annum that is equal to the corporate base rate of interest established by the Administrative Agent from time to time; each change in the Base Rate shall be effective on the date such change is publicly announced as being effective. The corporate base rate is not necessarily the lowest rate charged by the Administrative Agent to its customers.

        "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

        "BORROWER" has the meaning assigned to such term in the preamble hereto.

        "BORROWING" means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

        "BORROWING REQUEST" means a request by Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

        "BUSINESS DAY" means any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" does not include any day on which banks are not open for dealings in dollar deposits in the London interbank market.

        "CAPITAL EXPENDITURES" means, with respect to any person, for any period, the aggregate of all expenditures of such person and its Consolidated Subsidiaries for the acquisition of fixed or capital assets which should be capitalized under GAAP on a consolidated balance sheet of such person and its Consolidated Subsidiaries. Notwithstanding the foregoing, Capital Expenditures shall not include (i) expenditures with Net Cash Proceeds from Asset Sales (other than through leases) in accordance with this Agreement, to the extent such expenditures do not exceed the book value of such assets, and (ii) expenditures of Net Cash Proceeds from a Casualty Event in accordance with this Agreement.

        "CAPITAL LEASE OBLIGATIONS" of any person means the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

        "CASH EQUIVALENT" means, as to any person: (a) securities issued or directly, unconditionally and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that, the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person; (b) time deposits and certificates of deposit of any Lender or any commercial bank having, or that is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500 million with maturities of not more than one year from the date of acquisition by such person; (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above; (d) commercial paper issued by any person incorporated in the United States rated at least A-2 or the equivalent thereof by Standard & Poor's Rating Service or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc., and in each case maturing not more than one year after the date of acquisition by such person; (e) investments in money market or mutual funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above; (f) demand deposit accounts (including the deposit accounts identified on Schedule 1.01(a)) maintained in the ordinary course of business;
(g) investments in tax-exempt obligations of any state of the United States of America, or any municipality of any such state, in each case rated "AA" or better by Standard & Poor's Rating Service, "Aa2" or better by Moody's Investors Service, Inc. or an equivalent rating by any other credit rating agency of recognized national standing, provided that, such obligations mature within six months from the date of acquisition thereof; and (h) investments in mutual funds or variable rate notes that invest in tax exempt obligations of the types described in clause (g) above.

        "CASUALTY EVENT" means, with respect to any property (including Real Property) of any person, any loss of title with respect to such property or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, such property for which such person or any of its subsidiaries receives insurance proceeds or proceeds of a condemnation award or other compensation. "CASUALTY EVENT" includes any taking of all or any part of any Real Property of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof by any Governmental Authority, civil or military.

        "CERCLA" has the meaning assigned thereto in the definition of "Environmental Law."

        A "CHANGE IN CONTROL" is deemed to have occurred if: (a) Holdings at any time ceases to own 100% of the capital stock of Parent; (b) Parent at any time ceases to own 100% of the capital stock of Luxembourg Holdings; (c) Luxembourg Holdings at any time ceases to own 100% of the capital stock of each of Luxembourg CM and Luxembourg Intermediate Holdings; (d) for a period of one month following the Closing Date, Parent and Luxembourg Holdings cease to own, directly or indirectly, 100% of the capital stock of Borrower; (e) at any time after one month following the Closing Date Luxembourg Intermediate Holdings at any time ceases to own 100% of the capital stock of Borrower; (f) prior to an IPO, the Permitted Holders cease to own, or to have the power to vote or direct the voting of, Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock; (g) following an IPO, either (i) the Permitted Holders cease to own, or to have the power to vote or direct the voting of, Voting Stock representing at least 35% of the voting power of the total outstanding Voting Stock or (ii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause
(ii) such person or group is deemed to have "beneficial ownership" of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than 30% of the voting power of the total outstanding Voting Stock; or (h) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of Holdings was approved by a vote of at least 662/3% of the directors of Holdings then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Holdings.

        "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or Issuing Bank (or for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender's or Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

        "CHARGES" has the meaning assigned to such term in Section 11.13.

        "CLASS," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans, and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Term Loan Commitment.

        "CLOSING DATE" means the date of the initial Credit Extension.

        "COLLATERAL" means all of the Security Agreement Collateral, any Mortgaged Real Property and all other property of whatever kind and nature pledged as collateral under any Security Document.

        "COLLATERAL ACCOUNT" has the meaning assigned to such term in the U.S. Security Agreement.

        "COLLATERAL AGENT" has the meaning assigned to such term in the preamble hereto.

        "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the account of Borrower for the benefit of Borrower or any of its Subsidiaries, for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Borrower or any of its Subsidiaries in the ordinary course of business of Borrower or such Subsidiaries.

        "COMMITMENT" means, with respect to any Lender, such Lender's Revolving Commitment or Term Loan Commitment.

        "COMMITMENT FEE" has the meaning assigned to such term in Section
2.05(a).

        "COMMITMENT LETTER" means the Commitment Letter, dated April 10, 2002, among Whitney & Co., LLC, Golden Gate Private Equity, Inc., UBS AG, Stamford Branch, and UBS Warburg LLC, as amended.

        "COMPANIES" means Holdings and its Subsidiaries; and "COMPANY" means any one of them.

        "COMPANY LEASE" has the meaning assigned to such term in Section
3.05(b).

        "CONSOLIDATED COMPANIES" means Parent and its Consolidated Subsidiaries.

        "CONSOLIDATED CURRENT ASSETS" means, with respect to any person as at any date of determination, the total assets of such person and its Consolidated Subsidiaries that may properly be classified as current assets on a consolidated balance sheet of such person and its Consolidated Subsidiaries in accordance with GAAP.

        "CONSOLIDATED CURRENT LIABILITIES" means, with respect to any person as at any date of determination, the total liabilities of such person and its Consolidated Subsidiaries that may properly be classified as current liabilities (other than the current portion of any Loans or Capital Lease Obligations) on a consolidated balance sheet of such person and its Consolidated Subsidiaries in accordance with GAAP.

        "CONSOLIDATED EBITDA" means, with respect to any person for any period, Consolidated Net Income for such period, adjusted, in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income (and with respect to the portion of Consolidated Net Income attributable to any Subsidiary of Parent only to the extent a corresponding amount would be permitted at the date of determination to be distributed to Borrower by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders), by (x) adding thereto (i) the amount of Consolidated Interest Expense, (ii) provision for taxes based on income, (iii) any Tax Amounts Payment made during such period, (iv) amortization (including amortization of deferred fees and the accretion of the discount related to the Senior Subordinated Notes), (v) depreciation, (vi) all other noncash items subtracted in determining Consolidated Net Income (including any noncash compensation charge arising from any grant of stock, stock options or other equity-based awards of such person or any of its Subsidiaries and noncash losses or charges related to impairment of goodwill and other intangible assets and excluding any noncash charge that results in an accrual of a reserve for cash charges in any future period) for such period, (vii) nonrecurring expenses and charges of WH Acquisition and Borrower related to the Merger and the other Transactions, including the issuance of the Senior Subordinated Notes and the Holdings Senior Discount Notes, and related expenses and charges, and (viii) for any applicable determination period or portion thereof ending on or prior to September 30, 2003, the one-time charges for the applicable periods set forth on Annex III attached hereto; and (y) subtracting therefrom (i) dividends paid to such person pursuant to Section 6.05(c) and (ii) the aggregate amount of all noncash items, determined on a consolidated basis, to the extent such items were added in determining Consolidated Net Income for such period.

        "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, as of the close of any fiscal quarter of Parent, the ratio computed for the period consisting of such fiscal quarter and each of the three immediately preceding fiscal quarters of:
(a) Consolidated EBITDA (for all such fiscal quarters) to (b) Consolidated Fixed Charges (for all such fiscal quarters); provided that, in the event the applicable four-fiscal-quarter period would include any period of time prior to the Closing Date, the amounts referred to in clause (a) of the definition of "Consolidated Fixed Charges" shall be determined, for the purposes of calculation of Consolidated Fixed Charge Coverage Ratio, on an Annualized Basis.

        "CONSOLIDATED FIXED CHARGES" means, with respect to any person for any period, the sum, without duplication, of (a) Consolidated Interest Expense for such period, (b) the amount of all Capital Expenditures made in cash by such person and its Subsidiaries during such period, and (c) the scheduled principal amount of all amortization payments on all Indebtedness (including the principal component of all Capital Lease Obligations, to the extent not covered by clause
(b) above) of such person and its Subsidiaries for such period (as determined on the first day of the respective period).

        "CONSOLIDATED INDEBTEDNESS" means, with respect to any person as at any date of determination, the aggregate amount of all Indebtedness (but including in any event the then outstanding principal amount of all Loans, all Capital Lease Obligations and all LC Exposure) of such person and its Consolidated Subsidiaries on a consolidated basis as determined in accordance with GAAP.

        "CONSOLIDATED INTEREST COVERAGE RATIO" means, as of the last day of any fiscal quarter of Parent, the ratio computed for the period consisting of such fiscal quarter and each of the three immediately preceding fiscal quarters of:
(a) Consolidated EBITDA (for all such fiscal quarters) to (b) Consolidated Interest Expense (for all such fiscal quarters), provided that, in the event the applicable four-fiscal-quarter period would include any period of time prior to the Closing Date,

Consolidated Interest Expense for the purposes of this clause (b) shall be determined on an Annualized Basis.

        "CONSOLIDATED INTEREST EXPENSE" means, with respect to any person for any period, the total consolidated cash interest expense of such person and its Consolidated Subsidiaries for such period (calculated without regard to any limitations on the payment thereof and including commitment fees, letter-of-credit fees and net amounts payable under Interest Rate Protection Agreements) determined in accordance with GAAP plus, without duplication, (a) the portion of Capital Lease Obligations of such person and its Consolidated Subsidiaries representing the interest factor for such period, (b) imputed interest on Attributable Indebtedness, (c) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than Borrower or a Wholly Owned Subsidiary of Borrower) in connection with Indebtedness incurred by such plan or trust, (d) all interest payable with respect to discontinued operations, and (e) imputed interest on Synthetic Lease Obligations.

        "CONSOLIDATED NET INCOME" means, with respect to any person for any period, the consolidated net after tax income of such person and its Consolidated Subsidiaries determined in accordance with GAAP (provided that, in the event that the applicable four-fiscal-quarter period would include any period prior to the Closing Date, Consolidated Net Income would include the net after tax income of Borrower and its Subsidiaries prior to the Closing Date from the first day of the applicable four-fiscal quarter period), reduced by the amount of any Tax Amounts Payment made during such period, but excluding in any event (a) net earnings or loss of any other person (other than a Subsidiary of Holdings) in which such person or any of its Consolidated Subsidiaries has an ownership interest, except (in the case of any such net earnings) to the extent such net earnings shall have actually been received by such person or any of its Consolidated Subsidiaries (subject to the limitation in clause (b) below) in the form of cash distributions, (b) any portion of the net earnings of any of such person's Consolidated Subsidiaries that is unavailable for payment of dividends to such person or any other of its Consolidated Subsidiaries by reason of the provisions of any agreement or applicable law or regulation, except (in the case of any such portion of net earnings) to the extent such net earnings are receivable by such person or any of its Consolidated Subsidiaries in some other manner, and (c) the income (or loss) of any other person accrued prior to the date it becomes a Subsidiary of such person or any of its Consolidated Subsidiaries or is merged into or consolidated with such person or any of its Consolidated Subsidiaries or that other person's assets are acquired by such person or its Consolidated Subsidiaries (other than pursuant to the Merger).

        "CONSOLIDATED SUBSIDIARIES" means, as to any person, all subsidiaries of such person that are consolidated with such person for financial reporting purposes in accordance with GAAP.

        "CONTESTED COLLATERAL LIEN CONDITIONS" means, with respect to any Permitted Lien of the type described in Sections 6.02(a), (b) and (d), the following conditions:

                (a) any proceeding instituted contesting such Lien shall conclusively operate to stay the sale or forfeiture of any portion of the Collateral on account of such Lien;

                (b) at the option and upon request of the Collateral Agent, the appropriate Loan Party shall maintain cash reserves in an amount sufficient to pay and discharge such Lien and the Arranger's reasonable estimate of all interest and penalties related thereto; and

                (c) such Lien shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by the Security Documents, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien is or must be superior to the Lien and security interest created and evidenced by the Security Documents.

        "CONTINGENT OBLIGATION" means, as to any person, any obligation of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("PRIMARY OBLIGATIONS") of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "CONTINGENT OBLIGATION" shall not include (w) endorsements of instruments for deposit or collection in the ordinary course of business, (x) any product warranties issued on products by Parent or any of its Subsidiaries in the ordinary course of business, (y) any obligation to buy back products in the ordinary course of business made pursuant to the buyback policy of Parent and its Subsidiaries or pursuant to applicable Requirements of Law, and (z) any operating lease guarantees (other than in respect of Synthetic Lease Obligations) executed by Parent, the LuxCos or Borrower in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

        "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

        "CONTROL AGREEMENT" has the meaning assigned to such term in the U.S. Security Agreement.

        "CREDIT EXTENSION" has the meaning assigned to such term in Section
4.01.

        "DEBT ISSUANCE" means the incurrence by Holdings or any of its Subsidiaries of any Indebtedness after the Closing Date (other than as permitted by Section 6.01).

        "DEFAULT" means any event or condition that is, or upon notice or lapse of time would constitute, an Event of Default.

        "DISQUALIFIED CAPITAL STOCK" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Term Loan Maturity Date; (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities, or (ii) any Equity Interests referred to in clause (a) above, in each case at any time prior to the first anniversary of the Term Loan Maturity Date; or (c) contains any repurchase obligation that may come into effect prior to payment in full of all amounts hereunder.

        "DIVIDEND" with respect to any person means that such person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than common stock of such person) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any shares of any class of its capital stock outstanding on or after the Closing Date (or any options or warrants issued by such person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such person outstanding on or after the Closing Date (or any options or warrants issued by such person with respect to its capital stock). Without limiting the foregoing, "DIVIDEND" with respect to any person also includes all payments made or required to be made by such person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

        "DOCUMENTATION AGENT" has the meaning assigned to such term in the preamble hereto.

        "DOLLARS" or "$"means the lawful money of the United States of America.

        "DOMESTICATED FOREIGN SUBSIDIARY" means a Foreign Subsidiary which has become domesticated into the United States.

        "ENGAGEMENT LETTER" means the Engagement Letter, dated April 10, 2002, among Whitney & Co., LLC, Golden Gate Private Equity, Inc. and UBS Warburg LLC.

        "ENVIRONMENT" means ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

        "ENVIRONMENTAL CLAIM" means any written accusation, allegation, notice of violation, investigation or potential liability claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Response action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties, restrictions or modification of operations or equipment, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases of Hazardous Material); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

        "ENVIRONMENTAL LAW" means any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, or the common law relating in any way to the protection or preservation of the environment (including preservation or reclamation of natural resources), the management, Release or threatened Release of any Hazardous Material or to public or occupational health and safety matters, including The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Sections 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Sections 1251 et seq., the Clean Air Act of 1970, as amended, 42 U.S.C. Sections 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Sections 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Sections 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 5101 et seq., and any similar or implementing state, local or foreign law, and all amendments to or regulations promulgated under, any of the foregoing.

        "ENVIRONMENTAL PERMIT" means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

        "EQUITY FINANCING" means the initial cash equity investment in Holdings by the Permitted Holders and certain co-investors acceptable to the Administrative Agent on or prior to the Closing Date, in an amount not less than $176.0 million, and the concurrent or subsequent cash equity investment in Holdings by certain distributors and management on or after the Closing Date, in each case on terms and conditions reasonably satisfactory to the Administrative Agent.

        "EQUITY FINANCING DOCUMENTS" means all documents executed and delivered with respect to the Equity Financing.

        "EQUITY INTEREST" means, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest (other than an interest constituting Indebtedness) or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on or issued after the date hereof.

        "EQUITY ISSUANCE" means, without duplication, any issuance or sale by Holdings or any of its Subsidiaries (other than by Borrower to Luxembourg Intermediate Holdings, by Luxembourg Intermediate Holdings or Luxembourg CM to Luxembourg Holdings, by Luxembourg Holdings to Parent, or by Parent to Holdings) after the Closing Date of (a) any Equity Interests (including any Equity Interests issued upon exercise of any warrant or option) or any warrants or options to purchase Equity Interests, or (b) any other security or instrument representing an Equity Interest (or the right to obtain any Equity Interest) in the issuing or selling person; provided, however, that an Equity Issuance shall not include any such sale or issuance by Holdings of (i) not more than an aggregate amount of 15.5% of the shares of its Equity Interests or any warrants or options to purchase its Equity Interests (including such Equity Interests issued upon exercise of any warrant or option but excluding any Disqualified Capital Stock), in each case to directors, officers or employees of any Company, (ii) its Equity Interests in connection with the Equity Financing and (iii) warrants to purchase its Equity Interests issued in connection with the Holdings Senior Discount Notes.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

        "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with Borrower, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Tax Code.

        "ERISA EVENT" means (a) any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Tax Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Tax Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Tax Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by any Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition that could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) the incurrence by any Company or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (g) the receipt by any Company or its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the making of any amendment to any Plan that could result in the imposition of a lien or the posting of a bond or other security; (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Tax Code or Section 406 of ERISA) that could result in a Material Adverse Effect; (j) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Tax Code or pursuant to ERISA with respect to any Plan; and (k) the assertion of a material claim (other than routine claims for benefits) against any Plan or the assets thereof, or against any Company or any ERISA Affiliates in connection with any Plan.

        "EURODOLLAR BORROWING" means a Borrowing comprised of Eurodollar Loans.

        "EURODOLLAR LOAN" means any Eurodollar Revolving Loan or Eurodollar Term Loan.

        "EURODOLLAR REVOLVING LOAN" means any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.

        "EURODOLLAR TERM BORROWING" means a Borrowing comprised of Eurodollar Term Loans.

        "EURODOLLAR TERM LOAN" means any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.

        "EVENT OF DEFAULT" has the meaning assigned to such term in Article
VIII.

        "EXCESS CASH FLOW" means, for any fiscal year of Parent, the sum, without duplication, of

                (d) Consolidated EBITDA of Parent for such fiscal year; plus

                (e) extraordinary net cash gains or net cash gains from sales of assets, if any, during such fiscal year not included in Consolidated Net Income; plus

                (f) reductions to noncash working capital of Parent and its Consolidated Subsidiaries for such fiscal year (i.e., the decrease, if any, in Consolidated Current Assets minus Consolidated Current Liabilities from the beginning to the end of such fiscal year); minus

                (g) the amount of any cash income taxes payable by Parent and its Consolidated Subsidiaries with respect to such fiscal year and, to the extent permitted hereunder, any Tax Amounts Payments made during such fiscal year; minus

                (h) Consolidated Interest Expense of Parent during such fiscal year; minus

                (i) Capital Expenditures of Parent made in cash in accordance with Section 6.07(d) during such fiscal year, to the extent funded from internally generated funds; minus

                (j) permanent repayments of Indebtedness made by Parent and its Consolidated Subsidiaries during such fiscal year (including payments of principal in respect of the Revolving Loans to the extent there is an equivalent reduction in the Revolving Commitments hereunder); but only to the extent such repayments are permitted hereunder and do not occur in connection with a refinancing of all or any portion of the Loans; minus

                (k) extraordinary cash losses from the sale of assets permitted hereunder during such fiscal year and not included in Parent's Consolidated Net Income; minus

                (l) additions to noncash working capital of Parent and its Consolidated Subsidiaries for such fiscal year (i.e., the increase, if any, in Consolidated Current Assets minus Consolidated Current Liabilities from the beginning to the end of such fiscal year);

provided that, with respect to Parent's fiscal year 2002 only, for the purposes of this definition of "EXCESS CASH FLOW," each of the foregoing shall be calculated for the period from and including the Closing Date through and including the last day of Parent's fiscal year 2002.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) federal, state or local income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is doing business, is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by Borrower under Section 2.16), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.15(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 2.15(a).

        "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

        "FEE LETTER" means the Bank Facilities Fee Letter, dated April 10, 2002, among Whitney & Co., LLC, Golden Gate Private Equity, Inc., UBS AG, Stamford Branch, and UBS Warburg LLC, as amended.

        "FEES" mean the Commitment Fees, the Administrative Agent Fees, the LC Participation Fees and the Fronting Fees.

        "FINAL DETERMINATION" means a final "determination" as defined under
Section 1313 of the Tax Code or a similar determination under applicable state, local or foreign law.

        "FINAL DETERMINATION AMOUNT" means, in respect of any particular Tax Determination Year, any additional taxes, interest, and penalties resulting from a Final Determination and arising from or attributable to amounts paid or accrued pursuant to the Intercompany Service Agreement.

        "FINANCIAL OFFICER" of any person means the chief financial officer, principal accounting officer, treasurer or controller of such person.

        "FIRREA" means the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

        "FOREIGN LENDER" means any Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Tax Code.

        "FOREIGN PLAN" means any employee benefit plan, program, policy, arrangement or agreement that would be an "employee pension benefit plan" under
Section 3(2) of ERISA if such plan, program, policy, arrangement or agreement was not maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens with respect to which any Company could incur liability.

        "FOREIGN SECURITY AGREEMENTS" means each security, pledge or similar agreement necessary or desirable to evidence the grant of a security interest or pledge of assets of any Subsidiary Guarantor that is a Foreign Subsidiary and that is required hereunder, in each case in form and substance satisfactory to the Collateral Agent and as such agreement may thereafter be amended, supplemented or otherwise modified from time to time.

        "FOREIGN SUBSIDIARY" means a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

        "FRONTING FEES" has the meaning assigned to such term in Section
2.05(c).

        "GAAP" means generally accepted accounting principles in the United States.

        "GOVERNMENTAL AUTHORITY" means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

        "GOVERNMENTAL REAL PROPERTY DISCLOSURE REQUIREMENTS" means any Requirement of Law of any Governmental Authority requiring notification of the buyer, mortgagee or assignee of Real Property, or notification, registration or filing to or with any Governmental Authority, prior to the sale, mortgage or assignment of any Real Property or transfer of control of an establishment, of the actual or threatened presence or release into the environment, or the use, disposal or handling of Hazardous Material on, at, under or near the Real Property to be sold, mortgaged or assigned or the establishment for which control is to be transferred.

        "GUARANTEED OBLIGATIONS" has the meaning assigned to such term in
Section 7.01.

        "GUARANTEES" means the guarantees issued pursuant to Article VII (or pursuant to any other form of guarantee required by applicable Requirements of Law and in form and substance reasonably satisfactory to the Administrative Agent) by Holdings, Parent, the LuxCos and the Subsidiary Guarantors.

        "GUARANTORS" has the meaning assigned to such term in the preamble hereof.

        "HAZARDOUS MATERIALS" means all pollutants, contaminants, chemicals, wastes, substances and constituents including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBS") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes, of any nature subject to regulation, or that can give rise to liability under any Environmental Law.

        "HEDGING AGREEMENT" means any Interest Rate Protection Agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

        "HOLDINGS" has the meaning assigned to such term in the preamble hereto.

        "HOLDINGS CFC GROUP" means Holdings and the members of the Parent CFC Group.

        "HOLDINGS SENIOR DISCOUNT NOTE AGREEMENT" means any indenture, note purchase agreement or other agreement pursuant to which any Holdings Senior Discount Notes are issued.

        "HOLDINGS SENIOR DISCOUNT NOTE DOCUMENTS" means the Holdings Senior Discount Notes, the Holdings Senior Discount Note Agreement, and all other documents executed and delivered with respect to either of the foregoing.

        "HOLDINGS SENIOR DISCOUNT NOTE ESCROW ACCOUNT" means the securities account in the name of Holdings, into which the first two and one-half years of interest payable on the Holdings Senior Discount Notes shall be deposited upon or prior to the issuance thereof.

        "HOLDINGS SENIOR DISCOUNT NOTES" means the senior discount notes issued by Holdings in connection with the Merger, a portion of the proceeds of which have been contributed to Parent and Borrower as a contribution to the equity of Borrower for which no consideration other than the issuance of Qualified Capital Stock is given.

        "IMMATERIAL SUBSIDIARY" means a Subsidiary that generates less than $1.0 million of retail sales during any fiscal year (or, in the case of a Subsidiary without prior operating history, is reasonably projected by Borrower to generate less than $1.0 million of retail sales during its first full year of operation). Notwithstanding the foregoing, in no event shall H & L (Suzhou) Health Products Ltd. constitute an Immaterial Subsidiary. All Immaterial Subsidiaries in existence on the Closing Date are identified on Schedule 1.01(b).

        "INDEBTEDNESS" of any person means, without duplication, (a) all obligations of such person for borrowed money; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person upon which interest charges are customarily paid or accrued; (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable incurred in the ordinary course of business on normal trade terms and not overdue by more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established); (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed; (g) all Capital Lease Obligations, Purchase Money Obligations and Synthetic Lease Obligations of such person; (h) all obligations of such person in respect of Hedging Agreements; provided that, the amount of Indebtedness of the type referred to in this clause (h) of any person shall be zero unless and until such Indebtedness shall be terminated, in which case the amount of such Indebtedness shall be the then termination payment due thereunder by such person; (i) all obligations of such person as an account party in respect of letters of credit, letters of guaranty and bankers' acceptances; (j) all Attributable Indebtedness of such person; and (k) all Contingent Obligations of such person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such person is not liable therefor.

        "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

        "INDEMNITEE" has the meaning assigned to such term in Section 11.03(b).

        "INFORMATION" has the meaning assigned to such term in Section 11.12.

        "INTELLECTUAL PROPERTY" has the meaning assigned to such term in the U.S. Security Agreement.

        "INTERCOMPANY NOTE" means a promissory note, substantially in the form of Exhibit G, evidencing Indebtedness payable by a payor Company to a payee Loan Party.

        "INTERCOMPANY SERVICE AGREEMENT" means a service agreement (or, if more than one service agreement is entered into, the aggregate of all such service agreements) entered into by and among an Intercompany Service Provider and one or more members of the Parent Group, the pricing of which is determined on an arm's-length basis and in compliance with the "best method rule" and the "documentation requirements" under Sections 482 and 6662 of the Tax Code and the Treasury regulations promulgated thereunder.

        "INTERCOMPANY SERVICE PROVIDER" means any member of the Parent CFC Group that is a Loan Party and that is obligated to render services pursuant to the Intercompany Service Agreement.

        "INTERCOMPANY SERVICE RECEIPTS" means, in respect of any Tax Determination Year, amounts received or receivable by the Intercompany Service Provider from members of the Parent Group in respect of services provided by the Intercompany Service Provider to such members pursuant to an Intercompany Service Agreement.

        "INTERCOMPANY SERVICE SUBPART F INCOME" means, in respect of any Tax Determination Year, (i) the subpart F income of any member of the Holdings CFC Group for such year as determined under Section 951(a)(1)(A) of the Tax Code and
(ii) the amount of earnings of any member of the Holdings CFC Group for such year as determined under Section 951(a)(1)(B) of the Tax Code in respect of any
Section 956 amount that, in the case of each of the immediately preceding clauses (i) and (ii) and without duplication, arises from or is attributable to Intercompany Service Receipts (or the distribution, payment, or transfer of receipts by such member to another member of the Holdings CFC Group).

        "INTEREST ELECTION REQUEST" means a request by Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.08(b), substantially in the form of Exhibit D.

        "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan, the last day of each March, June, September and December to occur during the period that such Loan is outstanding and the final maturity date of such Loan; and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, and in the case of a Eurodollar Loan with an Interest Period of more than three-months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three-months' duration after the first day of such Interest Period.

        "INTEREST PERIOD" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as Borrower may elect; provided that, (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day; and (b) any Interest Period that commences on the last Business Day of a calendar month, or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period, shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing; provided, however, that an Interest Period shall be limited to seven days to the extent required under Section 2.03(e) hereof.

        "INTEREST RATE PROTECTION AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect Holdings or its Subsidiaries against fluctuations in interest rates and not entered into for speculation.

        "INTERNALLY GENERATED FUNDS" means funds not constituting the proceeds of any Loan, Debt Issuance, Equity Issuance, Asset Sale, insurance recovery or Indebtedness (in each case without regard to the exclusions from the definition thereof).

        "INVESTMENTS" has the meaning assigned to such term in Section 6.03.

        "IPO" means an underwritten public offering of Equity Interests of Holdings pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act.

        "ISSUING BANK" means, as the context may require, (a) UBS AG, Stamford Branch, with respect to Letters of Credit issued by it; (b) any other Lender that may become an Issuing Bank pursuant to Section 2.17(i), with respect to Letters of Credit issued by such Lender; or (c) collectively, all of the foregoing.

        "JOINDER AGREEMENT" means a joinder agreement substantially in the form of Exhibit H.

        "KOREAN CONSUMER REFUND GUARANTEE" means the guarantee or letter of credit issued to any applicable Korean Governmental Authority as required to comply with the consumer refund laws of Korea, together with any supporting obligations in respect thereof.

        "LANDLORD LIEN WAIVER AND ACCESS AGREEMENT" means the Landlord Lien Waiver and Access Agreement, substantially in the form of Exhibit E-2 or otherwise in form and substance reasonably satisfactory to the Collateral Agent.

        "LC COMMITMENT" means the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.17.

        "LC DISBURSEMENT" means a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

        "LC EXPOSURE" means at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate principal amount of all LC Disbursements that have not yet been reimbursed at such time. The LC Exposure of any Revolving Lender at any time shall mean its Pro Rata Percentage of the aggregate LC Exposure at such time.

        "LC PARTICIPATION FEE" has the meaning assigned to such term in Section 2.05(c).

        "LC SUB-ACCOUNT" has the meaning assigned to such term in Section
9.01(d).

        "LEASES" means any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

        "LENDERS" means (a) the financial institutions listed on Annex II (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

        "LENDER AFFILIATE" means with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such advisor.

        "LETTER OF CREDIT" means any (i) Standby Letter of Credit and (ii) Commercial Letter of Credit, in each case, issued or to be issued by an Issuing Bank for the account of Borrower pursuant to Section 2.17.

        "LETTER OF CREDIT REQUEST" means a request by Borrower in accordance with the terms of Section 2.17 and substantially in the form of Exhibit M, or such other form as shall be approved by the Administrative Agent and the Issuing Bank.

        "LEVERAGE RATIO" means, as of the last day of any fiscal quarter of Parent, the ratio of: (a) Consolidated Indebtedness of Parent on such date to
(b) Consolidated EBITDA of Parent computed for the period consisting of such fiscal quarter and each of the three immediately preceding fiscal quarters.

        "LIBOR RATE" means, with respect to any Eurodollar Borrowing for any Interest Period therefor, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that (i) if no comparable term for an Interest Period is available, the LIBOR Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period, and (ii) if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, "LIBOR RATE" shall mean, with respect to each day during each Interest Period pertaining to Eurodollar Borrowings comprising part of the same Borrowing, the rate per annum equal to the rate at which the Administrative Agent is offered deposits in dollars at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such Eurodollar Borrowing to be outstanding during such Interest Period. "TELERATE BRITISH BANKERS ASSOC. INTEREST SETTLEMENT RATES PAGE" means the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market).

        "LIEN" means, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind, any other type of preferential arrangement in respect of such property or any filing of any financing statement under the UCC or any other similar notice of Lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

        "LOAN DOCUMENTS" means this Agreement, each Guarantee, the Letters of Credit, the Notes (if any) and the Security Documents.

        "LOAN PARTIES" means Holdings, Parent, the LuxCos, Borrower, and the Subsidiary Guarantors.

        "LOAN" means, as the context may require, a Revolving Loan or a Term
Loan.

        "LUXCOS" has the meaning assigned to such term in the preamble hereof.

        "LUXEMBOURG CM" has the meaning assigned to such term in the preamble hereof.

        "LUXEMBOURG HOLDINGS" has the meaning assigned to such term in the preamble hereof.

        "LUXEMBOURG INTERMEDIATE HOLDINGS" has the meaning assigned to such term in the preamble hereof.

        "MANAGERS" means Whitney & Co., LLC and GGC Administration, L.L.C.

        "MARGIN STOCK" has the meaning assigned to such term in Regulation U.

        "MATERIAL ADVERSE EFFECT" means (a) a material adverse effect on the business, property, results of operations, prospects or condition, financial or otherwise, of Holdings and its Subsidiaries, taken as a whole; (b) material impairment of the ability of the Loan Parties to perform any of their obligations under any Loan Document; (c) material impairment of the rights of or benefits or remedies available to the Lenders or the Collateral Agent under any Loan Document; or (d) a material adverse effect on the Collateral or the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral or the priority of such Liens.

        "MAXIMUM RATE" has the meaning assigned to such term in Section 11.13.

        "MERGER" has the meaning assigned to such term in the recitals hereto.

        "MERGER AGREEMENT" has the meaning assigned to such term in the recitals hereto.

        "MERGER DOCUMENTS" means the collective reference to the Merger Agreement, all schedules and exhibits attached thereto, and all other instruments or documents delivered in accordance therewith.

        "MONITORING FEES" means payments to Whitney & Co., LLC or GGC Administration, L.L.C. in the nature of periodic monitoring or management fees, pursuant to the Monitoring Fee Agreements.

        "MONITORING FEE AGREEMENTS" means those certain separate monitoring fee agreements among (i) Borrower, and Whitney & Co., LLC, and (ii) Borrower and GGC Administration, L.L.C., substantially in the form attached hereto as Exhibit L, as in effect on the Closing Date.

        "MORTGAGE" means an agreement, including a mortgage, deed of trust or any other document, creating and evidencing a Lien on a Mortgaged Real Property, which shall be in form and substance reasonably satisfactory to the Administrative Agent, with such schedules and including such provisions as shall be necessary to conform such document to applicable or local law or as shall be customary under local law, as the same may at any time be amended in accordance with the terms thereof and hereof.

        "MORTGAGED REAL PROPERTY" means (a) each Real Property identified on
Schedule 1.01(c) and (b) each Real Property, if any, that shall be subject to a Mortgage delivered after the Closing Date pursuant to Section 5.12.

        "MULTIEMPLOYER PLAN" means a multiemployer plan within the meaning of
Section 4001(a)(3) of ERISA (a) to which any Company or any ERISA Affiliate is then making or accruing an obligation to make contributions, (b) to which any Company or any ERISA Affiliate has within the preceding five plan years made contributions, or (c) with respect to which any Company or any ERISA Affiliate could incur liability.

        "NET CASH PROCEEDS" means:

                (m) with respect to any Asset Sale, the cash proceeds received by any Loan Party (including cash proceeds subsequently received (as and when received by any Loan Party) in respect of noncash consideration initially received) net of (i) selling expenses (including reasonable brokers' fees or commissions, legal fees, transfer and similar taxes and Borrower's reasonable and good faith estimate of income, franchise, sales, and other applicable taxes required to be paid by Borrower or any of its respective Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits, and tax credit carry forwards, and similar tax attributes; (ii) amounts escrowed or provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such escrow or reserve, such amounts shall constitute Net Cash Proceeds); (iii) Borrower's good faith estimate of payments required to be made with respect to unassumed liabilities relating to the assets sold within 90 days of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 90 days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money that is secured by a senior Lien on the asset sold in such Asset Sale and that is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset);

                (n) with respect to any Debt Issuance or Equity Issuance, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith; and

                (o) with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event.

        "NEW WHOLLY OWNED SUBSIDIARY" has the meaning assigned to such term in
Section 5.11(b).

        "NON-GUARANTOR SUBSIDIARY" means (a) all of the Companies listed on
Schedule 3.06(a) (as in effect on the Closing Date), (b) each Subsidiary that has been and remains released from its Guarantee in accordance with Section 7.09 hereof, and (c) each New Wholly Owned Subsidiary that is not required to become a Guarantor hereunder in accordance with Section 5.11.

        "NOTES" means any notes evidencing the Term Loans or Revolving Loans issued pursuant to this Agreement, if any, substantially in the form of Exhibit J-1 or J-2, as applicable.

        "OBLIGATIONS" means (a) obligations of each Loan Party from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by each Loan Party under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and
(iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of each Loan Party under this Agreement and the other Loan Documents; (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to this Agreement and the other Loan Documents; (c) the due and punctual payment and performance of all obligations of each Loan Party under each Hedging Agreement entered into with any counterparty that was a Lender or Affiliate of a Lender at the time such Hedging Agreement was entered into; and
(d) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to any Lender, any Affiliate of a Lender, the Administrative Agent or the Collateral Agent arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfer of funds.

        "OFFERING MEMORANDUM" means that certain Offering Memorandum, dated June 21, 2002, relating to the offer and sale of the Senior Subordinated Notes on the date of first issuance thereof under the Senior Subordinated Note Agreement.

        "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its Chairman of the Board (if an officer), its Chief Executive Officer, its President or one of its Vice Presidents (or an equivalent officer) or by its Chief Financial Officer, Vice President-Finance or its Treasurer (or an equivalent officer), each in their official (and not individual) capacity.

        "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

        "PARENT" has the meaning assigned to such term in the preamble hereto.

        "PARENT CFC GROUP" means Parent and any direct or indirect Subsidiary of Parent other than Borrower and any direct or indirect Subsidiary of Borrower.

        "PARENT GROUP" means Parent and its Subsidiaries.

        "PARENT GROUP TAX SAVINGS AMOUNT" means, in respect of any Tax Determination Year, the excess of (x) the tax liability incurred by the Parent Group for such Tax Determination Year as determined as if no Intercompany Service Agreement had been entered into by and among Intercompany Service Provider and any Subsidiary of the Parent Group over (y) the actual tax liability incurred by the Parent Group for such Tax Determination Year (as determined on a basis consistent with any Final Determination in respect of any previous Tax Determination Year), which liability shall take into account any taxes that have been, or will be, incurred by the Parent Group in connection with the making of a Tax Amounts Payment in respect of such Tax Determination Year. If, in respect of any Tax Determination Year, Parent or any Subsidiary of the Parent Group has received a Notice of Deficiency, in respect of which there has been no Final Determination, related to any item arising from or attributable to amounts paid or accrued pursuant to the Intercompany Service Agreement, the Parent Group Tax Savings Amount shall be determined on a basis consistent with such Notice of Deficiency except to the extent that, based on the advice of the Tax Amounts CPA, Borrower determines on a basis reasonably satisfactory to the Administrative Agent that, more likely than not, Parent or such Subsidiary will prevail on the merits in connection with contesting such Notice of Deficiency.

        "PARTICIPANT" has the meaning assigned to such term in Section 11.04(e).

        "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

        "PERFECTION CERTIFICATE" means a certificate in the form of Exhibit I-1 or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement.

        "PERFECTION CERTIFICATE SUPPLEMENT" means a certificate supplement in the form of Exhibit I-2 or any other form approved by the Collateral Agent.

        "PERMITTED HOLDERS" means each Sponsor and its Affiliates.

        "PERMITTED LIENS" has the meaning assigned to such term in Section 6.02.

        "PERSON" means any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

        "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Tax Code or Section 307 of ERISA, and in respect of which any Company or its ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA or with respect to which any Company could incur liability.

        "PREFERRED STOCK" means, with respect to any person, any and all preferred or preference Equity Interests (however designated) of such person whether now outstanding or issued after the Closing Date.

        "PRINCIPALS" means each of Whitney V, L.P. and CCG Investments (BVI),
L.P.

        "PRO RATA PERCENTAGE" of any Revolving Lender at any time means the percentage of the total Revolving Commitment represented by such Lender's Revolving Commitment.

        "PROPERTY" means any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any person and whether now in existence or owned or hereafter entered into or acquired.

        "PURCHASE MONEY OBLIGATION" means, for any person, the obligations of such person in respect of Indebtedness incurred for the purpose of financing all or any part of the purchase price of any property (including Equity Interests of any person) or the cost of installation, construction or improvement of any property or assets and any refinancing thereof; provided, however, that such Indebtedness is incurred within 90 days after such acquisition of such property by such person.

        "QUALIFIED CAPITAL STOCK" of any person means any capital stock of such person that is not Disqualified Capital Stock.

        "REAL PROPERTY" means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

        "REFINANCING" means the repayment in full and the termination of any commitment to make extensions of credit under all of the outstanding Indebtedness of Borrower and its Subsidiaries listed on Schedule 1.01(d), in each case on or prior to the Closing Date.

        "REGISTER" has the meaning assigned to such term in Section 11.04(c).

        "REGULATION D" means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

        "REGULATION T" means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

        "REGULATION U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

        "REGULATION X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

        "RELATED FINANCING TRANSACTIONS" means the issuance of the Senior Subordinated Notes, the Holdings Senior Discount Notes, and the Equity Financing.

        "RELATED PARTY" means, with respect to any of the Principals, any person who controls, is controlled by, or is under common control with such Principal; provided that, for purposes of this definition only "control" means the beneficial ownership of more than 80% of the total voting power of a person normally entitled to vote in the election of directors, managers or trustees, as applicable, of a person.

        "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

        "RELEASED GUARANTOR" has the meaning assigned to such term in Section 7.09.

        "REQUIRED LENDERS" means, at any time, Lenders having Loans, LC Exposure and unused Revolving Commitments and Term Loan Commitments representing at least a majority of the sum of all Loans outstanding, LC Exposure and unused Revolving Commitments and Term Loan Commitments at such time.

        "REQUIREMENTS OF LAW" means, collectively, any and all requirements of any Governmental Authority including any and all laws, ordinances, rules, regulations or similar statutes or case law.

        "RESPONSE" means (a) "response" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii) above.

        "RESPONSIBLE OFFICER" of any corporation means any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

        "REVOLVING AVAILABILITY PERIOD" means the period from and including the Closing Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

        "REVOLVING BORROWING" means a Borrowing comprised of Revolving Loans.

        "REVOLVING COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth on Annex II, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section
11.04. The amount of each Lender's Revolving Commitment is set forth on Annex II, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $25.0 million.

        "REVOLVING EXPOSURE" means, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender's LC Exposure.

        "REVOLVING LENDER" means a Lender with a Revolving Commitment.

        "REVOLVING LOANS" means a Loan made by the Lenders to Borrower pursuant to Section 2.01(b).

        "REVOLVING MATURITY DATE" means the fifth anniversary of the Closing
Date.

        "SECTION 5.11(b) LISTED SUBSIDIARIES" has the meaning assigned to such term in Section 5.11(b).

        "SECURED PARTIES" has the meaning assigned to such term in the Security Documents.

        "SECURITIES ACT" means the Securities Act of 1933, as amended.

        "SECURITY AGREEMENTS" means, collectively, the U.S. Security Agreement and each Foreign Security Agreement.

        "SECURITY AGREEMENT COLLATERAL" has the meaning set forth in any Security Agreement delivered on the Closing Date or thereafter pursuant to the terms of this Agreement.

        "SECURITY DOCUMENTS" means the Security Agreements, the Mortgages, the Perfection Certificate and each other security document or pledge agreement required by applicable local law to grant a valid, perfected security interest in any property acquired or developed, and all UCC or other financing statements or instruments of perfection required by this Agreement, any Security Agreement or any Mortgage to be filed with respect to the security interests in property and fixtures created pursuant to any Security Agreement or any Mortgage and any other document or instrument utilized to pledge as collateral for the Obligations any property of whatever kind or nature.

        "SENIOR SUBORDINATED NOTE AGREEMENT" means that certain Indenture, dated as of June 27, 2002, by and among WH Acquisition, as issuer, Parent and the LuxCos, as initial guarantors, and The Bank of New York, as trustee; it being understood that upon consummation of the Merger, Borrower will assume WH Acquisition's obligations under the Senior Subordinated Note Agreement and will cause the Subsidiary Guarantors to become guarantors thereunder.

        "SENIOR SUBORDINATED NOTE DOCUMENTS" means the Senior Subordinated Notes, the Senior Subordinated Note Agreement, that certain Registration Rights Agreement, dated as of June 27, 2002, by and among WH Acquisition and Borrower on the one hand, and UBS Warburg LLC, as initial purchaser, on the other hand, any documents evidencing the Senior Subordinated Note Guarantees, and all other documents executed and delivered with respect to any of the foregoing.

        "SENIOR SUBORDINATED NOTE GUARANTEES" means the guarantees of Parent, the LuxCos and the Subsidiary Guarantors pursuant to the Senior Subordinated Note Agreement.

        "SENIOR SUBORDINATED NOTES" means Borrower's $165.0 million 11 3/4% Senior Subordinated Notes due 2010, issued pursuant to the Senior Subordinated Note Agreement, and any registered notes issued by Borrower in exchange for, and as contemplated by any of the Senior Subordinated Notes with substantially identical terms as the Senior Subordinated Notes.

        "SPONSOR" means each of Whitney V, L.P., Whitney Strategic Partners V, L.P. and CCG Investments (BVI), L.P.

        "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (a) workers' compensation liabilities of Borrower or any Subsidiary, (b) the obligations of third-party insurers of Borrower or any Subsidiary arising by virtue of the laws of any jurisdiction requiring third-party insurers to obtain such letters of credit, or
(c) performance, payment, deposit or surety obligations of Borrower or any Subsidiary if required by law or governmental rule or regulation or in accordance with custom and practice in the industry.

        "STATUTORY RESERVES" means, for any Interest Period for any Eurodollar Borrowing, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion dollars against "Eurodollar liabilities" (as such term is used in Regulation D). Eurodollar Borrowings shall be deemed to constitute Eurodollar liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets that may be available from time to time to any Lender under Regulation D.

        "SUBSIDIARY" means, with respect to any person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

        "SUBSIDIARY GUARANTOR" means each Subsidiary listed on Schedule 1.01(e), each other Subsidiary that is or becomes a party to this Agreement pursuant to
Section 5.11 (but excluding any Released Guarantor that remains released from its Guarantee in accordance with Section 7.09 hereof and including each Foreign Subsidiary that enters into any other Guarantee required by applicable Requirements of Law).

        "SYNDICATION AGENT" shall have the meaning assigned to such term in the preamble hereto.

        "SYNTHETIC LEASE OBLIGATION" means the monetary obligation of a person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such person but which, upon the insolvency or bankruptcy of such person, would be characterized as the indebtedness of such person (without regard to accounting treatment).

        "TAX AMOUNTS CPA" means PricewaterhouseCoopers L.L.P. or any other certified public accounting firm of national reputation. The Tax Amounts CPA shall reasonably determine, for each Tax Determination Year, the Applicable Tax Rate, the Final Determination Amount, Intercompany Service Receipts, Intercompany Service Subpart F Income, Tax Amounts Payment and Parent Group Tax Savings Amount.

        "TAX AMOUNTS PAYMENT" means, in respect of any Tax Determination Year, an amount payable to Tax Amounts Recipients equal to the lesser of (hereinafter referred to as the "INITIAL

LIMITATION") (A) the product of (x) the Applicable Tax Rate and (y) the Intercompany Service Subpart F Income that is (or would be) includible in the gross income of the Tax Amounts Recipients (assuming, for this purpose, that each such Tax Amounts Recipient is a "United States shareholder" as defined in
Section 951(b) of the Tax Code) for such year under Section 951(a) of the Tax Code, (B) the Parent Group Tax Savings Amount for such year, (C) the product of
(x) 6.0% and (y) the sum of (i) Consolidated Net Income of the Parent Group for such year, (ii) consolidated income tax expense for the Parent Group for such year, (iii) Tax Amounts Payments made to Tax Amounts Recipients during such year, and (iv) in the case of the fiscal year ending December 31, 2002, the non-recurring expenses and charges of Borrower and WH Acquisition related to the Merger and Related Financing Transactions, to the extent such non-recurring expenses and charges of Borrower and WH Acquisition related to the Merger and Related Financing Transactions were treated as deductions for purposes of computing Consolidated Net Income for such year or (D) $10.0 million. The Initial Limitation shall be reduced (but not below zero) by any Final Determination Amount in respect of a previous Tax Determination Year. A Final Determination Amount shall be applied to reduce an Initial Limitation for the Tax Determination Year during which the Final Determination in respect of such Final Determination Amount occurs. A Final Determination Amount shall be deemed to be reduced to the extent that such Final Determination Amount has been applied to reduce an Initial Limitation. Thereafter, the remaining Final Determination Amount, if any, shall be applied to reduce the Initial Limitation for each successive Tax Determination Year in like fashion until such Final Determination Amount has been reduced to zero.

        "TAX AMOUNTS RECIPIENT" means, in respect of any Tax Determination Year, persons who hold capital stock of Holdings on December 31 of such year or, if earlier, on the last day of such year that Holdings continues to be a "controlled foreign corporation" as defined under Section 957 of the Tax Code.

        "TAX CODE" means the Internal Revenue Code of 1986, as amended.

        "TAX DETERMINATION YEAR" means the calendar year (and, in the case of the 2002 calendar year, the relevant portion thereof) in respect of which a Tax Amounts Recipient is (or would be) required to include in gross income under
Section 951(a) of the Tax Code his pro rata share of Intercompany Service Subpart F Income (assuming for this purpose, that such Tax Amounts Recipient is a "United States shareholder" as defined in Section 951(b) of the Tax Code).

        "TAX REFUND" has the meaning assigned to such term in Section 2.15(f).

        "TAX RETURN" means all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes or any amendments thereof or thereto.

        "TAXES" mean any and all present or future taxes, duties, levies, fees, assessments, imposts, deductions, charges or withholdings, whether computed on a separate, consolidated, unitary, combined or other basis and any and all liabilities (including interest, fines, penalties or additions to tax) with respect to the foregoing.

        "TERM LENDER" means a Lender with a Term Loan Commitment or an outstanding Term Loan.

        "TERM LOAN" means the term loans made by the Lenders to Borrower pursuant to Section 2.01(a). Each Term Loan shall be either an ABR Term Loan or a Eurodollar Term Loan.

        "TERM LOAN COMMITMENT" means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Closing Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 11.04. The initial amount of each Lender's Term Loan Commitment is set forth on Annex II, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable. The initial aggregate amount of the Lenders' Term Loan Commitments is $180.0 million.

        "TERM LOAN MATURITY DATE" means the sixth anniversary of the Closing
Date.

        "TERM LOAN REPAYMENT DATE" haves the meaning assigned to such term in
Section 2.09(a).

        "TITLE COMPANY" means any title insurance company as shall be retained by Borrower and reasonably acceptable to the Administrative Agent.

        "TITLE POLICY" has the meaning assigned to such term in Section 4.02(o)(iii).

        "TRANSACTION DOCUMENTS" means any and all documents entered into or delivered in connection with the Transactions, including the Merger Documents, the Loan Documents, the Equity Financing documents, the Senior Subordinated Note Documents, and the Holdings Senior Discount Note Documents.

        "TRANSACTIONS" means, collectively, the transactions to occur pursuant to the Transaction Documents, including (a) the consummation of the Merger; (b) the execution and delivery of the Loan Documents and the initial Borrowings hereunder; (c) the Refinancing; (d) the Related Financing Transactions; and (e) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

        "TYPE," when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBOR Rate or the Alternate Base Rate.

        "UCC" has the meaning set forth in the U.S. Security Agreement.

        "U.S. SECURITY AGREEMENT" means a Security Agreement substantially in the form of Exhibit F among the Loan Parties and Collateral Agent for the benefit of the Secured Parties, as the same may be amended in accordance with the terms thereof and hereof, or such other agreements reasonably acceptable to Collateral Agent as shall be necessary to comply with applicable Requirements of Law and effective to grant to Collateral Agent (on behalf of the Secured Parties) a perfected, first-priority security interest in the Security Agreement Collateral covered thereby.

        "WH ACQUISITION" has the meaning assigned to such term in the recitals hereto.

        "VOTING STOCK" means any class or classes of capital stock of Holdings pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of Holdings.

        "WHOLLY OWNED SUBSIDIARY" means, as to any person, (a) any corporation 100% of whose capital stock (other than directors' qualifying shares) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest at such time.

        "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

        SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "REVOLVING LOAN") or by Type (e.g., a "EURODOLLAR LOAN") or by Class and Type (e.g., a "EURODOLLAR REVOLVING LOAN"). Borrowings also may be classified and referred to by Class (e.g., a "REVOLVING BORROWING") or by Type (e.g., a "EURODOLLAR BORROWING") or by Class and Type (e.g., a "EURODOLLAR REVOLVING BORROWING").

        SECTION 1.03. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be modified by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument of other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with the provisions hereof and thereof; (b) any reference herein to any person shall be construed to include such person's successors and assigns; (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement;
(d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to articles and sections of, and exhibits and schedules to, this Agreement; and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references to the knowledge of any Company or to facts known by any Company shall mean actual knowledge of any Responsible Officer of any Loan Party or any of its Subsidiaries.

        SECTION 1.04. ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP, as in effect from time to time. Financial statements and other information required to be delivered by Parent to Lenders pursuant to Sections 5.01(a), (b) and (c) shall be prepared in accordance with GAAP as in effect at the time of such preparation. Notwithstanding the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered on the Closing Date. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Borrower, the Administrative Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein.

                                   ARTICLE II

                                   THE CREDITS

        SECTION 2.01. COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly:

                (a) to make a Term Loan to Borrower on the Closing Date in a principal amount not to exceed its Term Loan Commitment; and

                (b) to make Revolving Loans to Borrower, at any time and from time to time after the Closing Date, and until the earlier of the Revolving Maturity Date and the termination of the Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment.

Amounts paid or prepaid in respect of Term Loans may not be reborrowed. Within the limits set forth in clause (b) above and subject to the terms, conditions and limitations set forth herein, Borrower may borrow, pay or prepay and reborrow Revolving Loans.

        SECTION 2.02. LOANS.

                (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1.0 million and not less than $2.0 million or (ii) equal to the remaining available balance of the applicable Commitments.

                (b) Subject to Sections 2.11 and 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that, any exercise of such option shall not affect the obligation of Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that Borrower shall not be entitled to request any Borrowing that, if made, would result in more than five Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

                (c) Except with respect to Loans made pursuant to Section 2.02(f), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 12:00 noon, New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account as directed by Borrower in the applicable Borrowing Request maintained with the

        Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

                (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.02(c), and the Administrative Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

                (e) Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or the Term Loan Maturity Date, as applicable.

                (f) If the Issuing Bank shall not have received from Borrower the payment required to be made by Section 2.17(e) within the time specified in such section, the Issuing Bank will promptly notify the Administrative Agent of the LC Disbursement and the Administrative Agent will promptly notify each Revolving Lender of such LC Disbursement and its Pro Rata Percentage thereof. Each Revolving Lender shall pay by wire transfer of immediately available funds to the Administrative Agent on such date (or, if such Revolving Lender shall have received such notice later than 12:00 noon, New York City time, on any day, not later than 11:00 a.m., New York City time, on the immediately following Business
        Day), an amount equal to such Lender's Pro Rata Percentage of such LC Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender, and such payment shall be deemed to have reduced the LC Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from Borrower pursuant to
        Section 2.17(e) prior to the time that any Revolving Lender makes any payment pursuant to this Section 2.02(f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Lender shall not have made its Pro Rata Percentage of such LC Disbursement available to the Administrative Agent as provided above, such Lender and Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this Section 2.02(f) to but excluding the date such amount is paid, to the

        Administrative Agent for the account of the Issuing Bank at (i) in the case of Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

        SECTION 2.03. BORROWING PROCEDURE. To request a Revolving Borrowing or Term Borrowing, Borrower shall notify the Administrative Agent of such request by telephone (promptly confirmed by telecopy) or by delivering a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 2:00 p.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that, any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.17(e) may be given not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed not later than 3:00 p.m., New York City time, on such Business Day by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request substantially in the form of Exhibit C and signed by Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                (a) whether the requested Borrowing is to be a Revolving Borrowing or a Term Borrowing;

                (b) the aggregate amount of such Borrowing;

                (c) the date of such Borrowing, which shall be a Business Day;

                (d) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                (e) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; provided that, until the Syndication Agent shall have notified Borrower that the primary syndication of the Commitments has been completed (which notice shall be given by the Syndication Agent as promptly as practicable and, in any event, within 60 days after the Closing Date) Borrower shall only be permitted to request an Interest Period of seven days); and

                (f) the location and number of Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

        SECTION 2.04. EVIDENCE OF DEBT; REPAYMENT OF LOANS.

               (a) Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender holding Term Loans, the principal amount of each Term Loan of such Lender as provided in
        Section 2.09; and (ii) to the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date.

               (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

               (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                (d) The entries made in the accounts maintained pursuant to Sections 2.04(b) and (c) shall be prima facie evidence of the existence and amounts of the obligations therein recorded (in the absence of manifest error); provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of Borrower to repay the Loans in accordance with their terms.

                (e) Any Lender may request that Loans of any Class made by it be evidenced by a Note. In such event, Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).

        SECTION 2.05. FEES.

                (a) COMMITMENT FEE. Borrower agrees to pay to each Lender, through the Administrative Agent, a commitment fee (a "COMMITMENT FEE") equal to the Applicable Commitment Fee Percentage times the average daily unused amount of the Revolving Commitments of such Lender. All Commitment Fees shall be payable quarterly in arrears on the last Business Day of March, June, September and December in each year (commencing with the first such date to occur after the Closing Date) and on each date (including the Revolving Maturity Date) on which any Commitment of such Lender shall expire or be terminated as provided herein. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the Revolving Commitment of such Lender shall expire or be terminated as provided herein.

                (b) ADMINISTRATIVE AGENT FEES. Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter or such other fees payable in the amounts and at the times separately agreed upon between Borrower and the Administrative Agent (the "ADMINISTRATIVE AGENT FEES").

                (c) LC AND FRONTING FEES. Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee ("LC PARTICIPATION FEE") with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Margin from time to time used to determine the interest rate on Eurodollar Revolving Loans pursuant to Section 2.06 on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and
        (ii) to the Issuing Bank a fronting fee ("FRONTING FEE"), which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. LC Participation Fees and Fronting Fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that, all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this Section 2.05(c) shall be payable within ten days after demand. All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Fronting Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

        SECTION 2.06. INTEREST ON LOANS.

                (a) Subject to the provisions of Section 2.06(c), the Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.

                (b) Subject to the provisions of Section 2.06(c), the Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

                (c) Notwithstanding the foregoing, upon the occurrence and during the continuation of any Event of Default, and at the election of the Required Lenders, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon and any fees and other amounts hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement for ABR Loans); provided that, in the case of Eurodollar Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such Eurodollar Rate Loans shall thereupon become ABR Loans and shall thereafter bear interest payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement for ABR Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.06(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

                (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that, (i) interest accrued pursuant to Section 2.06(c) shall be payable on demand,
        (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and
        (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBOR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

        SECTION 2.07. TERMINATION AND REDUCTION OF COMMITMENTS.

                (a) The Term Loan Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Closing Date. The Revolving Commitments and the LC Commitment shall automatically terminate on the Revolving Maturity Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on August 31, 2002, if the initial Credit Extension shall not have occurred by such time.

                (b) Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that, (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $1.0 million and (ii) the Revolving Commitments shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10(b), the sum of the Revolving Exposures would exceed the aggregate amount of Revolving Commitments.

                (c) Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under Section 2.07(b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by Borrower pursuant to this Section 2.07(b) shall be irrevocable. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

        SECTION 2.08. INTEREST ELECTIONS.

                (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08. Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

                (b) To make an election pursuant to this Section 2.08, Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if Borrower were requesting a Revolving Borrowing or Term Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request substantially in the form of Exhibit D.

                (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                        (i) The Borrowing to which such Interest Election
                Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                        (ii) the effective date of the election made pursuant to
                such Interest Election Request, which shall be a Business Day;

                        (iii) whether the resulting Borrowing is to be an ABR
                Borrowing or a Eurodollar Borrowing; and

                        (iv) if the resulting Borrowing is a Eurodollar
                Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period"; provided that, until the Syndication Agent shall have notified Borrower that the primary syndication of the Commitments has been completed (which notice shall be given by the Syndication Agent as promptly as practicable and, in any event, within 60 days after the Closing Date), Borrower shall only be permitted to request an Interest Period of seven days.

        If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then (except in the case of clause (iv) above) Borrower shall be deemed to have selected an Interest Period of one month's duration.

                (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                (e) If an Interest Election Request with respect to a Eurodollar Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies Borrower, then, after the occurrence and during the continuance of a Default, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

        SECTION 2.09. AMORTIZATION OF TERM BORROWINGS.

                (a) Borrower shall pay to the Administrative Agent, for the account of the Term Lenders, on the dates set forth on Annex I, or if any such date is not a Business Day, on the next preceding Business Day (each such date being a "TERM LOAN REPAYMENT DATE"), a principal amount of the Term Loans (as adjusted from time to time pursuant to Sections 2.09(b) and 2.10) equal to the amount set forth on Annex I for such date (less all mandatory and optional prepayments made thereon), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

                (b) To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date.

        SECTION 2.10. OPTIONAL AND MANDATORY PREPAYMENTS OF LOANS.

                (a) OPTIONAL PREPAYMENTS. Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to the requirements of this Section 2.10; provided that, each partial prepayment shall be in an amount that is an integral multiple of $500,000 and not less than $1.0 million.

                (b) REVOLVING LOAN PREPAYMENTS. In the event of any termination of all the Revolving Commitments, Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Borrowings and replace all outstanding Letters of Credit and/or deposit an amount equal to the LC Exposure in the LC Sub-Account. In the event of any partial reduction of the Revolving Commitments, (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify Borrower and the Revolving Lenders of the sum of the Revolving Exposures after giving effect thereto and (ii) if the sum of the Revolving Exposures would exceed the aggregate amount of Revolving Commitments after giving effect to such reduction or termination, then Borrower shall, on the date of such reduction or termination, repay or prepay Revolving Borrowings and/or replace or cash collateralize outstanding Letters of Credit in an amount sufficient to eliminate such excess.

                (c) ASSET SALES. Not later than five Business Days following the receipt of any Net Cash Proceeds of any Asset Sale (in the case of Asset Sales by non-U.S. parties, to the extent such amounts can be repatriated to the United States without materially adverse economic consequences taking into account the amount of proceeds received from such Asset Sale as determined by the Administrative Agent (after consultation with Borrower)), Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to make prepayments in accordance with Sections 2.10(h) and (i); provided that:

                        (i) no such prepayment shall be required with respect to
                (A) any Asset Sale permitted by Section 6.04(b)(i), (d) or (f),
                (B) the disposition of assets subject to a condemnation or eminent domain proceeding or insurance settlement to the extent it does not constitute a Casualty Event, and (C) Asset Sales for fair market value resulting in no more than $2.5 million in Net Cash Proceeds in any fiscal year; and

                        (ii) so long as no Default shall then exist or would
                arise therefrom, no such prepayment shall be required to the extent that (A) Borrower shall have delivered an Officer's Certificate to the Administrative Agent on or prior to such date stating that the Net Cash Proceeds of such Asset Sale will be used to purchase replacement assets or other assets useful in such Person's business within 270 days of such Asset Sale and setting forth estimates of the proceeds to be so expended, and
                (B) all such Net Cash Proceeds in excess of $2.5 million individually and $5.0 million in the aggregate in any fiscal year of Borrower shall be held in the Collateral Account and released therefrom only in accordance with the provisions of
                Article IX; provided, however, that if any portion of such Net Cash Proceeds are not reinvested in accordance with this clause
                (ii), such unused portion shall be applied on the last day of such period as a mandatory prepayment of principal of outstanding Term Loans as provided in this Section 2.10(c).

                (d) DEBT ISSUANCE. Upon any Debt Issuance after the Closing Date, Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate principal amount equal to 100% of the Net Cash Proceeds of such Debt Issuance.

                (e) EQUITY ISSUANCE. Upon any Equity Issuance after the Closing Date (other than in connection with the Equity Financing), Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate principal amount equal to 50% of the Net Cash Proceeds of such Equity Issuance.

                (f) CASUALTY EVENTS. Not later than one Business Day following the receipt of any Net Cash Proceeds from a Casualty Event, Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an amount equal to 100% of such Net Cash Proceeds; provided, however, that:

                        (i) so long as no Default or Event of Default then
                exists or would arise therefrom, the Net Cash Proceeds thereof shall not be required to be so applied on such date to the extent that Borrower has delivered an Officers' Certificate to the Collateral Agent on or prior to such date stating that such proceeds shall be used to fund the acquisition of property used or usable in the business of Borrower and its Subsidiaries or repair, replace or restore the property in accordance with the provisions of the applicable Security Document in respect of which such Casualty Event has occurred, in each case within 270 days following the date of the receipt of such Net Cash Proceeds;

                        (ii) to the extent such Casualty Event affects any of
                the Collateral, all property acquired to effect any repair, replacement or restoration of such Collateral shall be made subject to the Lien of the Security Documents in accordance with the provisions of Section 5.11;

                        (iii) all such Net Cash Proceeds in excess of $1.0
                million individually or in the aggregate for all such Casualty Events shall be held in the Collateral Account and released therefrom only in accordance with the terms of Article IX;

                        (iv) if all or any portion of such Net Cash Proceeds
                shall not be so applied within such 270-day period, such unused portion shall be applied on the last day of such period as a mandatory prepayment as provided in this Section 2.10(f); and

                        (v) no such prepayment shall be required with respect to
                Casualty Events resulting in no more than $1.0 million in Net Cash Proceeds in any fiscal year.

                (g) EXCESS CASH FLOW. No later than 120 days after the end of each fiscal year of Borrower, commencing with the fiscal year ending on December 31, 2002, Borrower shall make prepayments in accordance with
        Section 2.10(h)(ii), Section 2.10(i) and Section 2.10(j) in an aggregate principal amount equal to 50% of Excess Cash Flow for the fiscal year then ended.

                (h) APPLICATION OF PREPAYMENTS.

                        (i) Optional prepayments under this Agreement shall be
                applied as specified by Borrower in the applicable notice of prepayment in Section 2.10(i); provided that, in the event Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay outstanding Revolving Loans to the full extent thereof, and second to repay outstanding Term Loans to the full extent thereof. Mandatory prepayments under this Agreement shall be applied first to reduce outstanding Term Loans pro rata against the remaining scheduled installments of principal due in respect of the Term Loans under Section 2.09. After application of mandatory prepayments pursuant to the immediately preceding sentence and to the extent there are mandatory prepayment amounts remaining after such application, any such remaining portion of the mandatory prepayment amounts shall be applied (i) to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Commitments ratably among the Revolving Lenders by the amount of such prepayment (and Borrower shall comply with Section 2.10(b)), and (ii) then, to the extent of any remaining portion of the mandatory prepayment amounts, to further permanently reduce the Revolving Commitments ratably among the Revolving Lenders to the full extent thereof.

                        (ii) Amounts to be applied pursuant to this Section 2.10
                to the prepayment of Term Loans and Revolving Loans shall be applied, as applicable, first to reduce outstanding ABR Term Loans and ABR Revolving Loans, respectively. Any amounts remaining after each such application shall be applied to prepay Eurodollar Term Loans or Eurodollar Revolving Loans, as applicable. Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.10 shall be in excess of the amount of the ABR Loans at the time outstanding, only the portion of the amount of such prepayment as is equal to the amount of such outstanding ABR Loans shall be immediately prepaid and, at the election of Borrower, the balance of such required prepayment shall be either (x) deposited in the Collateral Account and applied to the prepayment of Eurodollar Loans on the last day of the then next-expiring Interest Period for Eurodollar Loans (with all interest accruing thereon for the account of Borrower) or (y) prepaid immediately, together with any amounts owing to the Lenders under Section 2.13. Notwithstanding any such deposit in the Collateral Account, interest shall continue to accrue on such Loans until prepayment.

                (i) NOTICE OF PREPAYMENT. Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment, and (iii) in the case of any mandatory prepayment under Section 2.10(g), not later than 11:00 a.m., New York City time, ten Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by
        Section 2.06.

                (j) WAIVABLE MANDATORY PREPAYMENT. Notwithstanding the other provisions of this Section 2.10, if Borrower is required to make any mandatory prepayment under Section 2.10(g), then promptly after receiving notice thereof from Borrower in accordance with Section 2.10(i), the Administrative Agent will notify each Term Lender holding outstanding Term Loans of the amount of such Term Lender's ratable share of such prepayment to be applied toward reducing such Term Lender's outstanding Term Loans, and such Term Lender's option to refuse such amount. Each such Term Lender may exercise its option to refuse such amount by giving written notice thereof (which may be by telecopy) to Borrower and the Administrative Agent on or before 11:00 a.m., New York City time, five Business Days before the date of such prepayment (it being understood that any Term Lender that does not so notify Borrower and the Administrative Agent within such time will be deemed to have elected, as of such date, not to exercise such option). That portion of such mandatory prepayment creditable to the Term Lenders that have elected not to refuse their ratable shares in accordance with this
        Section 2.10(j) shall be ratably applied to reduce such Term Lenders' principal amounts outstanding in accordance with Section 2.10(h). To the extent there are mandatory prepayment amounts remaining after the application described above in this Section 2.10(j), then the Administrative Agent will promptly notify each Revolving Lender of the amount of such Revolving Lender's ratable share of such prepayment to be applied toward reducing such Revolving Lender's outstanding Revolving Loans and permanently reducing such Revolving Lender Revolving Commitments, and such Revolving Lender's option to refuse such amount. Each such Revolving Lender may exercise its option to refuse such amount by giving written notice thereof (which may be by telecopy) to Borrower and the Administrative Agent on or before 11:00 a.m., New York City time, one Business Day before the date of such prepayment (it being understood that any Revolving Lender that does not so notify Borrower and the Administrative Agent within such time will be deemed to have elected, as of such date, not to exercise such option). That portion of such mandatory prepayment creditable to the Revolving Lenders that have elected not to refuse their ratable shares in accordance with this
        Section 2.10(j) shall be ratably applied to reduce such Revolving Lenders' principal amounts outstanding and to further permanently reduce such Revolving Lenders' Revolving Commitments by the amount of such prepayment and then, to the extent of any remaining portion of the mandatory prepayment amounts, to further permanently reduce such Revolving Lenders' Revolving Commitments to the full extent thereof, all in accordance with Section 2.10(h). That portion of such mandatory prepayment creditable to the Term Lenders and Revolving Lenders that have elected to refuse their ratable shares in accordance with this
        Section 2.10(j) shall be, if not already paid hereunder, retained by Borrower, or if already paid hereunder, promptly credited to an account maintained with the Administrative Agent as directed by Borrower.

        SECTION 2.11. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for such Interest Period; or

                (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

        SECTION 2.12. INCREASED COSTS.

                (a) If any Change in Law shall:

                        (i) impose, modify or deem applicable any reserve,
                special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBOR Rate) or the Issuing Bank; or

                        (ii) impose on any Lender or the Issuing Bank or the
                London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

        and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

                (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in Section 2.12(a) or (b) shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof.

                (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that, Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.12 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

        SECTION 2.13. BREAKAGE PAYMENTS. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 2.16, then, in any such event, Borrower shall compensate each Lender for the reasonable loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this
Section 2.13 shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

        SECTION 2.14. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF
SET-OFFS.

                (a) Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.12, 2.13 or 2.15, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 677 Washington Boulevard, Stamford, Connecticut, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.12, 2.13, 2.15 and 11.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

                (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements of the other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements; provided that, (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 2.14(c) shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 2.14(c) shall apply). Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation.

                (d) Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that Borrower will not make such payment, the Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(f), 2.14(d), 2.17(d) or 11.03(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such sections until all such unsatisfied obligations are fully paid.

        SECTION 2.15. TAXES.

                (a) Any and all payments by or on account of any obligation of Borrower hereunder or under any other Loan Document shall be made without set-off, counterclaim or other defense and free and clear of and without deduction or withholding for any and all Indemnified Taxes or Other Taxes; provided that, if Borrower shall be required by law to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.15) the Administrative Agent, Lender or Issuing Bank (as the case may
        be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) Borrower shall make such deductions or withholdings and (iii) Borrower shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

                (b) In addition, Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                (c) Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within ten Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. If in the reasonable opinion of Borrower, any amount has been paid to, by or on behalf of the Administrative Agent, any Lender or the Issuing Bank (as the case may be) pursuant to clause
        (a), (b) or this (c) of this Section 2.15 with respect to Taxes or Other Taxes which are not correctly or legally asserted, the Administrative Agent, such Lender or the Issuing Bank (as the case may be) will cooperate with Borrower in seeking to obtain a refund for the benefit of Borrower of such amount, provided that, the rendering of any such cooperation by the Administrative Agent, such Lender, or the Issuing Bank, would not, in the reasonable opinion of the Administrative Agent, such Lender, or the Issuing Bank, (i) cause the Administrative Agent, such Lender, or the Issuing Bank, to incur any expense or liability (which is not otherwise paid in full by Borrower prior to or at the time that such expense or liability is incurred) or (ii) have any adverse effect on the Administrative Agent, such Lender, or the Issuing Bank. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error. If the Administrative Agent, any Lender, or the Issuing Bank receives a written notice of Tax assessment from any Governmental Authority regarding any Tax in respect of which indemnification may be required pursuant to this
        Section 2.15(c), the Administrative Agent, such Lender, or the Issuing Bank, as the case may be, shall notify Borrower within 120 days following the receipt of such notice that such notice has been received; provided, however, that the failure of the Administrative Agent, such Lender, or the Issuing Bank to provide such notice shall not relieve Borrower of its obligation to make any indemnification payment under this Agreement.

                (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                (e) On or before the Closing Date in the case of the Administrative Agent, any Lender or the Issuing Bank, or on or before the acceptance of any appointment as the Administrative Agent in the case of a successor Agent, or on or before the effective date of an Assignment and Acceptance pursuant to which it became a Lender in the case of an assignee, or on or prior to the date that any Lender becomes an Issuing Bank pursuant to Section 2.17(i), and if otherwise reasonably requested from time to time by Borrower or the Administrative Agent, within 30 days of such request, the Administrative Agent, each Lender or the Issuing Bank which is not a U.S. Person within the meaning of
        Section 7701(a)(30) of the Tax Code shall provide to each of the Administrative Agent and Borrower two duly completed and signed copies of Internal Revenue Service Forms W-8BEN, or W-8ECI or successor form(s), as the case may be, certifying as to such Administrative Agent's, Lender's or Issuing Bank's (if applicable) status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Administrative Agent, each Lender or the Issuing Bank under this Agreement. Until Borrower and the Administrative Agent have received such forms and indicating that payments under this Agreement are subject to an exemption from or reduction of United States withholding tax, Borrower or the Administrative Agent (if not withheld by Borrower) shall withhold taxes from such payments at the applicable statutory rate, without any obligation to "gross-up" or make the Administrative Agent, such Lender or Issuing Bank whole under clause (a) of this Section. In the case of an Administrative Agent, Lender, or Issuing Bank that is subject to a reduction of, rather than exemption from, United States withholding tax, the obligation of Borrower to "gross-up" under clause (a) of this Section shall not apply in respect of the amount of United States withholding tax that the Administrative Agent, such Lender, or the Issuing Bank is subject to at the time they become a party to this Agreement (provided, however, that in the case of an assignee that becomes a Lender pursuant to Section 11.04, the obligation of Borrower to "gross-up" under clause (a) of this Section, or indemnify for Indemnified Taxes under clause (c) of this Section, shall apply in respect of the amount of United States withholding tax that is applicable to payments made on or after the date upon which the assignee first becomes a Lender to the same extent that Borrower would have been obligated to "gross-up" under clause (a) of this Section, or indemnify for

        Indemnified Taxes under clause (c) of this Section, had the Administrative Agent, relevant Lender, or the Issuing Bank, as the case may be, not made such assignment to such assignee).

                (f) If (i) the Administrative Agent, any Lender, or the Issuing Bank receives a cash refund in respect of an overpayment of Indemnified Taxes or Other Taxes from a Governmental Authority with respect to, and actually resulting from, an amount of Indemnified Taxes or Other Taxes actually paid to or on behalf of the Administrative Agent, such Lender, or Issuing Bank by Borrower (a "TAX REFUND") and (ii) the Administrative Agent, such Lender, or the Issuing Bank, as the case may be, determines in its reasonable opinion that such Tax Refund has been correctly paid by such Governmental Authority and will not be required to be repaid to such Governmental Authority, then the Administrative Agent, such Lender, or the Issuing Bank, as the case may be, shall use its reasonable efforts to notify Borrower of such Tax Refund and to forward the proceeds of such Tax Refund (or relevant portion thereof) to Borrower as reduced by any expense or liability incurred by the Administrative Agent, such Lender, or the Issuing Bank, as the case may be, in connection with obtaining such Tax Refund.

        SECTION 2.16. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

                (a) MITIGATION OF OBLIGATIONS. If any Lender requests compensation under Section 2.12, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to
        Section 2.12 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                (b) REPLACEMENT OF LENDERS. If any Lender requests compensation under Section 2.12, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all of its interests, rights and obligations under this Agreement to an assignee selected by Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that, (i) Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld; (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts); and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.15, such assignment will result in a material reduction in such compensation or payments. A

        Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

        SECTION 2.17. LETTERS OF CREDIT.

                (a) GENERAL. Subject to the terms and conditions set forth herein, Borrower may request the issuance of Letters of Credit for its own account or the account of a Subsidiary in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period (provided that, Borrower shall be a co-applicant with respect to each Letter of Credit issued for the account of or in favor of a Subsidiary). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter-of-credit application or other agreement submitted by Borrower to, or entered into by Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (at least three Business Days in advance of the requested date of issuance, amendment, renewal or extension, or such shorter period as is acceptable to such respective Issuing Bank) a duly completed Letter of Credit Request, together with such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, Borrower also shall submit a letter-of-credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit, Borrower shall be deemed to represent and warrant that) after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed $10.0 million, (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments, (iii) the stated amount of each Letter of Credit shall be no less than $500,000, or such lesser amount as is acceptable to the Issuing Bank, and (iv) each Letter of Credit shall be denominated in dollars.

                (c) EXPIRATION DATE. Each Letter of Credit shall expire no later than the close of business on the earlier of (i) in the case of a Standby Letter of Credit, (x) the date one year after the date of the issuance of such Standby Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (y) the date that is 15 Business Days prior to the Revolving Maturity Date and (ii) in the case of a Commercial Letter of Credit, (x) the date that is 180 days after the date of issuance of such Commercial Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (y) the date that is 15 Business Days prior to the Revolving Maturity Date.

                (d) PARTICIPATIONS. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by Borrower on the date due as provided in Section 2.17(e), or of any reimbursement payment required to be refunded to Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.17(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                (e) REIMBURSEMENT. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, Borrower shall reimburse such LC Disbursement by paying to the Issuing Bank an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on (i) the Business Day that Borrower receives such notice, if such notice is received prior to 11:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If Borrower fails to make such payment when due, the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from Borrower in respect thereof and such Lender's Pro Rata Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Pro Rata Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.02(f), with respect to Loans made by such Lender, and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from Borrower pursuant to this Section 2.17(e), the Administrative Agent shall, to the extent that Revolving Lenders have made payments pursuant to this
        Section 2.17(e) to reimburse the Issuing Bank, distribute such payment to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this Section 2.17(e) to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve Borrower of its obligation to reimburse such LC Disbursement.

                (f) OBLIGATIONS ABSOLUTE. The obligation of Borrower to reimburse LC Disbursements as provided in Section 2.17(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.17(f), constitute a legal or equitable discharge of, or provide a right of set-off against, the obligations of Borrower hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Affiliates, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that, the foregoing shall not be construed to excuse the Issuing Bank from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable law) suffered by Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                (g) DISBURSEMENT PROCEDURES. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that, any failure to give or delay in giving such notice shall not relieve Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement (other than with respect to the timing of such reimbursement obligation set forth in Section 2.17(e)).

                (h) INTERIM INTEREST. If the Issuing Bank shall make any LC Disbursement, then, unless Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if Borrower fails to reimburse such LC Disbursement when due pursuant to Section 2.17(e), then Section 2.06(c) shall apply. Interest accrued pursuant to this Section 2.17(h) shall be for the account of the Issuing

        Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.17(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

                (i) RESIGNATION OR REMOVAL OF THE ISSUING BANK; ADDITIONAL ISSUING BANKS. The Issuing Bank may resign as Issuing Bank or be replaced at any time by written agreement among Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, by written agreement designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank or any such additional Issuing Bank. At the time any such replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.05(c). From and after the effective date of any such replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter by such Lender, and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or such addition to any previous Issuing Bank, or to such successor or such addition and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one Issuing Bank hereunder, Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.

                (j) CASH COLLATERALIZATION. If any Event of Default shall occur and be continuing, on the Business Day that Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this Section 2.17(j), Borrower shall deposit in the LC Sub-Account, in the name of the Collateral Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that, the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Borrower described in paragraph (g) or (h) of Article VIII. Each such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the obligations of Borrower under this Agreement. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Collateral Agent and at the risk and expense of Borrower, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be invested in Cash Equivalents and applied by the Collateral Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving

        Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of Borrower under this Agreement. If Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount plus any accrued interest or realized profits or such amounts (to the extent not applied as aforesaid) shall be returned to Borrower within three Business Days after all Events of Default have been cured or waived.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

        Each of the Loan Parties, as applicable, represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders (with references to the Companies being references thereto after giving effect to the Transactions unless otherwise expressly stated) that:

        SECTION 3.01. ORGANIZATION; POWERS. Each Company (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

        SECTION 3.02. AUTHORIZATION; ENFORCEABILITY. The Transactions to be entered into by each Loan Party are within such Loan Party's powers and have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

        SECTION 3.03. GOVERNMENTAL APPROVALS; NO CONFLICTS. Except as set forth on Schedule 3.03, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created under the Loan Documents and (iii) consents, approvals, registrations, filings or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect; (b) will not violate (i) any applicable law or regulation except for violations that could not reasonably be expected to result in a Material Adverse Effect, or (ii) the charter, bylaws or other organizational documents of any Company (other than any Immaterial Subsidiary) or any order of any Governmental Authority; (c) will not violate, result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Company or its assets, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect; and (d) will not result in the creation or imposition of any Lien on any asset of any Company, except Liens created under the Loan Documents and Permitted Liens.

        SECTION 3.04. FINANCIAL STATEMENTS. Deloitte & Touche LLP are independent accountants within the meaning of Regulation S-X of the Securities Act. The historical financial statements and the notes thereto included in the Offering Memorandum present fairly in all material respects the consolidated financial position, income statement, cash flows and changes in stockholder's equity of Borrower and its Subsidiaries at the respective dates and for the respective periods indicated. All such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented (except as disclosed therein). The unaudited pro forma financial statements and the notes thereto included in the Offering Memorandum have been prepared on a basis consistent with the historical financial statements of Borrower and its Subsidiaries and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly in all material respects the historical and proposed transactions contemplated by the Offering Memorandum; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements set forth in Regulation S-X under the Securities Act, except that Article 11 of Regulation S-X under the Securities Act does not require the inclusion of pro forma financial statements for the twelve months ended March 31, 2002. The other financial and statistical information and data included in the Offering Memorandum (other than industry and market-related data) are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of Borrower and its Subsidiaries.

        SECTION 3.05. PROPERTIES.

                (a) Each Loan Party has good title to, or valid leasehold interests in or other valid rights to use, all of such Company's Real Property, and all of such Loan Party's personal property material to its business. Title to all such property held by such Loan Party is free and clear of all Liens except for Permitted Liens. The property of the Companies, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted) (except to the extent such condition could not reasonably be expected to result in a Material Adverse Effect) and (ii) constitutes all the properties that are required for the business and operations of the Companies as currently conducted.

                (b) For each Loan Party, Schedule 3.05(b) contains a true and complete list of each parcel of Real Property (i) owned by such Loan Party as of the Closing Date, including a description of the type of interest therein held by such Loan Party, and the name of the Loan Party holding such interest; or (ii) leased, subleased or otherwise occupied or utilized by any Loan Party, as lessee or sublessee, as of the Closing Date, including a description of the type of interest therein held by such Loan Party, the name of the Loan Party holding such interest, and whether such lease, sublease or other instrument (each, a "COMPANY LEASE") requires the consent of the landlord thereunder or other parties thereto to the Transactions. Each Company Lease is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Loan Party that is a party thereto, and there is no, nor has any Loan Party received notice of any, default thereunder (or to the knowledge of any Loan Party, any condition or event that, after notice or a lapse of time or both, would constitute a default thereunder). No Loan Party, and, to the knowledge of each Loan Party, no third party to any Company Lease, has assigned any Company Lease or sublet any part of the premises covered thereby or exercised any renewal or purchase option thereunder. No penalties are accrued and unpaid by any Loan Party under any Company Lease. True and complete copies of all Company Leases, together with all modifications, extensions, amendments and assignments thereof have heretofore been made available to the Administrative Agent. None of the Loan Parties has granted any options or rights of first refusal, or rights of first offer to third parties to purchase or otherwise acquire an interest in any of the Real Property.

                (c) Each Company owns, or is licensed to use, all Intellectual Property used in the conduct of its business as currently conducted, except for those the failure to own or license that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No claim has been asserted and is pending by any person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Company know of any valid basis for any such claim. The use of such Intellectual Property by each Company does not infringe the rights of any person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                (d) No Company has received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event, zoning change, variance or special zoning exception affecting or that would affect all or any portion of the property.

        SECTION 3.06. EQUITY INTERESTS AND SUBSIDIARIES; CONSENT.

                (a) Schedule 3.06(a) sets forth a list of (i) all Subsidiaries of Holdings and their jurisdiction of organization as of the Closing Date; (ii) the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the Closing Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Closing Date of each such Subsidiary; and (iii) a designation as to whether such Subsidiary constitutes a Non-Guarantor Subsidiary. Schedule 3.06(a) designates the only Subsidiaries of Borrower that constitute Non-Guarantor Subsidiaries on the Closing Date. Such schedule may be amended from time to time without the prior written consent of the Administrative Agent so long as the Loan Parties and their Subsidiaries comply with all related obligations under this Agreement (including obligations described in Section 5.11 hereof). All Equity Interests of each Subsidiary of Holdings are duly and validly issued, are fully paid and non-assessable and, except as disclosed on Schedule 3.06(a), are owned directly or indirectly by Holdings. All Equity Interests of Parent are owned directly by Holdings, all Equity Interests of Luxembourg Holdings are owned directly by Parent, all Equity Interests of Luxembourg CM and Luxembourg Intermediate Holdings are owned directly by Luxembourg Holdings, and all Equity Interests of Borrower are owned directly by the Luxembourg Intermediate Holdings. Each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by it under the applicable Security Agreement, free of any and all Liens, rights or claims of other persons, except for the security interest created by the Security Agreements.

                (b) No consent of any person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Equity Interests, pledged to the Collateral Agent for the benefit of the Secured Parties under any Security Agreement or the exercise by the Collateral Agent of the voting or other rights provided for in any Security Agreement or the exercise of remedies in respect thereof.

        SECTION 3.07. LITIGATION; COMPLIANCE WITH LAWS.

                (a) Except as set forth on Schedule 3.07, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Company, threatened against or affecting any Company or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

                (b) Except for matters covered by Section 3.17, no Company or any of its property is in violation of, nor will the continued operation of their property as currently conducted violate, any Requirements of Law (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Real Property or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, in each case where such violation or default could reasonably be expected to result in a Material Adverse Effect.

        SECTION 3.08. AGREEMENTS.

                (a) No Company is a party to any agreement or instrument or subject to any corporate or other constitutional restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                (b) No Company is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its property are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

                (c) Schedule 3.08 accurately and completely lists all material agreements (other than Leases of Real Property set forth on Schedule 3.05(b)) to which any Loan Party is a party that are in effect on the Closing Date in connection with the operation of the business conducted thereby and Borrower has delivered to the Administrative Agent complete and correct copies of all such material agreements, including any amendments, supplements or modifications with respect thereto.

        SECTION 3.09. FEDERAL RESERVE REGULATIONS.

                (a) No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

                (b) No part of the proceeds of any Loan or any Letter of Credit will be used in any manner, whether directly or indirectly, for any purpose that violates, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T,

        U or X. The pledge of the Securities Collateral pursuant to the Security Agreements does not violate such regulations.

        SECTION 3.10. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. No Company is (a) an "investment company" or a company "controlled" by an "investment company," as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company," an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

        SECTION 3.11. USE OF PROCEEDS. Borrower will use the proceeds of (a) the Term Loans to finance a portion of the Transactions and pay related fees and expenses and (b) the Revolving Loans after the Closing Date for general corporate purposes (it being understood that no Revolving Loans shall be made on the Closing Date).

        SECTION 3.12. TAXES. Each Company has (a) filed or caused to be filed all federal Tax Returns and all material state, local and foreign Tax Returns or materials required to have been filed by it and (b) duly paid or caused to be duly paid all Taxes (whether or not shown on any Tax Return) due and payable by it and all assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Company shall have set aside on its books adequate reserves in accordance with GAAP.

        SECTION 3.13. NO MATERIAL MISSTATEMENTS. None of any information, report, financial statement, exhibit or schedule furnished by or on behalf of any Company to any Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (including the Offering Memorandum), taken together with all related information so furnished, contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading as of the date such information is dated or certified; provided that, to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast, projection or pro forma adjustment, each Company represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule (it being understood that, with respect to projected financial information, actual results may vary significantly from such projected results).

        SECTION 3.14. LABOR MATTERS. As of the Closing Date, there are no strikes, lockouts or slowdowns against any Company pending or, to the knowledge of any Company, threatened which could reasonably be expected to result in a Material Adverse Effect. The hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters in any manner that could reasonably be expected to result in a Material Adverse Effect. All payments due from any Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Company is bound.

        SECTION 3.15. SOLVENCY. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the assets of the Loan Parties, taken as a whole, will exceed their debts and liabilities, subordinated, contingent or otherwise;
(b) the present fair saleable value of the property of the Loan Parties, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their collective debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Loan Parties, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Loan Parties, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

        SECTION 3.16. EMPLOYEE BENEFIT PLANS.

                (a) Each Company and its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Tax Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by any Company or any ERISA Affiliate. No Company or ERISA Affiliate sponsors, contributes, participates in or has any liability under a plan established under Title IV of ERISA or a Multiemployer Plan.

                (b) Each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except when such failure to comply is not reasonably expected to result in a Material Adverse Effect. No Company has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan that is reasonably expected to result in a Material Adverse Effect. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan that is funded, determined as of the end of the most recently ended fiscal year of the respective Company on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Plan by an amount that is reasonably expected to result in a Material Adverse Effect.

        SECTION 3.17. ENVIRONMENTAL MATTERS.

                (a) The Real Property of the Companies does not contain, and has not previously contained, therein, thereon or thereunder, including the soil and groundwater thereunder, any Hazardous Materials in amounts or concentrations that (i) constitute or constituted a violation of, (ii) require a Response under, or (iii) could give rise to liability under, Environmental Laws, which violations, Response and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                (b) All operations of the Companies are in compliance, and, to the knowledge of the Companies, the Real Property is, and in the last three years such operations and the Real Property have been in compliance, with all Environmental Laws and all necessary



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

        permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

                (c) There have been no Releases or threatened Releases by any Company or, to their knowledge, by any other party, at, from, under or proximate to the Real Property or otherwise in connection with the operations of any Company, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                (d) None of the Companies has received any notice of an Environmental Claim in connection with the Real Property or operations of any Company or with regard to any person whose liabilities for environmental matters any of the Companies has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, that, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                (e) Hazardous Materials have not been transported from Real Property of the Companies by or on behalf of any of the Companies, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such Real Property in a manner that could give rise to liability under, or in violation of, any Environmental Law, nor has any Company retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage, transport or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                (f) No Lien has been recorded, or to the knowledge of any Company threatened, under any Environmental Law with respect to any owned Real Property or relating to any operations or assets of any Company;

                (g) No Real Property of the Companies is (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) to the knowledge of the Companies, listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA, or (iii) to the knowledge of the Companies, included on any similar list maintained by any Governmental Authority (except in the case of clauses (ii) and (iii), for listings relating to events or conditions that could not reasonably be expected to have a Material Adverse Effect); and

                (h) No Company is currently conducting any Response pursuant to any Environmental Law with respect to any Real Property or any other location except such waste management activities, air emission or water discharges which are conducted in compliance with Environmental Laws in the normal course of the Companies' operations or any other Response that could not reasonably be expected to result in a Material Adverse Effect.

        SECTION 3.18. INSURANCE. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by each Loan Party as of the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. Each Company has insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.



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

        SECTION 3.19. SECURITY DOCUMENTS.

                (a) The Security Agreements are effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in and Lien on the Security Agreement Collateral and, when (i) financing statements and other filings in appropriate form are filed in the offices specified in
        Section III.B of the Perfection Certificate and (ii) the Loan Parties have complied with Article III of the U.S. Security Agreement, the U.S. Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than (A) the Intellectual Property (as defined in the U.S. Security Agreement) and (B) such Collateral in which a security interest cannot be perfected under the Uniform Commercial Code as in effect at the relevant time in the relevant jurisdiction for filing), in each case subject to no Liens other than Permitted Liens.

                (b) When the U.S. Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the U.S. Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in the U.S. Security Agreement), in each case subject to no Liens other than Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the Closing Date).

                (c) Each Security Document delivered pursuant to Section 5.11 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Collateral described therein, and when such Security Document is filed or recorded in the appropriate offices as may be required under applicable law, such Security Document will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Security Agreement Collateral, in each case subject to no Liens other than the applicable Permitted Liens.

        SECTION 3.20. MATERIAL ADVERSE CHANGES. Since December 31, 2001, there has been no change that could reasonably be expected to result in a Material Adverse Effect.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

        The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

        SECTION 4.01. ALL CREDIT EXTENSIONS. On the date of each Borrowing, and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a "CREDIT EXTENSION"):



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                (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.17(b).

                (b) Borrower and each other Loan Party shall be in compliance in all material respects with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and, at the time of and immediately after such Credit Extension, no Default or Event of Default shall have occurred and be continuing.

                (c) Each of the representations and warranties set forth in
        Article III hereof or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case shall have been true and correct in all material respects (except that those that are qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects) on and as of such earlier date).

Each Credit Extension shall be deemed to constitute a representation and warranty by Borrower and each other Loan Party on the date of such Credit Extension as to the matters specified in paragraphs (b) and (c) above.

        SECTION 4.02. INITIAL CREDIT EXTENSION. On the Closing Date:

                (a) LOAN DOCUMENTS. All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be satisfactory to the Lenders, to the Issuing Bank and to the Administrative Agent and there shall have been delivered to the Administrative Agent an executed counterpart of each of the Loan Documents, including this Agreement, each Security Agreement, each Mortgage, the Perfection Certificate and each other applicable Loan Document.

                (b) CORPORATE DOCUMENTS. The Administrative Agent shall have received:

                        (i) a certificate of the Secretary or Assistant
                Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the certificate or articles of incorporation or other constitutive documents, including all amendments thereto certified as of a recent date by the Secretary of State (or like official) of the jurisdiction of its organization (if such document is of a type that may be so certified), (B) that attached thereto is a true and complete copy of the bylaws or other organizational documents of each Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (C) below, (C) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or other governing body of such person authorizing the execution, delivery and performance of the Loan



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

                Documents to which such person is a party and, in the case of Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such person (together with a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate in this clause
                (i));

                        (ii) a long form certificate as to the good standing of
                each Loan Party as of a recent date, from the Secretary of State (or like official) of the jurisdiction of its organization, to the extent such certificates or their equivalent are issued by such jurisdiction; and

                        (iii) such other documents as the Administrative Agent,
                the Issuing Bank or the Lenders may reasonably request.

                (c) OFFICER'S CERTIFICATE. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

                (d) FINANCINGS AND OTHER TRANSACTIONS, ETC.

                        (i) Borrower shall have received an amount from the
                Equity Financing equal to at least $176.0 million; the terms and documentation of the Equity Financing shall be in form and substance reasonably satisfactory to the Lenders; and the purchasers of the equity in the Equity Financing shall be reasonably acceptable to the Lenders.

                        (ii) The Lenders shall be reasonably satisfied with the
                form and substance of the Transaction Documents; the total financing requirements for the Transactions shall not exceed $759.5 million (unless otherwise agreed to by the Administrative Agent); the Transactions shall have been consummated or shall be consummated simultaneously on the Closing Date, in each case in all material respects in accordance with the terms hereof and the terms of the Transaction Documents (and without the waiver or amendment of any such terms not approved by the Administrative Agent and the Arranger); and the fees and expenses of the Transactions shall not exceed $70.0 million, provided that, with the Administrative Agent's prior approval, such fees and expenses may exceed $70.0 million but shall not exceed $75.0 million (unless otherwise agreed to by the Required Lenders).

                        (iii) Borrower shall have received at least $162.9
                million in gross proceeds from the issuance and sale of the Senior Subordinated Notes, and the Senior Subordinated Note Documents shall be certified by Borrower's chief financial officer as true, complete and current.

                        (iv) Borrower shall have received, indirectly as an
                equity investment, at least $24.0 million of the net proceeds from the issuance



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

                and sale of the Holdings Senior Discount Notes, and the Holdings Senior Discount Note Documents shall be certified by Borrower's chief financial officer as true, complete and current.

                        (v) The Refinancing shall have been consummated in full
                to the reasonable satisfaction of the Lenders with all Liens in favor of the existing lenders being unconditionally released; the Administrative Agent shall have received a "pay-off" letter with respect to all debt being refinanced in the Refinancing; the Administrative Agent shall have received from any person holding any Lien securing any such debt, such UCC (or other) termination statements, mortgage releases, releases of assignments of leases and rents and other instruments, in each case in proper form for recording, as the Administrative Agent shall have reasonably requested to release and terminate of record the Liens securing such debt.

                        (vi) The Lenders shall be reasonably satisfied with the
                capitalization, the terms and conditions of any equity arrangements and the corporate or other organizational structure of Holdings, Parent, the LuxCos, Borrower, and their respective Subsidiaries.

                        (vii) Borrower and its Subsidiaries shall have, on a
                consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, a pro forma cash balance that, when added to the unused Revolving Commitments hereunder, aggregates to at least $60.0 million.

                (e) INDEBTEDNESS AND MINORITY INTERESTS. After giving effect to the Transactions and the other transactions contemplated hereby, no Company shall have outstanding any Indebtedness, preferred stock or minority interests other than (i) the Loans and extensions of credit hereunder, (ii) any preferred stock issued in connection with the Equity Financing, (iii) the Senior Subordinated Notes and the Senior Subordinated Guarantees, (iv) the Holdings Senior Discount Notes, (v) the Indebtedness described on Schedule 6.01 attached hereto, and (vi) the minority interests described on Schedule 3.06(a) attached hereto.

                (f) FINANCIAL STATEMENTS; PRO FORMA BALANCE SHEET; PROJECTIONS. The Lenders shall have received, reviewed, and be reasonably satisfied with, (i) the unaudited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of Borrower and its Subsidiaries for each fiscal quarter of the fiscal year in which the Closing Date occurs ended prior to 45 days prior to the Closing Date and for the comparable periods of the preceding fiscal year; (ii) (A) the pro forma consolidated balance sheets and statements of income for Borrower and its Subsidiaries, as well as the pro forma levels of EBITDA and other operating data, for the fiscal year ended December 31, 2001 and each fiscal quarter of the fiscal year in which the Closing Date occurs ended prior to 45 days prior to the Closing Date and for the comparable periods of the preceding fiscal year, after giving effect to the transactions contemplated hereby, and (B) a statement of Borrower's pro forma consolidated cash balance as of the Closing Date certified by Borrower's chief financial officer as demonstrating compliance with
        Section 4.02(d)(vii), after giving effect to the Transactions; and (iii) final forecasts of the financial performance of Borrower and its subsidiaries. The forecasts provided to the



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

        Lenders and any cost savings shall be included in such financial statements prepared in accordance with GAAP only to the extent permitted to be included in pro forma financial statements set forth in a registration statement filed with the Securities and Exchange Commission.

                (g) OPINIONS OF COUNSEL. The Administrative Agent shall have received, on behalf of itself, the other Agents, the Arranger, the Lenders and the Issuing Bank, (i) a favorable written opinion of Chadbourne & Parke, LLP, special counsel for certain of the Loan Parties, and of each other local counsel listed on Schedule 4.02(g), in each case (A) in form reasonably acceptable to the Administrative Agent,
        (B) dated the Closing Date, (C) addressed to the Agents, the Arranger, the Issuing Bank, and the Lenders and (D) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and (ii) a copy of each legal opinion delivered under the other Transaction Documents, together with reliance letters from the party delivering such opinion authorizing the Agents, Lenders and the Issuing Bank to rely thereon as if such opinion were addressed to them.

                (h) SOLVENCY OPINION. The Administrative Agent shall have received a written opinion, in form and substance and from an independent investment banking or appraisal firm reasonably satisfactory to the Administrative Agent, as to the solvency of the Loan Parties on a consolidated basis after giving effect to the Transactions.

                (i) REQUIREMENTS OF LAW. The Administrative Agent shall be satisfied that the Transactions shall be in full compliance with all material Requirements of Law, including Regulations T, U and X of the Board. The Lenders shall have received satisfactory evidence of compliance with all other applicable Requirements of Law, including all applicable environmental laws and regulations, except to the extent such noncompliance could not reasonably be expected to have a material adverse effect on Holdings and its Subsidiaries, taken as a whole.

                (j) CONSENTS. The Administrative Agent shall be satisfied that all material consents and approvals required from Governmental Authorities and third parties in connection with the Transactions have been obtained and remain in effect, and there shall be no governmental or judicial action (or any adverse development therein), actual or threatened, that the Lenders shall reasonably determine has or could have, singly or in the aggregate, a material adverse effect on the Transactions or the other transactions contemplated hereby.

                (k) LITIGATION. Except as set forth on Schedule 3.07, there shall be no litigation, public or private, or administrative proceedings, governmental investigation or other legal or regulatory developments that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or could materially and adversely affect the ability of Holdings and its Subsidiaries to fully and timely perform their respective obligations under the Transaction Documents, or the ability of the parties to consummate the financings contemplated hereby or the other Transactions.

                (l) SOURCES AND USES. The sources and uses of the Loans shall be as set forth in Section 3.11.

                (m) FEES. The Arranger and Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including the reasonable legal fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Administrative Agent) required to be reimbursed or paid by Borrower hereunder or under any other Loan Document.

                (n) PERSONAL PROPERTY REQUIREMENTS. The Collateral Agent shall have received from each Loan Party (other than any Non-Guarantor Subsidiary and except to the extent the Administrative Agent determines that any of the following is not commercially feasible, taking into account the cost to procure and the effectiveness and enforceability under local law):

                        (i) all certificates, agreements or instruments
                representing or evidencing the Pledged Equity Interests and the Pledged Intercompany Debt (each as defined in the U.S. Security Agreement) accompanied by instruments of transfer and stock powers endorsed in blank shall have been delivered to the Collateral Agent;

                        (ii) all other certificates, agreements, including
                Control Agreements, or instruments necessary to perfect security interests in all Chattel Paper, all Instruments, all Deposit Accounts and all Investment Property of each Loan Party (as each such term is defined in the U.S. Security Agreement and to the extent required by the terms of the U.S. Security Agreement);

                        (iii) UCC financing statements in appropriate form for
                filing under the UCC and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate to perfect the Liens created, or purported to be created, by the Security Documents;

                        (iv) certified copies of Requests for Information (Form
                UCC-11), tax lien, judgment lien, bankruptcy and pending lawsuit searches or equivalent reports or lien search reports, each of a recent date listing all effective financing statements, lien notices or comparable documents that name (A) any domestic Loan Party as debtor and that are filed in those state and county jurisdictions in which any of the property of such domestic Loan Party is located and the state and county jurisdictions in which such domestic Loan Party's principal place of business is located, and (B) any foreign Loan Party, to the extent obtainable from the District of Columbia, none of which encumber the Collateral covered or intended to be covered by the Security Documents (other than those relating to Liens acceptable to the Collateral Agent);

                        (v) evidence of the completion of all recordings and
                filings of, or with respect to, each Security Agreement, including filings with the United States Patent, Trademark and Copyright Offices, and the execution and/or delivery of such other security and other documents, and the taking of all actions as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the Liens created, or purported to be created, by the Security Agreements, except for any of the foregoing to be provided after the Closing Date pursuant to Section 5.13 hereof;




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

                        (vi) any documents required to be submitted to the
                Collateral Agent by the Loan Parties as may be necessary or desirable to perfect the security interest of the Collateral Agent pursuant to each Foreign Security Agreement, except for any of the foregoing to be provided after the Closing Date pursuant to Section 5.13 hereof;

                        (vii) with respect to each Real Property located in the
                United States in which a Loan Party holds the tenant's interest thereunder set forth on Schedule 4.02(n) where the Loan Parties maintain Collateral having a value in excess of $1.0 million, such Loan Party shall use its best efforts to obtain a Landlord Lien Waiver and Access Agreement on or prior to the Closing Date; and

                        (viii) evidence acceptable to the Collateral Agent of
                payment by the Loan Parties of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents, except, with respect to any Foreign Security Agreement, for any of the foregoing to be provided after the Closing Date pursuant to Section 5.13 hereof.

                (o) REAL PROPERTY REQUIREMENTS. The Collateral Agent shall have received (or, only with respect to clause (i) below, each Loan Party agrees to use commercially reasonable efforts to deliver to the Collateral Agent):

                        (i) Mortgages encumbering each Mortgaged Real Property
                in favor of the Collateral Agent, for the benefit of the Secured Parties, duly executed and acknowledged by the Loan Party that is the owner of or holder of an interest in such Mortgaged Real Property, and otherwise in form for recording in the recording office of each political subdivision where each such Mortgaged Real Property is situated, and such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a Lien under applicable law, and such UCC financing statements and fixture filings, all of which shall be in form and substance reasonably satisfactory to Collateral Agent, and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction;

                        (ii) with respect to each Mortgaged Real Property for
                which a Mortgage is obtained in accordance with clause (i) above, an Agreement and Estoppel Certificate executed by the applicable Loan Party and fee interest holder, and such other consents, approvals, amendments, supplements, memoranda of lease estoppels, tenant subordination agreements or other instruments as necessary or required to consummate the Transactions or as shall reasonably be deemed necessary by the Collateral Agent in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Real Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Real Property;

                        (iii) with respect to each Mortgage, a policy (or
                commitment to issue a policy) of title insurance insuring (or committing to insure) the Lien of such Mortgage as a valid first mortgage Lien on the Real



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

                Property and fixtures described therein in an amount equal to 115% of the fair market value of the fee or leasehold interest, as applicable, of such Real Property which policies (or commitments) (each, a "TITLE POLICY") shall (A) be issued by the Title Company, (B) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Collateral Agent, (C) contain a "tie-in" or "cluster" endorsement (if available under applicable law) (i.e., policies that insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (D) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to the Collateral Agent to the extent that such opinions can be obtained at a cost that is reasonable with respect to the value of the Real Property subject to such Mortgage) as shall be requested by the Collateral Agent, to the extent such endorsements are available in the applicable jurisdiction (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien and so-called comprehensive coverage over covenants and restrictions), and (E) contain no exceptions to title other than exceptions for the Permitted Liens applicable to such Mortgaged Real Property and otherwise acceptable to the Collateral Agent;

                        (iv) with respect to each Mortgaged Real Property for
                which a Mortgage is obtained in accordance with clause (i) above, such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called "gap," "mechanics lien," and "owner's" indemnifications and affidavits) as shall be required to induce the Title Company to issue the Title Policy/ies (or commitment) and endorsements contemplated in clause (iii) above;

                        (v) evidence reasonably acceptable to the Collateral
                Agent of payment by Borrower of all Title Policy premiums, escrow, search and examination charges, and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies referred to in clause (iii) above;

                        (vi) with respect to each Real Property or Mortgaged
                Real Property, copies of all Leases in which Borrower or any Subsidiary holds the lessor's interest or other agreements relating to possessory interests, if any. To the extent any of the foregoing affect any Mortgaged Real Property for which a Mortgage is obtained in accordance with clause (i) above, such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Real Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement, and shall otherwise be acceptable to the Collateral Agent;

                        (vii) with respect to each Mortgaged Real Property for
                which a Mortgage is obtained in accordance with clause (i) above, Borrower and



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

                each Subsidiary shall have made all notification, registrations and filings, to the extent required by, and in accordance with, all Governmental Real Property Disclosure Requirements applicable to such Mortgaged Real Property, including the use of forms provided by state or local agencies, where such forms exist, whether to Borrower or to or with the state or local agency; and

                        (viii) with respect to each Mortgaged Real Property for
                which a Mortgage is obtained in accordance with clause (i) above, an Officers' Certificate or other evidence reasonably satisfactory to the Arranger that as of the date thereof (A) there is no outstanding citation, violation or similar notice indicating that the Mortgaged Real Property contains conditions that are not in compliance in any material respect with local codes or ordinances relating to building or fire safety or structural soundness, (B) there has not occurred any taking or destruction of any Mortgaged Real Property and (C) there are no material disputes regarding boundary lines, location, encroachment or possession of such Mortgaged Real Property and to the best knowledge of Borrower or any Subsidiary that is the owner of or holder of an interest in such Mortgaged Real Property, no state of facts exist that could give rise to any such claim.

                (p) INSURANCE. The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.04 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the Administrative Agent.

                (q) SUBSIDIARY GUARANTORS. Each Subsidiary Guarantor listed on
        Schedule 1.01(e) that is a Foreign Subsidiary and is not a signatory to this Agreement shall have executed and delivered a Guarantee in form and substance satisfactory to the Administrative Agent.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

        Each Loan Party covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each Loan Party will, and will cause each of its Subsidiaries to:

        SECTION 5.01. FINANCIAL STATEMENTS, REPORTS, ETC. In the case of Borrower, furnish to the Administrative Agent and each Lender:



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                (a) ANNUAL REPORTS. Within 90 days after the end of each fiscal year, (i) the consolidated balance sheet of Parent as of the end of such fiscal year and related consolidated statements of income, cash flows and stockholders' equity for such fiscal year, and notes thereto (including a note with a balance sheet and statements of income and cash flows separating out the Loan Parties (other than Holdings) from the Non-Guarantor Subsidiaries), all prepared in accordance with Regulation S-X under the Securities Act and in a manner acceptable to the Securities and Exchange Commission and accompanied by an opinion of Deloitte & Touche or other independent public accountants of recognized national standing satisfactory to the Administrative Agent (which opinion shall not be qualified as to scope or contain any going concern or other qualification), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations, cash flows and changes in stockholders' equity of the Consolidated Companies as of the end of and for such fiscal year in accordance with GAAP; (ii) a management report in a customary form setting forth, on a consolidated basis, the financial condition, results of operations and cash flows as of the end of and for such fiscal year, as compared to the Companies' (other than Holdings) financial condition, results of operations and cash flows as of the end of and for the previous fiscal year and its budgeted results of operations and cash flows (including notes separating out the financial condition, results of operations and cash flows of the Loan Parties (other than Holdings) from the financial condition, results of operations and cash flows of the Non-Guarantor Subsidiaries), and (iii) a management's discussion and analysis of the financial condition and results of operations for such fiscal year, as compared to the previous fiscal year;

                (b) QUARTERLY REPORTS. Within 45 days after the end of each of the first three fiscal quarters of each fiscal year, (i) the consolidated balance sheet of Parent as of the end of such fiscal quarter and related consolidated statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, and notes thereto (including a note with a balance sheet and statements of income and cash flows separating out the Loan Parties (other than Holdings) from the Non-Guarantor Subsidiaries), all prepared in accordance with Regulation S-X under the Securities Act and in a manner acceptable to the Securities and Exchange Commission and accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Consolidated Companies as of the date and for the periods specified in accordance with GAAP and on a basis consistent with the audited financial statements referred to in
        Section 5.01(a), subject to normal year-end audit adjustments and the absence of footnotes; (ii) a management report in a customary form setting forth, on a consolidated basis, the financial condition, results of operations and cash flows as of the end of and for such fiscal quarter and for the then elapsed portion of the fiscal year, as compared to the Companies' (other than Holdings) financial condition, results of operations and cash flows as of the end of such fiscal quarter and for the comparable periods in the previous fiscal year and its budgeted results of operations and cash flows (including notes separating out the financial condition, results of operations and cash flows of the Loan Parties (other than Holdings) from the financial condition, results of operations and cash flows of the Non-Guarantor Subsidiaries); and (iii) a management's discussion and analysis of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year;



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                (c) FINANCIAL OFFICER'S COMPLIANCE CERTIFICATE. (i) Concurrently
        with any delivery of financial statements under Sections 5.01(a) and
        (b), a certificate of a Financial Officer certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; (ii) concurrently with any delivery of financial statements under Sections 5.01(a) and (b), a certificate of a Financial Officer, substantially in the form of Exhibit K attached hereto, setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Section 6.07 and, in the case of Section 5.01(a), setting forth Borrower's calculation of Excess Cash Flow; and (iii) in the case of Section 5.01(a) above, a report of the accounting firm opining on or certifying such financial statements stating that in the course of its regular audit of the financial statements of Parent and its Subsidiaries, which audit was conducted in accordance with GAAP, nothing came to their attention that caused them to believe that the any Loan Party failed to comply with the terms, covenants, provisions or conditions of Article VI of this Agreement, insofar as they relate to financial and accounting matters, or if any Default has been noted, specifying the nature and extent thereof;

                (d) FINANCIAL OFFICER'S CERTIFICATE REGARDING COLLATERAL. Concurrently with any delivery of financial statements under Sections 5.01(a), a Perfection Certificate Supplement;

                (e) PUBLIC REPORTS. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Company with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor), as the case may be;

                (f) MANAGEMENT LETTERS. Promptly after the receipt thereof by any Company, a copy of any "management letter" received by any such person from its certified public accountants and management's responses thereto;

                (g) BUDGETS. No later than 60 days after the first day of each fiscal year of Parent, an annual budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income by each of Borrower's business units and sources and uses of cash and balance sheets) prepared by Parent for (i) each fiscal month of such fiscal year prepared in detail and (ii) each of the five years immediately following such fiscal year prepared in summary form, in each case, of Parent and its Subsidiaries for each fiscal month of such fiscal year prepared in detail with appropriate presentation and discussion of the principal assumptions upon which such budgets are based, accompanied by the statement of a Financial Officer of each of Parent and Borrower to the effect that the budget is a reasonable estimate for the period covered thereby (it being understood that actual results may vary significantly from any such projected or forecasted results);

                (h) ANNUAL MEETINGS WITH LENDERS. Within 120 days after the close of each fiscal year of Borrower, each of Holdings and Borrower shall, at the request of the Administrative Agent or Required Lenders, hold a meeting (at a mutually agreeable location and time and at the expense of the participating Lenders (other than with respect



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        to the cost of the location of such meeting, which shall be paid by
        Borrower)) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Companies and the budgets presented for the current fiscal year of the Companies;

                (i) NOTICES IN CONNECTION WITH THE NOTE DOCUMENTS. Promptly following the delivery or receipt by any Loan Party of any written notice or communication pursuant to or in connection with any Senior Subordinated Note Document or any Holdings Senior Discount Note Document, a copy of such notice or communication; and

                (j) OTHER INFORMATION. Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Company, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

        SECTION 5.02. LITIGATION AND OTHER NOTICES. Furnish to the Administrative Agent and each Lender prompt written notice upon any Responsible Officer of a Loan Party becoming aware of the following:

                (a) any Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

                (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity by or before any Governmental Authority (i) against any Company (or any Affiliate thereof) that could reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document;

                (c) any development that has resulted in, or could reasonably be expected to result in a Material Adverse Effect;

                (d) the occurrence of a Casualty Event in excess of $100,000 and will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Security Documents; and

                (e) the incurrence of any material Lien (other than Permitted Liens) on, or claim asserted against any of the Collateral.

        SECTION 5.03. EXISTENCE; BUSINESSES AND PROPERTIES.

                (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05 or, in the case of any Subsidiary, where the failure to perform such obligations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently



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        conducted and operated; comply with all applicable Requirements of Law
        (including any and all zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; pay and perform its obligations under all Leases; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 5.03(b) shall prevent (i) sales of assets, consolidations or mergers by or involving any Company in accordance with
        Section 6.04; (ii) the withdrawal by any Company of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (iii) the abandonment by any Company of any property, rights, franchises, licenses, trademarks, tradenames, copyrights or patents that such person reasonably determines are not useful to its business.

        SECTION 5.04. INSURANCE.

                (a) Keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any property owned, occupied or controlled by it, to the extent obtainable on commercially reasonable terms; and maintain such other insurance as may be required by law; and, with respect to any Mortgaged Property, otherwise maintain all insurance coverage required under the applicable Mortgage, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Collateral Agent and the Lenders.

                (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof; (ii) name the Collateral Agent as insured party or loss payee; (iii) if reasonably requested by the Collateral Agent, include a breach-of-warranty clause; and (iv) be reasonably satisfactory in all other respects to the Collateral Agent.

                (c) Notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.04 is taken out by any Company; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

                (d) Borrower shall deliver to the Administrative Agent and the Collateral Agent and the Lenders a report of a reputable insurance broker annually with respect to such insurance and such supplemental reports with respect thereto as the Administrative Agent or the Collateral Agent may from time to time reasonably request.



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                (e) Obtain flood insurance in such total amount as the
        Administrative Agent or the Required Lenders may from time to time require, to the extent obtainable on commercially reasonable terms, if at any time the area in which any improvements located on any real property covered by a Mortgage is designated a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood disaster Protection Act of 1975, as amended from time to time.

        SECTION 5.05. TAXES. Pay and discharge promptly when due all Taxes before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien (other than a Permitted Lien) upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Taxes so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the applicable Company shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such proceeding (or orders entered in connection with such proceedings) operate to prevent the forfeiture or sale of the property or assets subject to any such Lien and suspend collection of the contested Tax and enforcement of a Lien and, in the case of Collateral, the applicable Company shall have otherwise complied with the provisions of the applicable Security Document in connection with such nonpayment.

        SECTION 5.06. EMPLOYEE BENEFITS. (a) Comply in all material respects with the applicable provisions of ERISA and the Tax Code, and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within ten days after any Responsible Officer of the Companies or their ERISA Affiliates or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred that, alone or together with any other ERISA Event, could reasonably be expected to result in liability of the Companies or their ERISA Affiliates under Title IV of ERISA, Section 302 of ERISA or Section 401(a)(29) or 412(n) of the Tax Code in any amount or other liability in an aggregate amount exceeding $1.0 million, a statement of a Financial Officer of Parent setting forth details as to such ERISA Event and the action, if any, that the Companies propose to take with respect thereto, and (ii) upon request by the Administrative Agent, copies of: (w) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Company or any ERISA Affiliate with the Internal Revenue Service with respect to each Plan, (x) the most recent actuarial valuation report for each Plan, (y) all notices received by any Company or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event, and (z) such other documents or governmental reports or filings relating to any Plan (or employee benefit plan sponsored or contributed to by any Company) as the Administrative Agent shall reasonably request.

        SECTION 5.07. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS. Keep proper books of record and account (i) in which full, true and correct entries are made in conformity with GAAP and in all material respects in conformity with all Requirements of Law, and (ii) in which all material dealings and transactions in relation to its business and activities are recorded. Each Company will permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the property of such Company at reasonable times during normal business hours and upon reasonable advance notice (no more frequently than twice during any fiscal year of Parent and at the sole cost and expense of the Lenders unless a Default or Event of Default shall have occurred and be continuing) and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of any



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Company with and be advised as to the same by the officers thereof and the independent accountants therefor.

        SECTION 5.08. USE OF PROCEEDS. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in Section 3.11.

        SECTION 5.09. COMPLIANCE WITH ENVIRONMENTAL LAWS; ENVIRONMENTAL REPORTS.

                (a) Comply and cause all lessees and other persons occupying Real Property, to the extent owned, operated or otherwise controlled by any Company, to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and property and obtain and renew all material Environmental Permits applicable to its operations and property and conduct any Response in accordance with Environmental Laws; provided, however, that no Company shall be required to undertake any Response to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

                (b) If a Default caused by reason of a breach of Section 3.17 or 5.09(a) shall have occurred and be continuing for more than 20 days without the Companies commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of Borrower, an environmental site assessment report regarding the matters that are the subject of such default, including where appropriate, any soil and/or groundwater sampling prepared by an environmental consulting firm and in form and substance reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Response to address them in connection with such Default.

        SECTION 5.10. INTEREST RATE PROTECTION. No later than the 90th day after the Closing Date, Borrower shall enter into, and for a minimum of three years thereafter maintain, Interest Rate Protection Agreements acceptable to the Administrative Agent that result in an amount to be determined by the Administrative Agent of up to 50% of the aggregate principal amount of Terms Loans outstanding hereunder being effectively subject to a fixed or maximum interest rate acceptable to the Administrative Agent.

        SECTION 5.11. ADDITIONAL COLLATERAL; ADDITIONAL GUARANTORS.

                (a) Subject to this Section 5.11 and except to the extent the Administrative Agent (after consultation with Borrower) determines that any of the following is not commercially reasonable (taking into account the expense of obtaining the same, the ability of Borrower or the relevant Subsidiary to obtain any necessary approvals or consents required to be obtained under applicable law in connection therewith, and the effectiveness and enforceability thereof under applicable law), with respect to any assets acquired after the Closing Date by Holdings, Parent, the LuxCos, Borrower or any other Loan Party that are intended to be subject to the Lien created by any of the Security Documents but that are not so subject, and with respect to any assets held by Holdings, Parent, the LuxCos, and Borrower or any other Loan Party on the Closing Date not made subject to a Lien created by any of the Security Documents but of a type intended to be subject to the Lien created by the applicable Security Documents (but, in any event, excluding any assets described in Section 5.11(b)), promptly (and in any event within 60



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        days after the acquisition thereof or upon the Administrative Agent's request): (i) execute and deliver to the Administrative Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such properties or assets (including using its best efforts to deliver a Landlord Lien Waiver and Access Agreement with respect to each Real Property located in the United States in which a Loan Party holds the tenant's interest thereunder and where the Loan Parties maintain Collateral having a value in excess of $1.0 million), subject to no Liens other than Permitted Liens, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent. Borrower shall otherwise take such actions and execute and/or deliver to the Administrative Agent such documents as the Administrative Agent shall require to confirm the validity, perfection and priority of the Lien of Security Documents against such after-acquired properties or assets, and such assets held on the Closing Date not made subject to a Lien created by any of the Security Documents.

                (b) To the extent the Administrative Agent (after consultation with Borrower) determines that any of the following is commercially reasonable (taking into account the expense (including taxes) of obtaining the same, the ability of Borrower or the relevant Subsidiary to obtain any necessary approvals or consents required to be obtained under applicable law in connection therewith, and the effectiveness and enforceability thereof under applicable law), with respect to any person that is a Wholly Owned Subsidiary of Parent or any of its Subsidiaries that are listed on Schedule 5.11(b) (a "SECTION 5.11(b) LISTED SUBSIDIARY"), any Subsidiary that has become a Released Guarantor pursuant to Section 7.09, and any person that becomes a Wholly Owned Subsidiary of Parent or any of its Subsidiaries after the Closing Date (a "NEW WHOLLY OWNED SUBSIDIARY"), promptly (and in any event (x) in the case of a New Wholly Owned Subsidiary, no later than 60 days after each such person becomes a New Wholly Owned Subsidiary, and (y) in the case of each Section 5.11(b) Listed Subsidiary or a New Wholly Owned Subsidiary that is required to become a Guarantor, or the stock or assets of which are required to be pledged, pursuant to clauses (i) and
        (ii) immediately below, no later than 90 days following the Closing Date and, in the case of any such Subsidiary that continues to not be a Guarantor, no later than 60 days following the close of any taxable year that such Subsidiary continues not to be a Guarantor), cause such Subsidiary (i) to become a Guarantor and deliver to the Administrative Agent the certificates representing the Equity Interests of such Subsidiary (provided that, in no event shall the stock of any such Subsidiary be required to be pledged if such pledge is illegal under applicable law and no reasonable alternative structure can be devised having substantially the same effect as such pledge that would not be illegal under applicable law), together with undated stock powers executed and delivered in blank by a duly authorized officer of such Subsidiary's parent, as the case may be, and all Intercompany Notes owing from such Subsidiary to any Loan Party; and (ii) (A) to execute a Joinder Agreement or such comparable documentation, in form and substance reasonably satisfactory to the Administrative Agent, and (B) to take all actions reasonably necessary or advisable to cause the Lien created by each Security Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent (provided that any such Subsidiary shall not be required to comply with clause (ii)(A) and (B) above if satisfying such requirements is illegal under



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        applicable law and no reasonable alternative structure can be devised having substantially the same effect as such pledge that would not be illegal under applicable law).

                (c) Notwithstanding anything to the contrary contained herein:

                        (i) in the case of any (x) Section 5.11(b) Listed
                Subsidiary and New Wholly Owned Subsidiary that has not previously become (and, if so, does not remain) a Guarantor and
                (y) other Non-Guarantor Subsidiary, 65% of the Equity Interests of any such Subsidiary (and 100% of the Equity Interests of any Domesticated Foreign Subsidiary) shall be subject to a Lien or be required to be pledged under the applicable Loan Document (except to the extent the Administrative Agent (after consultation with Borrower) determines that such Lien or pledge is not commercially reasonable (taking into account the expense (including taxes) of obtaining the same, the ability of Borrower or such Subsidiary to obtain any necessary approvals or consents required to be obtained under applicable law in connection therewith, and the effectiveness and enforceability thereof under applicable law)); and

                        (ii) notwithstanding clause (c)(i) immediately above and
                as of the end of any fiscal quarter of Parent:

                                (1) if the aggregate consolidated revenues of
                        the Non-Guarantor Subsidiaries exceeds 35.0% of Parent's consolidated revenues, then within 60 days of such date Borrower shall cause a sufficient number of the Non-Guarantor Subsidiaries to become Guarantors hereunder so that, after giving pro forma effect to such action, the aggregate consolidated revenues of the Subsidiaries remaining as Non-Guarantor Subsidiaries is less than 35.0% of Parent's consolidated revenues; or

                                (2) if the aggregate consolidated sum of the
                        Non-Guarantor Subsidiaries' fixed assets, receivables and inventories exceeds 35.0% of the aggregate consolidated sum of Parent's fixed assets, receivables and inventories (which fixed assets, receivables and inventories shall be computed after eliminating intercompany profit), then within 60 days of such date Borrower shall cause a sufficient number of the Non-Guarantor Subsidiaries to become Guarantors hereunder so that, after giving pro forma effect to such action, the aggregate consolidated sum of fixed assets, receivables and inventories of the Subsidiaries remaining as Non-Guarantor Subsidiaries is less than 35.0% of the aggregate consolidated sum of Parent's fixed assets, receivables and inventories.

                If the condition set forth in clause (ii)(1) or (ii)(2) above is established, Borrower shall, or shall cause the applicable Foreign Subsidiaries to, take all such further action and execute and deliver all such further agreements or documents as the Administrative Agent deems necessary or advisable to receive the full benefits of the Guarantees and Security Documents to be entered into by such Foreign Subsidiaries to the extent



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        necessary to preclude the 35.0% thresholds set forth in the immediately preceding clauses (ii)(1) and (ii)(2) from being exceeded, except to the extent such actions, executions, or, deliveries are illegal under applicable law, and no reasonable alternative structure can be devised having substantially the same effect as such actions, executions, or deliveries that would not be illegal under applicable law.

                (d) REAL PROPERTY. Upon the written request of the Administrative Agent (provided that, except as otherwise provided in Section 5.12, the Administrative Agent shall not make such written request if (after consultation with Borrower) it determines that any of the following is not commercially feasible (taking into account the expense of obtaining the same and the effectiveness and enforceability thereof under applicable law)), each Loan Party will promptly grant to the Administrative Agent, within 60 days of such request, security interests and Mortgages in such owned or leased Real Property of such Loan Party located in the United States as is acquired or leased by such Loan Party after the Closing Date by Borrower or such Subsidiary and that is used for warehouse, manufacturing, distribution, or laboratory purposes, has a value as determined in good faith by the Administrative Agent in excess of $1.0 million or is otherwise material to the business operations of Borrower or such Subsidiary, as additional security for the Secured Obligations (unless (i) the subject property is already mortgaged to a third party to the extent permitted by Section 6.02 or
        (ii) in the encumbrancing of such leased Real Property requires the consent of any applicable lessor, where Parent and its Subsidiaries have attempted in good faith, but are unable, to obtain such lessor's consent). Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Collateral Agent and shall constitute valid and enforceable perfected Liens subject only to Permitted Liens and such other Liens reasonably acceptable to the Collateral Agent. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Loan Party shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent shall require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a Title Policy, a survey and local counsel opinion (in form and substance reasonably satisfactory to the Collateral Agent) and all other items described in
        Section 4.02(o) in respect of such Mortgage) within 60 days of the written request of the Collateral Agent.

        SECTION 5.12. SECURITY INTERESTS; FURTHER ASSURANCES. Each Loan Party shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02. Promptly, upon the reasonable request of the Administrative Agent, any Lender or the Collateral Agent, at Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by Administrative Agent or the Collateral Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby superior and prior to the rights of all third persons other than the holders of Permitted Liens and subject to other Liens except as permitted by the Security Documents, or obtain any



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consents, including landlord or similar Lien waivers and consents, as may be necessary or appropriate in connection therewith, to the extent contemplated hereby. Deliver or cause to be delivered to the Administrative Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent as the Administrative Agent shall deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents. Upon the exercise by the Administrative Agent or the Collateral Agent of any power, right, privilege or remedy pursuant to any Loan Document that requires any consent, approval, registration, qualification or authorization of any Governmental Authority or any other person, execute and deliver and/or obtain all applications, certifications, instruments and other documents and papers that the Administrative Agent or the Collateral Agent may be so required to obtain. Notwithstanding anything to the contrary contained herein, if an Event of Default has occurred and is continuing, the Administrative Agent and the Collateral Agent shall have the right to require any Loan Party to execute and deliver documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent as the Administrative Agent shall deem necessary to grant to the Administrative Agent, for its benefit and for the benefit of the other Secured Parties, a valid and perfected Lien subject to no Liens other than Permitted Liens on such assets and properties not otherwise required hereunder, except to the extent such requirements are illegal under applicable law, and no reasonable alternative structure can be devised having substantially the same effect as such actions that would not be illegal under applicable law. If the Administrative Agent, the Collateral Agent or the Required Lenders determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property of any Loan Party constituting Collateral, Borrower shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are in form and substance satisfactory to the Administrative Agent and the Collateral Agent.

        SECTION 5.13. POST-CLOSING MATTERS. Execute and deliver the documents and complete the tasks set forth on Schedule 5.13, in each case within the time limits specified on such schedule.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

        Each Loan Party covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, no Loan Party will, nor will any Loan Party cause or permit any of its Subsidiaries to:

        SECTION 6.01. INDEBTEDNESS. Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except:

                (a) Indebtedness incurred pursuant to this Agreement and the other Loan Documents;



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                (b) Indebtedness under Interest Rate Protection Agreements entered into in compliance with Section 5.10 and such other non-speculative Interest Rate Protection Agreements that may be entered into from time to time by any Company and that such Company in good faith believes will provide protection against fluctuations in interest rates with respect to floating rate Indebtedness then outstanding, and permitted to remain outstanding, pursuant to the other provisions of this Section 6.01;

                (c) Indebtedness under Hedging Agreements (other than Interest Rate Protection Agreements) entered into from time to time by any Company in accordance with Section 6.03(c);

                (d) intercompany Indebtedness of the Companies outstanding to the extent permitted by Sections 6.03(d) and (h);

                (e) Indebtedness in respect of Purchase Money Obligations and Capital Lease Obligations and refinancings or renewals thereof, in an aggregate amount not to exceed at any time outstanding $20.0 million at that time;

                (f) Indebtedness in respect of workers' compensation claims, self-insurance obligations, performance bonds, surety appeal or similar bonds and completion guarantees provided by a Company in the ordinary course of its business;

                (g) (i) Indebtedness (other than as described in clauses (iii) and (iv) below) actually outstanding on the Closing Date and listed on
        Schedule 6.01, provided that, any such scheduled Indebtedness that constitutes intercompany Indebtedness (A) must be subordinated to the Obligations of the Loan Parties in accordance with a subordination agreement in form and substance reasonably satisfactory to the Administrative Agent, and (B) shall not be repaid, prepaid, refinanced or renewed unless the repayment, prepayment, refinancing or renewal thereof is treated as an Investment and permitted under Section 6.03;
        (ii) refinancings or renewals thereof, provided that, (A) any such refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being renewed or refinanced, plus the amount of any premiums required to be paid thereon and fees and expenses associated therewith, (B) such refinancing Indebtedness has a later or equal final maturity and longer or equal weighted average life than the Indebtedness being renewed or refinanced and (C) the covenants, events of default subordination and other provisions thereof (including any guarantees thereof) shall be, in the aggregate, no less favorable to the Lenders than those contained in the Indebtedness being renewed or refinanced; (iii) the Senior Subordinated Notes and the Holdings Senior Discount Notes (including any notes issued in exchange therefor in accordance with any registration rights document entered into in connection with the issuance of the Senior Subordinated Notes or the Holdings Senior Discount Notes); and (iv) up to $4.7 million of Indebtedness plus accrued interest in connection with that certain Loan Agreement, dated September 25, 2001, between Herbalife International Urunleri Ticaret Limited (a)irketi and ABN Amro Bank N.V., provided that, such Indebtedness shall be paid in full, shall not be refinanced, and all agreements and documents related thereto shall cease to have any force or effect within 75 days after the Closing Date;

                (h) Indebtedness in respect of the Korean Consumer Refund Guarantee; and



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                (i) other Indebtedness of Borrower and its Subsidiaries not to exceed $10.0 million in aggregate principal amount at any time outstanding.

        SECTION 6.02. LIENS. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except (each of the following being the "PERMITTED LIENS"):

                (a) inchoate Liens for Taxes not yet due and payable or delinquent and Liens for Taxes that (i) are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, or (ii) in the case of any such charge or claim that has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

                (b) Liens in respect of property of Borrower and its Subsidiaries imposed by law that were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, landlords', workmen's, suppliers', repairmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as (A) adequate reserves have been established in accordance with GAAP, and (B) in the case of any such Lien that has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

                (c) easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness and (ii) individually or in the aggregate materially interfering with the conduct of the business of the Companies at such Real Property;

                (d) Liens arising out of judgments or awards not resulting in an Event of Default and in respect of which such Company shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings;

                (e) Liens (other than any Lien imposed by ERISA or Section 401(a)(29) or 412(n) or the Tax Code) (i) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (ii) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (including obligations imposed by the applicable laws of foreign jurisdictions and exclusive of obligations for the payment of borrowed money); or (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that, (x) with respect to clauses (i), (ii) and (iii) above such Liens are set amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance



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

        with GAAP, which proceedings for orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, (y) to the extent such Liens are not imposed by Law, such Liens shall in no event encumber any property other than cash and Cash Equivalents, and (z) in the case of any such Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

                (f) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Borrower and its Subsidiaries in the ordinary course of business in accordance with the past practices of Borrower and its Subsidiaries;

                (g) Liens arising pursuant to Purchase Money Obligations or Capital Lease Obligations incurred pursuant to Section 6.01(e); provided that, (i) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the cost (including financing cost) of the property being acquired or leased at the time of the incurrence of such Indebtedness and (ii) any such Liens attach only to the property being financed pursuant to such Purchase Money Obligations or Capital Lease Obligations and directly related assets, such as proceeds (including insurance proceeds), products, accessions and substitutions, and do not encumber any other property of any Company;

                (h) bankers' Liens, rights of set-off and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by Borrower and its Subsidiaries, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

                (i) Liens on assets of a person existing at the time such person is acquired or merged with or into or consolidated with Borrower or any of its Subsidiaries (and not created in anticipation or contemplation thereof); provided that, such Liens do not extend to assets not subject to such Liens at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than the existing Lien;

                (j) Liens pursuant to the Security Documents;

                (k) Liens in existence on the Closing Date and set forth on
        Schedule 6.02; provided that, (i) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase; and (ii) such Liens do not encumber any property other than the property subject thereto on the Closing Date;

                (l) Licenses of Intellectual Property granted by Borrower and its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Borrower and its Subsidiaries;

                (m) cash deposits and other Liens required to secure obligations in respect of the Korean Consumer Refund Guarantee;



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                (n) cash deposits required to secure obligations in respect of
        (i) letters of credit and bank guarantees actually outstanding on the Closing Date and listed on Schedule 6.01 and (ii) refinancings or renewals thereof permitted under Section 6.01(g);

                (o) restrictions on transfers of securities imposed by applicable securities laws;

                (p) Liens on the Holdings Senior Discount Note Escrow Account;
        and

                (q) Liens on assets not constituting Collateral and securing Indebtedness permitted under Section 6.01(i) in an amount not to exceed $2.0 million at any one time;

provided, however, that no Liens shall be permitted to exist, directly or indirectly, on any Securities Collateral (as defined in the U.S. Security Agreement) except to the extent permitted under Section 6.02(n) above).

        SECTION 6.03. INVESTMENTS, LOANS AND ADVANCES. Directly or indirectly, lend money or credit or make advances to any person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, "INVESTMENTS"), except that the following shall be permitted:

                (a) the Companies may consummate the Transactions in accordance with the provisions of the Transaction Documents;

                (b) Borrower and its Subsidiaries may (i) acquire and hold accounts receivables owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (ii) acquire and hold cash and Cash Equivalents,
        (iii) endorse negotiable instruments for collection in the ordinary course of business, or (iv) make lease, utility and other similar deposits in the ordinary course of business;

                (c) the Loan Parties may enter into Interest Rate Protection Agreements to the extent permitted by Section 6.01(b) and may enter into and perform its obligations under Hedging Agreements entered into in the ordinary course of business and so long as any such Hedging Agreement is not speculative in nature and is (i) related to income related to foreign currency exposure of any Company or otherwise related to purchases permitted hereunder from foreign suppliers or (ii) entered into to protect such Companies against fluctuations in the prices of raw materials used in their businesses;

                (d) any Company may make intercompany loans to any Loan Party and any Loan Party may make intercompany loans and advances to any other Loan Party, and any Subsidiary that is not a Loan Party may make intercompany loans and advances to any other Subsidiary that is not a Loan Party; provided that, any such loan by any Loan Party shall be evidenced by an Intercompany Note, and shall be pledged (and delivered) by such Loan Party that is the lender of such intercompany loan as Collateral pursuant to the applicable Security Agreement; provided further that, (i) no Loan Party may make loans to any Foreign Subsidiary (other than a Domesticated Foreign Subsidiary) or Non-Guarantor Subsidiary pursuant to this Section 6.03(d) unless otherwise permitted under this Section 6.03, and (ii) any loans made by any Foreign Subsidiary (other than a Domesticated Foreign Subsidiary) or Non-Guarantor Subsidiary to any Loan Party



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        pursuant to this Section 6.03(d) shall be subordinated to the obligations of the Loan Parties pursuant to an Intercompany Note;

                (e) Borrower and its Subsidiaries may make Investments in the form of advances to employees for travel, relocation and like expenses, in each case, in the ordinary course of business and consistent with such Company's past practices;

                (f) Parent and its Subsidiaries may make Investments in the form of loans and advances not to exceed $7.0 million at any one time outstanding pursuant to this Section 6.03(f) to employees, directors and distributors of Holdings and its Subsidiaries for the purpose of funding the purchase of Capital Stock of Parent or Holdings by such employees, directors and distributors;

                (g) Borrower and its Subsidiaries may sell or transfer amounts to the extent permitted by Section 6.04;

                (h) Investments (other than as described in Section 6.03(d)) (i) by Borrower in any Subsidiary Guarantor, (ii) by any Company in Borrower or any Subsidiary Guarantor, and (iii) by a Subsidiary Guarantor in another Subsidiary Guarantor;

                (i) Investments in securities of trade creditors or customers in the ordinary course of business and consistent with such Company's past practices that are received in the settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

                (j) Investments made by Borrower or any Subsidiary as a result of consideration received in connection with an Asset Sale or other transaction effected in compliance with Section 6.04;

                (k) Investments outstanding on the Closing Date and identified on Schedule 6.03;

                (l) the Loan Parties may make Investments in other Persons, including Non-Guarantor Subsidiaries (which, in the case of Investments in Non-Guarantor Subsidiaries, must be in the form of intercompany loans to such Non-Guarantor Subsidiaries and shall be evidenced by an Intercompany Note pledged (and delivered) by the Loan Party that is the lender of such intercompany loan as Collateral pursuant to the applicable Security Agreement); provided that, after giving pro forma effect to each such Investment, the aggregate amount of all such Investments made by all Loan Parties on and after the Closing Date pursuant to this Section 6.03(l) that are outstanding at any time does not exceed $10.0 million (excluding any amounts invested in any Non-Guarantor Subsidiary that subsequently becomes a Guarantor (effective only upon such person becoming a Guarantor and only for so long as such person remains a Guarantor));

                (m) the Loan Parties may make Investments in Non-Guarantor Subsidiaries in the form of intercompany loans to such Non-Guarantor Subsidiaries for the purposes of enabling such Non-Guarantor Subsidiaries to comply with statutory obligations imposed by Governmental Authorities; provided that, each such intercompany loan shall be evidenced by an Intercompany Note and shall be pledged (and delivered) by the Loan Party that is the lender of such intercompany loan as Collateral pursuant to the applicable



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        Security Agreement; provided further that after giving pro forma effect to each such Investment, the aggregate amount of all such Investments made by all Loan Parties on and after the Closing Date pursuant to this
        Section 6.03(m) that are outstanding at any time does not exceed $10.0 million (excluding any amounts invested in any Non-Guarantor Subsidiary that subsequently becomes a Guarantor (effective only upon such person becoming a Guarantor and only for so long as such person remains a Guarantor));

                (n) Investments by the Loan Parties in Non-Guarantor Subsidiaries; provided that, (i) such Investments are contemporaneously or within five Business Days remitted to the Loan Parties, (ii) such Investments are made to facilitate repatriation of monies to the United States, and (iii) the aggregate amount of all such Investments made under this Section 6.03(n) outstanding at any one time shall not exceed $5.0 million;

                (o) the Loan Parties may make Investments in Herbalife Korea Co. Ltd. in the form of intercompany loans and payables to Herbalife Korea Co. Ltd. for the purposes of cash collateralizing or otherwise securing obligations in respect of the Korean Consumer Refund Guarantee; provided that, (i) any such intercompany loan shall be evidenced by an Intercompany Note and shall be pledged (and delivered) by the Loan Party that is the lender of such intercompany loan as Collateral pursuant to the applicable Security Agreement; (ii) any such Investment is immediately deposited into a bank account and used solely for the purposes referred to above in this Section 6.03(o); and (iii) to the extent cash deposits securing obligations in respect of the Korean Consumer Refund Guarantee are no longer required, Borrower shall cause Herbalife Korea Co. Ltd. to immediately repay the Loan Parties such amount;

                (p) Investments by Non-Guarantor Subsidiaries in Loan Parties that are contemporaneously or within five Business Days remitted to Non-Guarantor Subsidiaries; and

                (q) Investments by Borrower in the Collateral Account and LC Sub-Account.

        SECTION 6.04. MERGERS, CONSOLIDATIONS, SALES AND PURCHASES OF ASSETS. Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets (other than sales and other dispositions of inventory in the ordinary course of business), or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of assets used or useful in the Companies' business, but not all or substantially all of a person's assets) of any person (or agree to do any of the foregoing at any future time), except that:

                (a) Capital Expenditures by Borrower and its Subsidiaries shall be permitted to the extent permitted by Section 6.07(d);

                (b) (i) Asset Sales of used, worn out, obsolete or surplus property by any Company in the ordinary course of business and the abandonment or other Asset Sale of Intellectual Property that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Companies taken as a whole shall be permitted; (ii) any Company shall be permitted to barter obsolete inventory for advertising media and for other ordinary course trade purposes; and (iii) subject to Section 2.10(c), sell, lease or otherwise dispose of any assets, provided that, the aggregate consideration received in respect of all Asset Sales



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

        pursuant to this clause (iii) shall not exceed $5.0 million in any four fiscal quarters of Parent;

                (c) Investments shall be permitted to the extent permitted by
        Section 6.03;

                (d) Borrower and its Subsidiaries may sell Cash Equivalents in the ordinary course of business;

                (e) Borrower and its Subsidiaries may lease (as lessee or lessor) real or personal property and may guaranty such lease in the ordinary course of business;

                (f) the Transactions shall be permitted as contemplated by the Transaction Documents;

                (g) any Subsidiary may be merged into Borrower (as long as Borrower is the surviving corporation of such merger and remains a Wholly Owned Subsidiary of Holdings) or any other Wholly Owned Subsidiary Guarantor; provided, however, that the Lien on and security interest in such property granted in favor of the Collateral Agent under the Security Documents shall be maintained in accordance with the provisions of Section 5.10;

                (h) any Subsidiary may merge, convey, sell, transfer, assign or otherwise dispose of assets to Borrower or any other Loan Party;

                (i) Parent and its Subsidiaries may incur Liens that are not prohibited hereunder;

                (j) any Non-Guarantor Subsidiary may merge, convey, sell, transfer, assign or otherwise dispose of assets to any Company;

                (k) Parent and its Subsidiaries may make Investments pursuant to and in accordance with Section 6.03;

                (l) licenses and sublicenses by any Company of software, Intellectual Property and other general intangibles in the ordinary course of business and which do not materially interfere with the ordinary conduct of business of such Company;

                (m) any Loan Party may settle, release or surrender tort or other litigation claims in the ordinary course of business;

                (n) any Immaterial Subsidiary may voluntarily dissolve, liquidate or wind up; and

                (o) Holdings may sell its capital stock to officers, directors, distributors and employees of Holdings and its Subsidiaries.

To the extent the Required Lenders waive the provisions of this Section 6.04 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.04, such Collateral (unless sold to a Company) shall be sold free and clear of the Liens created by the Security Documents, and the Agents shall take all actions deemed appropriate to effect the foregoing.



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

        SECTION 6.05. DIVIDENDS. Authorize, declare or pay, directly or indirectly, any Dividends with respect to any Company, except that:

                (a) any Subsidiary of Borrower (i) may pay cash Dividends to Borrower or any Wholly Owned Subsidiary of Borrower and (ii) if such Subsidiary is not a Wholly Owned Subsidiary of Borrower, may pay cash Dividends to its shareholders generally so long as Borrower or its Subsidiary that owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary);

                (b) so long as no Default exists or would result therefrom, Borrower may pay Dividends to Luxembourg Intermediate Holdings, Luxembourg CM and Luxembourg Intermediate Holdings may pay Dividends to Luxembourg Holdings, Luxembourg Holdings may pay Dividends to Parent, and Parent may pay Dividends to Holdings, for the purpose of enabling Holdings to, and Holdings may, repurchase outstanding shares of its capital stock (or options to purchase such common stock) following the death, disability, retirement or termination of employment of employees, officers, distributors or directors of any Company; provided that, (i) all amounts used to effect such repurchases are obtained by Holdings from a substantially concurrent issuance of its capital stock (or exercise of options to purchase such capital stock) to other employees, members of management, distributors, executive officers or directors of Holdings, Borrower or any of its Subsidiaries; or (ii) to the extent the proceeds used to effect any repurchase pursuant to this clause (ii) are not obtained as described in preceding clause (i), the aggregate amount of Dividends paid by Holdings pursuant to this Section 6.05(b) (exclusive of amounts paid as described pursuant to preceding clause
        (i)) shall not exceed $10.0 million in the aggregate on and after the Closing Date plus the amount of any key-man life insurance proceeds actually received in any fiscal year of Parent;

                (c) so long as no Default exists or would result therefrom, Borrower may pay cash Dividends to Luxembourg Intermediate Holdings, Luxembourg CM and Luxembourg Intermediate Holdings may pay cash Dividends to Luxembourg Holdings, Luxembourg Holdings may pay cash Dividends to Parent, and Parent may pay cash Dividends to Holdings, for the purpose of paying, so long as all proceeds thereof are promptly used by Luxembourg Intermediate Holdings, Luxembourg CM, Luxembourg Holdings, Parent or Holdings, as applicable, to pay, its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including legal and accounting expenses and similar expenses); provided that, the aggregate amount of Dividends paid pursuant to this Section 6.05(c) shall not exceed $150,000 in any fiscal year of Holdings;

                (d) so long as no Default exists or would result therefrom, Borrower may pay, in respect of any particular Tax Determination Year following the close of such Tax Determination Year, cash Dividends to Luxembourg Intermediate Holdings, Luxembourg CM and Luxembourg Intermediate Holdings may pay cash Dividends to Luxembourg Holdings, Luxembourg Holdings may pay cash Dividends to Parent, and Parent may pay cash Dividends to Holdings, for the purpose of making, so long as all proceeds thereof are used by Holdings to make, with respect to each such Tax Determination Year, the disbursement of a Tax Amounts Payment following the close of such Tax Determination Year; provided that, 30 days prior to the declaration and disbursement of such Tax

        Amounts Payment, the payor thereof delivers to the Administrative Agent an Officer's Certificate certifying that the Tax Amounts CPA has made the determinations required to be made by the Tax Amounts CPA in accordance with this Agreement, and setting forth in detail reasonably satisfactory to the Administrative Agent the basis for the determinations of the Tax Amounts Payment;

                (e) so long as, after giving effect to any such cash Dividend on a pro forma basis: (i) no Default or Event of Default exists or would result therefrom, and (ii) the Leverage Ratio, as of the last day of the most recently ended fiscal quarter of Parent, is not greater than 2.00:1.00, then, upon the later of (x) March 31, 2005 and (y) the depletion of all funds in the Holdings Senior Discount Note Escrow Account, Borrower may pay cash Dividends to Luxembourg Intermediate Holdings, Luxembourg CM and Luxembourg Intermediate Holdings may pay cash Dividends to Luxembourg Holdings, Luxembourg Holdings may pay cash Dividends to Parent, and Parent may pay cash Dividends to Holdings, for the purpose of paying (so long as all proceeds thereof are promptly used by Holdings to pay) regularly scheduled interest payments on the Holdings Senior Discount Notes (pursuant to the terms of the Holdings Senior Discount Note Documents as in effect on the Closing Date); and

                (f) from time to time and in any event no later than nine months after the Closing Date, Holdings may repurchase or redeem shares of its capital stock owned by the Permitted Holders to the extent such repurchases or redemptions are funded entirely by proceeds from the concurrent or substantially concurrent issuance of shares of capital stock of Holdings to the distributors or members of management of Borrower.

        SECTION 6.06. TRANSACTIONS WITH AFFILIATES. Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Company, other than in the ordinary course of business and on terms and conditions substantially as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm's-length transaction with a person other than an Affiliate, except that:

                (a) Dividends, or any other payments otherwise payable pursuant to Section 6.05(d), may be paid to the extent provided in Section 6.05;

                (b) loans may be made and other transactions may be entered into between and among any Company and its Affiliates to the extent permitted by Sections 6.01 and 6.03;

                (c) customary fees may be paid to non-officer directors of the Loan Parties, and customary indemnities may be provided to all directors of the Loan Parties;

                (d) the Transactions may be effected;

                (e) payments may be made between Loan Parties pursuant to Intercompany Service Agreements;

                (f) Intercompany Service Receipts can be directly or indirectly paid or otherwise transferred to any member of the Holdings CFC Group that is a Loan Party for the purpose of making a Tax Amount Payment otherwise permitted hereunder; and

                (g) so long as no Default exists or would result therefrom, Borrower may pay, or cause to be paid, Monitoring Fees to the Principals and their Related Parties in accordance with the Monitoring Fee Agreements in an amount equal to (i) $2.5 million in any 12-month period, payable quarterly in equal installments, plus (ii) reasonable out-of-pocket expenses.

        SECTION 6.07. FINANCIAL COVENANTS.

                (a) MAXIMUM LEVERAGE RATIO. Permit the Leverage Ratio of Parent, as of the last day of each fiscal quarter of Parent specified below, to exceed the ratio set forth opposite such fiscal quarter set forth below:

        -----------------------------------------------------------------------------
                            FISCAL QUARTER                          LEVERAGE RATIO
        -----------------------------------------------------------------------------
        Third and Fourth Fiscal Quarters of Fiscal Year 2002         3.50 to 1.00
        -----------------------------------------------------------------------------
        First and Second Fiscal Quarters of Fiscal Year 2003         3.25 to 1.00
        -----------------------------------------------------------------------------
        Third and Fourth Fiscal Quarters of Fiscal Year 2003         3.00 to 1.00
        -----------------------------------------------------------------------------
        First and Second Fiscal Quarters of Fiscal Year 2004         2.75 to 1.00
        -----------------------------------------------------------------------------
        Third and Fourth Fiscal Quarters of Fiscal Year 2004         2.50 to 1.00
        -----------------------------------------------------------------------------
        Each Fiscal Quarter of Fiscal Year 2005                      2.25 to 1.00
        -----------------------------------------------------------------------------
        Each Fiscal Quarter of Fiscal Year 2006 and thereafter       2.00 to 1.00
        -----------------------------------------------------------------------------

                (b) MINIMUM INTEREST COVERAGE RATIO. Permit the Consolidated Interest Coverage Ratio of Parent, as of the last day of each fiscal quarter of Parent specified, to be less than the ratio set forth opposite such fiscal quarter set forth below:

        -----------------------------------------------------------------------------
                                                                  INTEREST COVERAGE
                            FISCAL QUARTER                              RATIO
        -----------------------------------------------------------------------------
        Third and Fourth Fiscal Quarters of Fiscal Year 2002         3.00 to 1.00
        and First and Second Fiscal Quarters of Fiscal Year
        2003
        -----------------------------------------------------------------------------
        Third and Fourth Fiscal Quarters of Fiscal Year 2003         3.25 to 1.00
        -----------------------------------------------------------------------------
        First Fiscal Quarter of Fiscal Year 2004                     3.50 to 1.00
        -----------------------------------------------------------------------------
        Second and Third Fiscal Quarters of Fiscal Year 2004         3.75 to 1.00
        -----------------------------------------------------------------------------
        Fourth Fiscal Quarter of Fiscal Year 2004                    4.00 to 1.00
        -----------------------------------------------------------------------------
        Each Fiscal Quarter of Fiscal Year 2005                      4.25 to 1.00
        -----------------------------------------------------------------------------
        Each Fiscal Quarter of Fiscal Year 2006 and thereafter       4.50 to 1.00
        -----------------------------------------------------------------------------

               (c) MINIMUM FIXED CHARGE COVERAGE RATIO. Permit the Consolidated Fixed Charge Coverage Ratio of Parent, as of the last day of each fiscal quarter of Parent specified below, to be less than the ratio set forth opposite such fiscal quarter set forth below:

        -----------------------------------------------------------------------------
                                                                     FIXED CHARGE
                            FISCAL QUARTER                          COVERAGE RATIO
        -----------------------------------------------------------------------------
        Third and Fourth Fiscal Quarters of Fiscal Year 2002         1.30 to 1.00
        and First, Second and Third Fiscal Quarters of Fiscal
        Year 2003
        -----------------------------------------------------------------------------
        Fourth Fiscal Quarter of Fiscal Year 2003                    1.35 to 1.00
        -----------------------------------------------------------------------------
        First and Second Fiscal Quarters of Fiscal Year 2004         1.45 to 1.00
        -----------------------------------------------------------------------------
        Third and Fourth Fiscal Quarters of Fiscal Year 2004         1.50 to 1.00
        -----------------------------------------------------------------------------
        Each Fiscal Quarter of Fiscal Year 2005                      1.60 to 1.00
        -----------------------------------------------------------------------------
        Each Fiscal Quarter of Fiscal Year 2006 and thereafter       1.70 to 1.00
        -----------------------------------------------------------------------------

                (d) LIMITATION ON CAPITAL EXPENDITURES. (i) Make or commit to make any Capital Expenditures, other than Capital Expenditures made or committed to be made by Parent and its Consolidated Subsidiaries in each fiscal year of Parent which in the aggregate do not exceed $25.0 million. (ii) Notwithstanding anything to the contrary contained in clause (i) above, to the extent that the Capital Expenditures made by Parent and its Consolidated Subsidiaries in any period set forth in clause (i) above are less than the amount permitted to be made in such period (without giving effect to any additional amount available as a result of this clause (ii)), the amount of such difference may be carried forward and used to make Capital Expenditures in the next succeeding fiscal year of Parent.

        SECTION 6.08. LIMITATION ON MODIFICATIONS OF INDEBTEDNESS; MODIFICATIONS OF CERTIFICATE OF INCORPORATION, OTHER CONSTITUTIVE DOCUMENTS OR BYLAWS AND CERTAIN OTHER AGREEMENTS, ETC. (i) Amend or modify, or permit the amendment or modification of, any provision of any existing Indebtedness (including the Senior Subordinated Notes and the Holdings Senior Discount Notes), either Monitoring Fee Agreement or any Transaction Document, or of any agreement (including any purchase agreement, indenture, loan agreement or security agreement) relating thereto, or of Borrower's corporate policy on cash management and short-term investments (as in effect on the Closing Date), other than any amendments or modifications to any Indebtedness, any Transaction Document, either Monitoring Fee Agreement or such corporate policy that do not in any way materially and adversely affect the interests of the Lenders, provided that, the modifications described in clause (iii) of Section 6.01(g) may be given effect; (ii) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Indebtedness outstanding under the Senior Subordinated Notes or the Holdings Senior Discount Notes, provided that, so long as no Default or Event of Default exists or would result therefrom, Borrower may make prepayments on the Senior Subordinated Notes in accordance with the Senior Subordinated Note Documents to the extent of the remaining 50% of Excess Cash Flow referred to in Section 2.10(g) after application of Sections 2.10(g) and
(j); (iii) amend, modify or change its articles of incorporation or other constitutive documents (including by the filing or modification of any certificate of designation) or bylaws, or any agreement entered into by it, with respect to its capital stock (including any shareholders' agreement), or enter into any new agreement with respect to its capital stock, other than any amendments, modifications, agreements or changes pursuant to this clause (iii) or any such new agreements pursuant to this clause (iii) that do not in any way adversely and materially affect the interests of the Lenders; and provided that, Parent may issue such capital stock as is not prohibited by Section 6.10 or any other provision of this Agreement and may amend articles of incorporation or other constitutive documents to authorize any such capital stock; or (iv) amend or terminate any Company Lease relating to any Mortgaged Property other than any amendments or terminations that do not in any way materially and adversely affect the interests of the Lenders or take any action or fail to take any action that, with or without either notice or lapse of time, would constitute a default under any Company Lease relating to any Mortgaged Property.

        SECTION 6.09. LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Borrower or any Subsidiary of Borrower, or pay any Indebtedness owed to Borrower or a Subsidiary of Borrower;
(b) make loans or advances to Borrower or any of Borrower's Subsidiaries; or (c) transfer any of its properties to Borrower or any of Borrower's Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law,
(ii) this Agreement and the other Loan Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Borrower or a Subsidiary of Borrower, (iv) existing restrictions under Indebtedness existing on the Closing Date and described in Schedule 6.01 attached hereto, (v) restrictions with respect solely to any Subsidiary of Parent imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all of the Equity Interests or assets of such Subsidiary; provided that, such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold, (vi) in connection with and pursuant to refinancings permitted under this Agreement, replacements of restrictions imposed pursuant to clause (iv) or this clause (vi) that are not more restrictive taken as a whole than those being replaced and do not apply to any other person or assets other than those that would have been covered by the restrictions in the Indebtedness so refinanced or replaced, or (vii) customary provisions with respect to the disposition or distribution of assets in joint venture agreements and other similar agreements relating solely to the assets subject to such agreement.

        SECTION 6.10. LIMITATION ON ISSUANCE OF CAPITAL STOCK. Parent will not permit any Subsidiary to issue any Equity Interest (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, Equity Interests, except (i) for stock splits, stock dividends and additional Equity Interest issuances that do not decrease the percentage ownership of any Subsidiary in any class of the Equity Interest of such Subsidiary; (ii) Subsidiaries of Borrower formed after the Closing Date pursuant to Section 6.11 may issue Equity Interests to Borrower or the Subsidiary of Borrower that is to own such stock; (iii) Borrower may issue common stock that is Qualified Capital Stock to Luxembourg Intermediate Holdings; and (iv) only to the extent required in accordance with applicable law, any Foreign Subsidiary may issue directors' qualifying shares. Notwithstanding the foregoing, the preceding limitation shall not apply with respect to issuances of Equity Interests of Holdings. All Equity Interests (other than capital stock issued by Holdings) issued in accordance with this Section 6.10 shall, to the extent required by Section 5.12 or the applicable Security Agreement, be delivered to the Collateral Agent for pledge pursuant to the applicable Security Agreement.

        SECTION 6.11. LIMITATION ON CREATION OF SUBSIDIARIES. Establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Lenders; provided that, Parent may establish or create one or more Wholly Owned Subsidiaries of Parent or one of its Wholly Owned Subsidiaries without such consent so long as (except to the extent any of the following is expressly exempted or otherwise limited pursuant to Section 5.11(b), but subject, in any event, to the requirements of Section 5.11(c)): (a) 100% of the Equity Interest of any new Subsidiary is upon the creation or establishment of any such new Subsidiary pledged and delivered to the Collateral Agent for the benefit of the Secured Parties under the applicable Security Agreement; and (b) upon the creation or establishment of any such new Subsidiary, such Subsidiary becomes a party to the applicable Security Documents and shall become a Subsidiary Guarantor hereunder and execute a Joinder Agreement and other applicable Loan Documents all in accordance with Section 5.11(b).

        SECTION 6.12. SALE AND LEASEBACK TRANSACTIONS. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except such transactions among Loan Parties, unless (i) the sale of such property is permitted by Section
6.04 and (ii) any Liens arising in connection with its use of such property are permitted by Section 6.02.

        SECTION 6.13. BUSINESS. Unless otherwise expressly provided herein:

                (a) With respect to Holdings, engage in any business activities or have any assets or liabilities other than (i) its ownership of the Equity Interests of Parent, (ii) participation in the issuances of its Equity Interests, so long as Holdings complies with its obligations relating thereto under this Agreement, (iii) entering into Intercompany Service Agreements, and (iv) activities and assets reasonably related to the foregoing clauses (i), (ii) and (iii);

                (b) With respect to Parent, engage in any business activities or have any assets or liabilities other than (i) its ownership of the Equity Interests of Luxembourg CM and Luxembourg Intermediate Holdings,
        (ii) participation in the issuances of its Equity Interests, (iii) entering into Intercompany Service Agreements, and (iv) activities and assets reasonably related to the foregoing clauses (i), (ii) and (iii);

                (c) With respect to Luxembourg Intermediate Holdings, engage in any business activities or have any assets or liabilities other than (i) its ownership of the Equity Interests of Borrower, (ii) participation in the issuances of its Equity Interests, (iii) entering into Intercompany Service Agreements, and (iv) activities and assets reasonably related to the foregoing clauses (i), (ii) and (iii);

                (d) With respect to Luxembourg CM, engage in any business activities or have any assets or liabilities other than (i) entering into contracts with third-party manufacturers for products relating to Borrower's business, and (ii) performing other necessary operational functions with respect to Borrower; or

                (e) With respect to Borrower and its Subsidiaries, engage (directly or indirectly) in any business other than those businesses in which Borrower and its Subsidiaries are engaged on the Closing Date (or that are complementary or substantially related thereto or are reasonable extensions thereof).

        SECTION 6.14. LIMITATION ON ACCOUNTING CHANGES. Make or permit any change in accounting policies or reporting practices without the consent of the Required Lenders, which consent shall not be unreasonably withheld, except changes that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or are required by GAAP.

        SECTION 6.15. FISCAL YEAR. Change its fiscal year-end to a date other than December 31.

                                   ARTICLE VII

                                    GUARANTEE

        SECTION 7.01. THE GUARANTEE. The Guarantors hereby irrevocably and unconditionally, jointly and severally guarantee as primary obligors and not as sureties to each Secured Party and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on (including any interest, fees, costs or charges that would accrue but for the provisions of Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United

States Code) the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower, and all other Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document or Interest Rate Protection Agreement relating to the Loans, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). The Guarantors hereby irrevocably and unconditionally, jointly and severally agree that if Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

        SECTION 7.02. OBLIGATIONS UNCONDITIONAL. The obligations of the Guarantors under Section 7.01 shall constitute a guaranty of payment (and not of collection) and are absolute, irrevocable and unconditional, joint and several (except to the extent otherwise limited in accordance with applicable Requirements of Law as described in Annex IV attached hereto or in any other Guarantee required by applicable Requirements of Law), irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

                        (i) at any time or from time to time, without notice to
                the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                        (ii) any of the acts mentioned in any of the provisions
                of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

                        (iii) the maturity of any of the Guaranteed Obligations
                shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                        (iv) any Lien or security interest granted to, or in
                favor of, the Issuing Bank or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

                        (v) the release of any other Guarantor.

        The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Loan Party exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against Borrower or against any other person that may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

        For purposes of this paragraph only, references to the "principal" include each Loan Party and references to the "creditor" include each Secured Party. In accordance with Section 2856 of the California Civil Code, each Guarantor waives all rights and defenses (i) available to such Guarantor by reason of Sections 2787 through 2855, 2899, and 3433 of the California Civil Code, including all rights or defenses such Guarantor may have by reason of protection afforded to the principal with respect to any of the Guaranteed Obligations, or to any other guarantor of any of the Guaranteed Obligations with respect to any of such guarantor's obligations under its guarantee, in either case in accordance with the antideficiency or other laws of the State of California limiting or discharging the principal's Indebtedness or such other guarantor's obligations, including Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure; and (ii) arising out of an election of remedies by the creditor, even though such election, such as a nonjudicial foreclosure with respect to security for any Guaranteed Obligation (or any obligation of any other guarantor of any of the Guaranteed Obligations), has destroyed such Guarantor's right of subrogation and reimbursement against the principal (or such other guarantor) by the operation of Section 580d of the California Code of Civil Procedure or otherwise. No other provision of this Guarantee shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph. As provided below, this Agreement shall be governed by, and shall be construed and enforced in accordance with the laws of the State of New York. This paragraph is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Agreement or to any of the Guaranteed Obligations.

        SECTION 7.03. REINSTATEMENT. The obligations of the Guarantors under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Holdings, Borrower or any other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. The

Guarantors jointly and severally (except to the extent otherwise limited in accordance with applicable Requirements of Law as described in Annex IV attached hereto or in any other Guarantee required by applicable Requirements of Law) agree that they will indemnify each Secured Party on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by such Secured Party in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, other than any costs or expenses resulting from the gross negligence, bad faith or willful misconduct of such Secured Party.

        SECTION 7.04. SUBROGATION; SUBORDINATION. Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. The payment of any amounts due with respect to any indebtedness of Borrower or any other Guarantor now or hereafter owing to any Guarantor or Borrower by reason of any payment by such Guarantor under the Guarantee in this
Article VII is hereby subordinated to the prior indefeasible payment in full in cash of the Guaranteed Obligations. In addition, any Indebtedness of the Guarantors now or hereafter held by any Guarantor is hereby subordinated in right of payment in full in cash to the Guaranteed Obligations. Each Guarantor agrees that it will not demand, sue for or otherwise attempt to collect any such indebtedness of Borrower or any other Guarantor to such Guarantor until the Obligations shall have been indefeasibly paid in full in cash. If, notwithstanding the preceding sentence, any Guarantor shall, prior to the indefeasible payment in full in cash of the Guaranteed Obligations, collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Secured Parties and be paid over to Administrative Agent on account of the Guaranteed Obligations without affecting in any manner the liability of such Guarantor under the other provisions of the guaranty contained herein.

        SECTION 7.05. REMEDIES. The Guarantors jointly and severally (except to the extent otherwise limited in accordance with applicable Requirements of Law as described in Annex IV attached hereto) agree that, as between the Guarantors and the Lenders, the obligations of Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article VIII) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.

        SECTION 7.06. INSTRUMENT FOR THE PAYMENT OF MONEY. Each Guarantor hereby acknowledges that the guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213 to the extent permitted thereunder.

        SECTION 7.07. GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy,



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insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

        SECTION 7.08. CONTINUING GUARANTEE. The Guarantees in this Article VII are continuing guarantees of payment, and shall apply to all Guaranteed Obligations whenever arising.

        SECTION 7.09. RELEASE OF GUARANTORS. If at any time after the Closing Date and in connection with the Guarantee of any Loan Party in this Article VII
(i) subject to the requirements of Section 5.11(c), in the case of a Foreign Subsidiary, the Administrative Agent (after consultation with Borrower) determines that in the case of any existing Guarantor, it would not be commercially reasonable for such Guarantor to remain a Guarantor (taking into account the expense (including taxes), the ability of Borrower or such Guarantor to obtain any necessary approvals or consents required to be obtained under applicable law (but have not been previously obtained) in connection therewith, and the effectiveness and enforceability thereof under applicable law) or (ii) such Guarantee becomes illegal under applicable law and such Loan Party delivers to the Administrative Agent, the Lenders and the Collateral Agent a legal opinion from its counsel to such effect, and no reasonable alternative structure can be devised having substantially the same effect as the issuance of a Guarantee that would not be illegal under applicable law, then, so long as the Senior Subordinated Note Guarantee of such Loan Party has been released or is contemporaneously released under the Senior Subordinated Note Documents, in case of each of the immediately preceding clauses (i) and (ii), the Collateral Agent shall (at the expense of Borrower) take all action necessary to release its security interest in that portion of the Security Agreement Collateral owned by such Guarantor (provided, however, that 65% of the Equity Interests of such Guarantor (and 100% of the Equity Interests of any Domesticated Foreign Subsidiary) shall not be released from the Security Agreement Collateral)), and such Guarantor shall be released from its obligations in respect of the Guarantees in this Article VII (such Guarantor being hereinafter referred to as a "RELEASED GUARANTOR," so long as it continues to be a Non-Guarantor Subsidiary), which release from such Guarantees, in the case of an event described in the immediately preceding clause (i), shall become effective as of the closing of the last day of the taxable year that immediately precedes the date that the Administrative Agent makes a determination described in such clause (i); provided that, such Released Guarantor shall continue to be subject to Section 5.11(b).

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

        In case of the happening of any of the following events ("EVENTS OF DEFAULT"):

                (a) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any LC Disbursement when and as the same shall become



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

        due and payable, whether at the due date thereof (including a Term Loan Repayment Date) or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                (b) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

                (c) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                (d) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in
        Section 5.02, 5.03 or 5.08 or in Article VI;

                (e) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) above), or under any Hedging Agreement entered into with any Lender or Affiliate of a Lender, and such default shall continue unremedied or shall not be waived for a period of 30 days after the earlier of (i) an Officer of such Company becoming aware of such default or (ii) receipt by Borrower and such Company of notice from the Administrative Agent or any Lender of such default; provided, however, that with respect to any default in obligations under Section 5.09(a), such 30-day period shall be extended if the relevant Company has commenced and continues diligently to pursue prudent and necessary response actions and otherwise complies with Section 5.09(b) and any applicable Environmental Laws;

                (f) any Company (other than any Immaterial Subsidiary) shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations) when and as the same shall become due and payable (after all applicable grace periods have expired); or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity; provided that, it shall not constitute an Event of Default pursuant to this paragraph (f) unless the aggregate amount of all such Indebtedness referred to in clauses (i) and (ii) exceeds $5.0 million at any one time;

                (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Company (other than any Immaterial Subsidiary), or of a substantial part of the property or assets of any Company (other than any Immaterial Subsidiary), under the Bankruptcy Code, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company (other than any Immaterial Subsidiary)



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

        or for a substantial part of the property or assets of any Company; or
        (iii) the winding-up or liquidation of any Company (other than any Immaterial Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                (h) any Company (other than any Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company (other than any Immaterial Subsidiary) or for a substantial part of the property or assets of any Company (other than any Immaterial Subsidiary); (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up or liquidate;

                (i) one or more judgments for the payment of money in an aggregate amount in excess of $5.0 million shall be rendered against any Company or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Company to enforce any such judgment;

                (j) an ERISA Event occurs, an event of noncompliance with respect to any Foreign Plan occurs or, if the present value of the accrued benefit liabilities (whether or not vested) under any Foreign Plan that is funded, determined as of the end of the most recently ended fiscal year of the respective Loan Party on the basis of actuarial assumptions proper under applicable foreign law, exceeds the current value of the assets of such Foreign Plan by more than $1.0 million, that in the opinion of the Required Lenders, when taken together with all other such ERISA Events, noncompliance and underfunding, could reasonably be expected to result in liability to any Company or its ERISA Affiliates in an aggregate amount exceeding $1.0 million;

                (k) any security interest and Lien purported to be created by any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Documents (including a perfected first priority security interest in and Lien on all of the Collateral thereunder (except as otherwise expressly provided in such Security Documents)) in favor of the Collateral Agent, or shall be asserted by Holdings, Borrower or any other Loan Party not to be a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on the Collateral covered thereby;

                (l) the Guarantees or any Security Document shall cease to be in full force and effect, except to the extent expressly permitted to be released hereunder in accordance with Section 7.09;



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

                (m) any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Loan Party or any other person, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Loan Party shall repudiate or deny that it has any liability or obligation for the payment of principal or interest or other obligations purported to be created under any Loan Document;

                (n) there shall have occurred a Change in Control; or

                (o) the Merger shall not have occurred on the Closing Date in accordance with the terms and conditions of the Merger Agreement;

then, and in every such event (other than an event described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments; (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; and (iii) direct Borrower to pay (and Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any event specified in paragraph (g) or (h) above to pay) to the Administrative Agent such additional amounts of cash, to be invested in Cash Equivalents and held as security for Borrower's reimbursement Obligations in respect of Letters of Credit then outstanding, equal to the LC Exposure at such time. In any event described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                                   ARTICLE IX

             COLLATERAL ACCOUNT; APPLICATION OF COLLATERAL PROCEEDS

        SECTION 9.01. COLLATERAL ACCOUNT.

                (a) The Collateral Agent is hereby authorized to establish and maintain at its office at 677 Washington Boulevard, Stamford, Connecticut 06901, in the name of the Collateral Agent and pursuant to a Control Agreement, a restricted deposit account designated "Collateral Account." Each Loan Party shall deposit into the Collateral Account from time to time (i) the cash proceeds of any of the Collateral (including pursuant to any disposition thereof) to the extent contemplated herein or in any other Loan Document, (ii) the cash proceeds of any Casualty Event with respect to Collateral to the extent contemplated herein or in any other Loan Document, and (iii) any cash such



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        Loan Party is required to pledge as additional collateral security hereunder pursuant to the Loan Documents.

                (b) The balance from time to time in the Collateral Account shall constitute part of the Collateral and shall not constitute payment of the Obligations until applied as hereinafter provided. So long as no Event of Default has occurred and is continuing or will result therefrom, the Collateral Agent shall, within two Business Days of receiving a request of the applicable Loan Party for release of cash proceeds constituting (i) Net Cash Proceeds from the Collateral Account, remit such cash proceeds on deposit in the Collateral Account to or upon the order of such Loan Party, so long as such Loan Party has satisfied the conditions relating thereto set forth in Section 9.02; (ii) Net Cash Proceeds from any sale or other disposition of Collateral from the Collateral Account, remit such cash proceeds on deposit in the Collateral Account, so long as such Loan Party has satisfied the conditions relating thereto set forth in Section 9.02; and (iii) with respect to the LC Sub-Account at such time as all Letters of Credit shall have been terminated and all of the liabilities in respect of the Letters of Credit have been indefeasibly paid in full. At any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Required Lenders as specified herein, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Obligations in the manner specified in Section 9.03, subject, however, in the case of amounts deposited in the LC Sub-Account, to the provisions of Sections 2.17(j) and 9.03. The Loan Parties shall have no right to withdraw, transfer or otherwise receive any funds deposited in the Collateral Account except to the extent specifically provided herein.

                (c) Amounts on deposit in the Collateral Account shall be invested from time to time in Cash Equivalents as the applicable Loan Party (or, after the occurrence and during the continuance of an Event of Default, the Collateral Agent) shall determine, which Cash Equivalents shall be held in the name and be under the control of the Collateral Agent (or any sub-agent); provided that, at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Required Lenders as specified herein, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Cash Equivalents and to apply or cause to be applied the proceeds thereof to the payment of the Obligations in the manner specified in Section 9.03.

                (d) Amounts deposited into the Collateral Account as cover for liabilities in respect of Letters of Credit under any provision of this Agreement requiring such cover shall be held by the Administrative Agent in a separate sub-account designated as the "LC Sub-Account" (the "LC SUB-ACCOUNT").

        SECTION 9.02. PROCEEDS OF CASUALTY EVENTS AND COLLATERAL DISPOSITIONS.

                (a) So long as no Event of Default shall have occurred and be continuing, in the event there shall be any Net Cash Proceeds in respect of any Casualty Event or from any Asset Sale of Collateral, the applicable Loan Party shall have the right, at such Loan Party's option, to apply such Net Cash Proceeds in accordance with the applicable provisions of this Agreement.



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

                (b) In the event any Net Cash Proceeds are required to be deposited in the Collateral Account in accordance with Section 2.10, the Collateral Agent shall not release any part of such Net Cash Proceeds until the applicable Loan Party has furnished to the Collateral Agent
        (i) an Officers' Certificate setting forth: (A) a brief description of the reason for the release, (B) the dollar amount of the expenditures to be made, or costs incurred by such Loan Party in connection with such release and (C) each request for payment shall be made on at least ten day's prior notice to the Collateral Agent and such request shall state that the properties acquired in connection with such release have a fair market value at least equal to the amount of such Net Cash Proceeds requested to be released from the Collateral Account; and (ii) all security agreements and Mortgages and other items required by the provisions of Sections 5.11 and 5.12 to, among other things, subject such reinvestment properties or assets to the Lien of the Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties.

        SECTION 9.03. APPLICATION OF PROCEEDS. The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, promptly by the Collateral Agent as follows:

                (a) First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization, including compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

                (b) Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization, including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

                (c) Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the indefeasible payment in full in cash, pro rata, of (i) interest, principal and other amounts constituting Obligations (other than the Obligations arising under the Interest Rate Protection Agreements), in each case equally and ratably in accordance with the respective amounts thereof then due and owing and (ii) the Obligations arising under the Interest Rate Protection Agreements in accordance with the terms of the Interest Rate Protection Agreements; and

                (d) Fourth, the balance, if any, to the person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns).

In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (c) of this Section 9.03, the Loan Parties shall remain liable for any deficiency.



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                                    ARTICLE X

                THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

        Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent (it being understood that reference in this Article X to the Administrative Agent shall be deemed to include the Collateral Agent) as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

        The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

        The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02); and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document; (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith; (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document; (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document; or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

        The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for



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any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

        The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

        The Administrative Agent may resign as administrative agent hereunder at any time upon at least 30-days' prior notice to the Lenders, the Issuing Bank and Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor from among the Lenders. If no successor shall have been so appointed by the Required Lenders or shall have accepted appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which successor shall be a commercial banking institution organized under the laws of the United States (or any state thereof) or a United States branch or agency of a commercial banking institution, and having combined capital and surplus of at least $250.0 million; provided, however, that if such retiring Administrative Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth above, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor as provided above. Upon the acceptance by a successor of its appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article X and Section 11.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

        Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

        The Lenders identified in this Agreement, the Syndication Agent and the Documentation Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders. Without limiting the foregoing, neither the Syndication Agent nor the Documentation Agent shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with



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respect to the Syndication Agent and the Documentation Agent as it makes with respect to the Administrative Agent or any other Lender in this Article X. Notwithstanding the foregoing, the parties hereto acknowledge that the Documentation Agent and Syndication Agent hold such titles in name only, and that such titles confer no additional rights or obligations relative to those conferred on any Lender hereunder.

                                   ARTICLE XI

                                  MISCELLANEOUS

        SECTION 11.01. NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                (a) if to any Loan Party, to Borrower at:

                        Herbalife International, Inc.
                        1800 Century Park East
                        Los Angeles, California  90067
                        Attention: Chief Financial Officer
                        Phone: (310) 410-9600
                        Telecopy No.: (310) 557-3929;

                        With courtesy copies to each of:

                        Whitney & Co., LLC
                        177 Broad Street
                        Stamford, Connecticut  06901
                        Attention:  Kevin J. Curley
                        Phone: (203) 973-1400
                        Telecopy No.: (203) 973-1422;

                        Golden Gate Private Equity, Inc.
                        One Embarcadero Center, Suite 3300
                        San Francisco, California  94111
                        Attention:  Jesse Rogers
                        Phone: (415) 627-4500
                        Telecopy No.: (415) 627-4501;

                        Chadbourne & Parke LLP
                        30 Rockefeller Plaza
                        New York, New York  10112
                        Attention:  Bruce Rader, Esq.
                        Phone:  (212) 408-5100
                        Telecopy No.:  (212) 541-5369;



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                (b) if to the Administrative Agent or the Collateral Agent, to
        it at:

                        UBS AG, Stamford Branch
                        Banking Product Services
                        677 Washington Boulevard
                        Stamford, Connecticut  06901
                        Attention:  Lynne Alfarone, Associate Director
                        Phone:  (203) 719-4308
                        Telecopy No.:  (203) 719-3888;

                        With a courtesy copy to:

                        UBS Warburg LLC
                        1999 Avenue of the Stars
                        Suite 1500
                        Los Angeles, CA 90067
                        Attention:  Todd Wadler, Director
                        Phone: (310) 556-6758
                        Telecopy No.:  (310) 772-7305; and

                (c) if to a Lender, to it at its address (or telecopy number) set forth on Annex II or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or by certified or registered mail, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 11.01, and failure to deliver courtesy copies of notices and other communications shall in no event affect the validity or effectiveness of such notices and other communications.

        SECTION 11.02.WAIVERS; AMENDMENT.

                (a) No failure or delay by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 11.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.



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                (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the written consent of the Required Lenders; provided that, no such agreement shall
        (i) increase the Commitment of any Lender without the written consent of such Lender; (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any Fees payable hereunder, without the written consent of each Lender affected thereby (except in connection with any waiver of the applicability of any post-default increase in interest rates); (iii) postpone the maturity of any Loan, or any scheduled date of payment of or installment otherwise due on the principal amount of any Term Loan under Section 2.09, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment or postpone the scheduled date of expiration of any Letter of Credit beyond the Revolving Maturity Date, without the written consent of each Lender affected thereby; (iv) change Section 2.14(b) or (c) in a manner that would alter the pro rata sharing of payments or set-offs required thereby without the written consent of each Lender; (v) change the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document (including this Section 11.02(b)) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder without the written consent of each Lender (or each Lender of such Class, as the case may be); (vi) except as otherwise expressly permitted under this Agreement, (A) release Holdings, Parent or any of the LuxCos from its Guarantee or limit its liability in respect of such Guarantee or (B) release all or substantially all of the Subsidiary Guarantors from their Guarantees, or limit the liability of all or substantially all of the Subsidiary Guarantors in respect of their Guarantees, in each case without the written consent of each Lender; (vii) release all or substantially all of the Collateral from the Liens of the Security Documents or alter the relative priorities of the Obligations entitled to the Liens of the Security Documents (except in connection with securing additional Obligations equally and ratably with the other Obligations), in each case without the written consent of each Lender; or (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class; provided further that, (1) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, or the Issuing Bank without the prior written consent of the Administrative Agent, the Collateral Agent, or the Issuing Bank, as the case may be; and (2) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Term Lenders) or the Term Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 11.02(b) if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Borrower, the Required Lenders and the Administrative Agent (and, if its



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        rights or obligations are affected thereby, the Issuing Bank) if (x) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (y) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

                (c) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by Section 11.02(b), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrower shall have the right to replace one or more of such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more persons pursuant to Section 2.16 so long as at the time of such replacement each such new Lender consents to the proposed change, waiver, discharge or termination; provided, however, that Borrower shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to Section 11.02(b).

        SECTION 11.03.EXPENSES; INDEMNITY.

                (a) Borrower agrees to pay all reasonable out-of-pocket expenses (including reasonable legal fees and expenses of counsel, expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses) incurred by the Administrative Agent, the Arranger and the Issuing Bank in connection with the syndication of the credit facilities provided for herein and the preparation, execution and delivery, administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications, enforcement costs or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated), or incurred by the Administrative Agent, the Arranger or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Administrative Agent and the Collateral Agent (and one local counsel in each foreign jurisdiction where the Administrative Agent deems such local counsel advisable and any additional counsel to the Lenders required in the event of a conflict of interest), and, in connection with any such enforcement or protection, the fees, charges and disbursements of any consultants and advisors in connection with any out-of-court workout or in any bankruptcy case.

                (b) Except to the extent otherwise limited in accordance with applicable Requirements of Law as described in Annex IV attached hereto, the Loan Parties agree, jointly and severally, to indemnify the Agents, the Arranger, each Lender, and the Issuing Bank, each Affiliate of any of the foregoing persons, and each of their respective directors, officers, trustees, employees and agents (each such person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, all reasonable out-of-pocket costs and any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of
        (i) any actual or proposed use of the proceeds of the Loans or issuances of Letters of Credit; (ii)



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        any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; or
        (iii) any actual or alleged presence or Release or threatened Release of Hazardous Materials, on, under or from any property owned, leased or operated by any Company, or any Environmental Claim related in any way to any Company; provided that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee.

                (c) The provisions of this Section 11.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agents, the Arranger, the Issuing Bank or any Lender. All amounts due under this
        Section 11.03 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

                (d) To the extent that the Loan Parties fail to pay any amount required to be paid by it to the Agents, the Arranger or the Issuing Bank under Section 11.03(a) or (b), each Lender severally agrees to pay to the Agents, the Arranger or the Issuing Bank, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against any of the Agents, the Arranger or the Issuing Bank in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposure, outstanding Term Loans and unused Commitments at the time.

        SECTION 11.04.SUCCESSORS AND ASSIGNS.

                (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void). Nothing in this Agreement, express or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Affiliates of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                (b) Any Lender may assign to one or more assignees (other than Holdings or any of its Affiliates or Subsidiaries) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that, (i) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Lender Affiliate, each of Borrower and the Administrative Agent (and, in the



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        case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing
        Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed); (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Lender Affiliate, any assignment made in connection with the primary syndication of the Commitment and Loans by the Arranger or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in a principal amount that is an integral multiple of $500,000 and not less than $1.0 million, unless each of Borrower and the Administrative Agent otherwise consent; (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans; (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that, any consent of Borrower otherwise required under this Section 11.04(b) shall not be required if a Default or an Event of Default under
        Article VIII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to Section 11.04(d), from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement (provided that, any liability of Borrower to such assignee under Section 2.12, 2.13 or 2.15 shall be limited to the amount, if any, that would have been payable thereunder by Borrower in the absence of such assignment), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13,
        2.15 and 11.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.04(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.04(e).

                (c) The Administrative Agent, acting for this purpose as an agent of Borrower, shall maintain at one of its offices in Stamford, Connecticut a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive and Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.



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                (d) Upon its receipt of a duly completed Assignment and
        Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 11.04(b) and any written consent to such assignment required by Section 11.04(b), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 11.04(d).

                (e) Any Lender may, without the consent of Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that, (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.02(b) that affects such Participant. Subject to Section 11.04(f), Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that, such Participant agrees to be subject to Section 2.14(c) as though it were a Lender.

                (f) A Participant shall not be entitled to receive any greater payment under Section 2.12, 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of Borrower. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 2.15(e) as though it were a Lender.

                (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and the other provisions of this Section 11.04 shall not apply to any such pledge or assignment of a security interest; provided that, no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

        SECTION 11.05. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan



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Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.14, 2.15 and 11.03 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

        SECTION 11.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, the Engagement Letter, the Commitment Letter and the Fee Letter constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

        SECTION 11.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

        SECTION 11.08. RIGHT OF SET-OFF. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final (other than deposits in trust accounts)) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Loan Party against any of and all the obligations of any Loan Party now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 11.08 are in addition to other rights and remedies (including other rights of set-off) that such Lender may have.

        SECTION 11.09.GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF
PROCESS.

                (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).



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                (b) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

                (c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 11.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

        SECTION 11.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10.

        SECTION 11.11. HEADINGS. Article and section headings and the table of contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

        SECTION 11.12. CONFIDENTIALITY. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Lender Affiliates' directors,



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officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder;
(f) subject to an agreement containing provisions substantially the same as those of this Section 11.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations; (g) with the consent of Borrower; or (h) to the extent such Information (i) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section 11.12, or
(ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than Borrower or any Subsidiary. For the purposes of this Section 11.12, "INFORMATION" shall mean all information received from Borrower or any Subsidiary on a confidential basis relating to Borrower or any Subsidiary or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Borrower or any Subsidiary. Any person required to maintain the confidentiality of Information as provided in this Section 11.12 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.

        SECTION 11.13. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 11.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

        SECTION 11.14. OBLIGATIONS CONDITIONAL ON MAKING OF INITIAL LOANS. Notwithstanding anything herein to the contrary, Borrower has no obligation or liability arising under this Agreement until the date on which the initial Loans are made under this Agreement.

                            [signature pages follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        HERBALIFE INTERNATIONAL, INC., a Nevada
                                        corporation, as Borrower


                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                        WH HOLDINGS (CAYMAN ISLANDS) LTD., a
                                        Cayman Islands corporation, as a
                                        Guarantor


                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                        WH INTERMEDIATE HOLDINGS LTD., a Cayman
                                        Islands corporation, as a Guarantor


                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                        WH LUXEMBOURG CM S.a.R.L., a Luxembourg
                                        corporation, as a Guarantor


                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                        WH LUXEMBOURG HOLDINGS S.a.R.L., a
                                        Luxembourg corporation, as a Guarantor


                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                        WH LUXEMBOURG INTERMEDIATE HOLDINGS
                                        S.a.R.L., a Luxembourg corporation, as a Guarantor


                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                        HERBALIFE INTERNATIONAL OF AMERICA,
                                        INC., a California corporation, as a
                                        Guarantor


                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                        HERBALIFE INTERNATIONAL OF EUROPE, INC., a California corporation, as a Guarantor


                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                        HERBALIFE INTERNATIONAL COMMUNICATIONS,
                                        INC., a California corporation, as a
                                        Guarantor


                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                        HERBALIFE INTERNATIONAL DISTRIBUTION,
                                        INC., a California corporation, as a
                                        Guarantor

                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                        HERBALIFE TAIWAN, INC., a California
                                        corporation, as a Guarantor


                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                        HERBALIFE INTERNATIONAL (THAILAND),
                                        LTD., a California corporation, as a
                                        Guarantor

                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                        HERBALIFE CHINA, LLC, a Delaware limited liability company, as a Guarantor


                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                        HERBALIFE INTERNATIONAL DO BRASIL LTDA., a corporation dually incorporated in Brazil and Delaware, as a Guarantor

                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                        HERBALIFE OF JAPAN K.K., a corporation
                                        dually incorporated in Japan and
                                        Delaware, as a Guarantor

                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                        HERBALIFE INTERNATIONAL FINLAND OY, a
                                        Finnish corporation, as a Guarantor


                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                        HERBALIFE INTERNATIONAL OF ISRAEL (1990)
                                        LTD., an Israeli corporation, as a
                                        Guarantor


                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                        HERBALIFE SWEDEN AKTIEBOLAG, a Swedish
                                        corporation, as a Guarantor


                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                        UBS AG, STAMFORD BRANCH, as
                                        Administrative Agent, Collateral Agent,
                                        Issuing Bank, and a Lender


                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                        UBS WARBURG LLC, as Arranger


                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                        RABOBANK INTERNATIONAL, as Documentation
                                        Agent


                                        By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                        GENERAL ELECTRIC CAPITAL CORPORATION
                                        (Merchant Banking Group), as Syndication
                                        Agent


                                        By: /s/
                                            ------------------------------------
                                            Name:  Matthew Colucci
                                            Title: Its Authorized Signatory

                                                                         ANNEX I

                               AMORTIZATION TABLE

                            DATE                  TERM LOAN AMOUNT
                            ----                  ----------------

                     September 30, 2002                $5,000,000
                      December 31, 2002                $7,500,000
                       March 31, 2003                  $7,500,000
                        June 30, 2003                  $7,500,000
                     September 30, 2003                $7,500,000
                      December 31, 2003                $7,500,000
                       March 31, 2004                  $7,500,000
                        June 30, 2004                  $7,500,000
                     September 30, 2004                $7,500,000
                      December 31, 2004                $7,500,000
                       March 31, 2005                  $7,500,000
                        June 30, 2005                  $7,500,000
                     September 30, 2005                $7,500,000
                      December 31, 2005                $7,500,000
                       March 31, 2006                  $7,500,000
                        June 30, 2006                  $7,500,000
                     September 30, 2006                $7,500,000
                      December 31, 2006                $7,500,000
                       March 31, 2007                  $7,500,000
                        June 30, 2007                  $7,500,000
                     September 30, 2007                $7,500,000
                      December 31, 2007                $7,500,000
                       March 31, 2008                  $7,500,000
                        June 30, 2008                 $10,000,000
                                                     $180,000,000

                                                                        ANNEX II

                                     LENDERS AND COMMITMENTS

                                    TERM LOAN           REVOLVING
            LENDER                  COMMITMENT          COMMITMENT            TOTALS
            ------               ---------------      --------------     ---------------

UBS AG, Stamford Branch          $180,000,000.00      $25,000,000.00     $205,000,000.00
Banking Product Services
677 Washington Boulevard
Stamford, Connecticut  06901
Attention:  Lynne Alfarone,
Associate Director
Phone:  (203) 719-4308
Telecopy No.:  (203) 719-3888
                                 ---------------      --------------     ---------------
                       Totals:   $180,000,000.00      $25,000,000.00     $205,000,000.00
                                 ===============      ==============     ===============

                                                                       ANNEX III

                               CONSOLIDATED EBITDA

                     LAST TWELVE MONTHS ENDED MARCH 31, 2002

                                                                        QUARTER ENDED
                                                      ------------------------------------------------    LTM ENDED
                                                       6/30/01      9/30/01     12/31/01      3/31/02      3/31/02
                                                      ---------    ---------    ---------    ---------    ---------

Net Income                                            $  10,044    $  14,026    $   9,957    $  19,913    $  53,940

EBITDA Adjustments:
  Interest Income, net                                   (1,909)        (664)        (353)        (575)      (3,501)
  Income Taxes                                            6,794        9,443        6,788       13,369       36,394
  Depreciation and Amortization                           4,332        4,652        4,996        4,909       18,889
  Minority Interest in Earnings of Herbalife                146          138          226          140          650
                                                      ---------    ---------    ---------    ---------    ---------
EBITDA                                                   19,407       27,595       21,614       37,756      106,372

Non-recurring Items:
  Severance and Other Employee-Related Expenses   (a)     1,047        2,082        6,691          973       10,793
  Product Costs under Previous Supply Agreements  (b)     2,251          630           --           --        2,881
  Other                                           (c)       286           64          308           64          722
                                                      ---------    ---------    ---------    ---------    ---------

Adjusted EBITDA                                       $  22,991    $  30,371    $  28,613    $  38,793    $ 120,768
                                                      =========    =========    =========    =========    =========


(a) Severance costs related to changes in senior management and replacement of certain key executives at lower salary levels.

(b) Product cost savings resulting from expiration of long-term contract with primary supplier.

(c) Nonrecurring legal and professional fees and donated services.

NOTE THAT THE ABOVE SCHEDULE EXCLUDES ESTIMATED FEES RELATED TO THE MERGER AND THE OTHER TRANSACTIONS, INCLUDING LEGAL FEES, PROFESSIONAL SERVICES FEES, FINANCIAL ADVISORY FEES, FEES RELATED TO THE FAIRNESS OPINIONS OBTAINED, PRINTING FEES, AND RELATED ITEMS. SUCH ITEMS ARE CONSIDERED TO BE NONRECURRING AND WOULD BE ADDED BACK IN THE CALCULATION OF CONSOLIDATED EBITDA.


                                     III-1

                                                                        ANNEX IV


     LIMITATIONS ON GUARANTEES AND INDEMNITIES UNDER APPLICABLE FOREIGN LAWS

LIMITATIONS ON THE GUARANTEE OF HERBALIFE INTERNATIONAL OF ISRAEL (1990) LTD. ("HERBALIFE ISRAEL")

1. Herbalife Israel's guarantee under the Agreement together with all Herbalife Israel's obligations and undertakings under and in connection with the Agreement shall be in an unlimited amount, subject to the provisions of any applicable Israeli law.

2. Any and all payments by or on account of any obligation of Herbalife Israel under any of the Loan Documents shall be subject to withholding tax at source as required under applicable Israeli law, unless an appropriate exemption of such deduction has been obtained. Any amounts withheld at source shall be treated as if paid on account of such obligations.

3. Notwithstanding the provisions of Agreement, the Indebtedness of Herbalife Israel now and hereafter held by Herbalife Israel shall be subordinated in right of payment in full in cash to the Guaranteed Obligations, except if
      (i) applicable Israeli law provides otherwise; or (ii) if any prior third party has not agreed to such subordination.

4. The provision of Section 7.05 of the Agreement shall apply subject to applicable Israeli law.

LIMITATIONS ON THE GUARANTEE OF HERBALIFE SWEDEN AKTIEBOLAG ("HERBALIFE SWEDEN")

1. The obligations of Herbalife Sweden under the Credit Agreement shall be limited if (and only if) required by an application of the provisions of the Swedish Companies Act (Sw: aktiebolagslagen) (1975:1385) in force from time to time regulating the purpose of a company's business, prohibited loans and guarantees and distribution of assets (including profits/dividends) and it is understood that the liability of Herbalife Sweden under this Credit Agreement only applies to the extent permitted by the above mentioned provisions of the Swedish Companies Act.

LIMITATIONS ON THE GUARANTEE OF HERBALIFE INTERNATIONAL OF FINLAND OY

1. Under Chapter 12, Section 7 Subsection 1 of the Finish Companies Act, the Guarantee is limited to the amount of retained earnings.

LIMITATIONS ON THE GUARANTEE HERBALIFE INTERNATIONAL DO BRASIL LTDA.

1. Central bank approval is necessary if cash has to be sent out of Brazil for the Guarantee.

LIMITATIONS ON THE GUARANTEE HERBALIFE INTERNATIONAL (THAILAND) LTD.

1. Under the Exchange Control Law, to collect on the Guarantee the beneficiary must receive approval from the Bank of Thailand to remit money.


                                      IV-1